As filed with the Securities and Exchange Commission on April 15, 2005

                                Registration No.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              Amendment Number 4 to
                                   FORM SB-2/A


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           Amstar International, Inc.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

        Nevada                        6162                     20-1385868
   ---------------             -----------------            ----------------
   (State or other             (Primary Standard            (I.R.S. Employer
   Jurisdiction of         Industrial Classification         Identification
   Incorporation or               Code Number)                  Number)
    Organization)

                           10851 Scarsdale Boulevard,
                                    Suite 800
                                Houston, TX 77089
                                 (281) 481-9040
          ------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                          -----------------------------

                             Howard M. Wayland, Jr.,
                                    President
                           Amstar International, Inc.
                      10851 Scarsdale Boulevard, Suite 800
                                Houston, TX 77089
                                 (281) 481-9040
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   ----------

                                   Copies to:

      William R. Wayland, Esq.                       Charles W. Barkley
     10851 Scarsdale Boulevard,                        Attorney at Law
             Suite 800                          6201 Fairview Road, Suite 200
         Houston, TX 77089                           Charlotte, NC 28210
           (281) 481-9040                            (704) 944-3173

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o


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

CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities to be Registered     Amount to be            Proposed             Proposed          Amount of
                                                        Registered             Maximum               Maximum        Registration
                                                                            Offering Price          Aggregate            Fee
                                                                           Per Security (1)      Offering Price
--------------------------------------------------------------------------------------------------------------------------------
Selling Shareholders(2)                                     499,950              $1.25             $623.937.50       $79.05
--------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                                $79.05
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee for the shares of the selling security holders. The registration fee for the shares of the selling security holders is based upon a value of $1.25.


(2) The selling security holders are offering 499,950 of the shares, which we are registering. These shares will be sold at $1.25 unless and until the shares are traded and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices.



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

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

             --The rest of this page is intentionally left blank--


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

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED ______, 2005

                             PRELIMINARY PROSPECTUS
                           AMSTAR INTERNATIONAL, INC.
                              A Nevada Corporation


                499,950 Shares of Common Stock at $1.25 per share

Selling security holders of Amstar International, Inc. are offering 499,950 shares at a selling price of $1.25 per share until a market for the shares is established and thereafter at prevailing market prices. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices. Howard Wayland, our Chairman and CEO, is offering 49,950 shares and Q4i is offering 150,000 shares. In addition, our consultant Donald R. Monroe is offering 200,000 shares and our special legal counsel Charles W. Barkley is offering 100,000 shares of our common stock for sale. This offering will commence upon the effective date and continue for sixty (60) days, unless terminated sooner.


None of the proceeds of this offering will go to the Company. All selling shareholders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters. An arbitrary determination of the offering price increase the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to our common stock and more than an independent appraisal value us

We have no affiliation or shared history with any other public company including Amstar Corporation and/or Amstar Financial Services.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our stock is not listed on any trading market and we have not begun to take steps to make the shares available for trading. If we are unable to obtain a market maker, we expect our securities to trade over the counter on the Pink Sheets after the conclusion of this offering. From that point, the securities will trade at market prices.


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

TABLE OF CONTENTS
Prospectus Information                                                      Page

      Front Cover Page of Prospectus                                           4
      Summary Information                                                      6
      Risk Factors                                                             9
      Use of Proceeds                                                         13
      Determination of Offering Price                                         13
      Dilution                                                                13
      S elling Security Holders                                               14
      Plan of Distribution                                                    15
      Legal Proceedings                                                       17
      Directors, Executive Officers, Promoters and Control Persons            18
      Security Ownership of Certain Beneficial Owners and Management          19
      Description of Securities                                               20
      Interest of Experts and Counsel                                         22
      Disclosure of Commission Position on Indemnification
      for Securities Act Liabilities                                          22
      Organization Within Last Five Years                                     22
      Description of Business                                                 24
      Reports to Securities Holders                                           41
      Management's Discussion and Analysis or Plan of Operation               41
      Description of Property                                                 48
      Certain Relationships and Related Transactions                          48
      Market for Common Equity and Related Stockholder Matters                49
      Executive Compensation                                                  50
      Financial Statements                                                    54
      Changes in and Disagreements with Accountants on Accounting
         and Financial Disclosure                                             60

(The remainder of this page purposely left blank.)


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

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This offering is limited to sale of securities and seeking offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the units.

Until ________________, 2005 (60 days after the commencement of this offering), all dealers that buy, sell or trade the securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

The following is a summary of information regarding this offering. The Prospectus should be read in its entirety, as important information can be found throughout the Prospectus.

PROSPECTUS SUMMARY

SUMMARY OF THE OFFERING

Our Company

We formed a Nevada corporation on July 6, 2004 as Amstar International, Inc. for the purpose of re-domiciling the Company to the State of Nevada. We operate through our wholly owned subsidiary, Amstar Mortgage Corporation, a Texas corporation that was formed on October 10, 2002. On August 10, 2004, Howard Wayland, who then held all outstanding shares of Amstar Mortgage Corporation, exchanged all of those shares for 12,500,000 shares of Amstar International, Inc. This effectively made Amstar Mortgage Corporation a wholly owned subsidiary of Amstar International, Inc. All of our operations are conducted through our subsidiary, Amstar Mortgage Corporation.


We are a mortgage broker/banker company primarily engaged in the business of originating and selling mortgage loans secured by one to four family residences. We operate through a network of affiliated branches, sometimes called "net branches," that consist of independently managed retail mortgage branches. During the fiscal year ended September 30, 2004, we brokered 5,510 home mortgage loans, the aggregate value of which was $706,860,554. $655,466,624 were conventional loans. We had net income in the year ending, September 30, 2004 in the amount of $19435. Approximately 40% of our loans for 2003 were subprime, niche or similar type loans. Niche products typically involve specialized products such as interest only loans or loans to customers with good credit but low documentation. These loans typically do not meet the documentation requirements of the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC). For fiscal year 2004, approximately 53% of our loans were in subprime/niche category.


Amstar loans may be either "brokered in" or "brokered out". "Brokered out" loans generally are solicited by Amstar branch offices from consumers in the local community and submitted to wholesale mortgage lenders. Loans that are "brokered in" are closed and funded by Amstar's Mortgage Banking Department. Both types of loans are discussed more fully under the heading "Business."

The Company operated out of cash flow to date except for the private placement and its lines of credit. Certain extraordinary, non-recurring expenses were incurred in the last quarter of fiscal 2004. Those expenses included (1) legal and accounting expenses incurred in connection with this registration; (2) software, training and other start-up expenses necessary to manage greatly expanded payroll and Human Resources functions for hundreds of employees that were previously leased from the Company's former professional employer's organization; (3) expenses related to establishing the Company's Wholesale Banking Department; (4) expenses related to the implementation of a new accounting and financial management software system; and (5) expenses related to the implementation of a new mortgage processing and management software system.


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

As a fundamental part of our business and financing strategy, we sell our loans to third party investors in the secondary market. We maximize opportunities in our loan disposition transactions by selling the loans we make through whole loan sales, Depending on market conditions, profitability and cash flows, these loans are sold individually, or more recently, in bulk transactions.

Amstar International, Inc. is a Nevada corporation incorporated in 2004. Amstar's principal executive office is located at 10851 Scarsdale Boulevard, Suite 800, Houston, Texas 77089. Our telephone number is (281) 481-9040. Our primary website is www.amstarmtg.com. The information on or that can be accessed through our website is not a part of this prospectus.


On or about June 7, 2004, we entered into a strategic alliance with Peoplesway.com, Inc., ("Peoplesway"), a Nevada Corporation. Peoplesway represents that it maintains a proprietary web site at www.peoplesway.com, for the sales of three cosmetics and health supplements, which are sold through approximately 4,000 independent contractors. As part of our agreement, Peoplesway will offer our mortgage broker services to its independent contractors at a preferential rate.


Subject to compliance with Real Estate Settlement Procedures Act (RESPA) and other applicable laws and regulations, the Peoplesway independent contractors may market Amstar mortgage loans to unrelated retail customers but may be prohibited from marketing Amstar mortgage loans for compensation. Even without compensation, the link to the Amstar website will be added to the website of each of the approximately 4,000 Peoplesway contractors. Donald R. Monroe, our management consultant, is also the Chairman of Peoplesway.com, Inc.

All selling shareholders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters.

If we are unable to obtain a market maker, we expect our securities to trade over the counter on the Pink Sheets after the conclusion of this offering. The securities will thereafter trade at market prices.

RISK FACTORS:

This offering involves a high degree of risk, and should be considered only by persons who can withstand the entire loss of their investment. Please review the Risk Factors section carefully.


SHARES OF COMMON STOCK OUTSTANDING
AS OF THE DATE OF THIS PROSPECTUS:               13,500,000 shares

SHARES OF COMMON STOCK OUTSTANDING
AFTER OFFERING                                   13,500,000 shares


TERMS OF THE OFFERING


As of April 12, 2005, we had 13,500,000 shares of our common stock outstanding, of which 12,500,000 are owned by our Chairman and CEO, Howard M. Wayland, Jr. This offering is comprised of a registered securities offering of 499,950 shares offered by selling security holders, including 49,950 held by Mr. Howard Wayland all of whom will sell their shares at $1.25 until such time as a market develops for the shares and thereafter at prevailing market prices. The offering will commence upon the effective date of this prospectus,, and any



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

remaining unpurchased shares will be traded thereafter at prevailing market prices. No fractional shares will be distributed. All selling shareholders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters.

Securities offered:     49,950 shares of our common stock offered by Howard M.
                        Wayland, Jr., our Chairman and CEO 150,000 shares offered by Q4i, 200,000 shares offered by our management consultant Donald R. Monroe and 100,000 shares by our special legal counsel Charles W. Barkley

We have agreed to pay all estimated expenses of registering the securities. Although we will pay all offering expenses, we will not receive any proceeds from the sale of the securities.

USE OF PROCEEDS:        The company will not receive any proceeds from the sale
                        of the securities in this offering.

PLAN OF DISTRIBUTION:   There is no commitment by anyone to purchase any
                        securities. We do not presently plan to qualify the offering in any states,. Instead, we have filed certain information in Mergent, a recognized securities manual and will rely on exemptions provided by such exemptions.

FINANCIAL SUMMARY INFORMATION

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information that is contained in this prospectus, including the financial statements and their explanatory notes.


Statements of Operations                 For the year          For the year
                                             ended                ended
                                         September 30,         September 30,
                                              2003                 2004
Revenues                                  $ 6,396,052           27,563,915
Origination Expenses                      $   225,135            3,108,755
Gross Profit                              $ 6,170,917           24,455,160
Employee Compensation and Benefits        $ 2,656,773            9,662,938
General & Administrative Expenses         $ 3,472,712           14,741,742
Operating Income                          $    41,432               50,480
Other Income                              $    10,510               17,252
Interest Expense                          $    (1,751)             (29,467)
Net income (Before Income Taxes)          $    50,191               38,265
Income Tax Expense                        $    (7,013)             (18,830)
Net Income                                $    43,178               19,435
Net income (loss) per common share        $       .00                  .00


Balance Sheet                                As of                  As of
                                      September 30, 2003     September 30, 2004
Available Cash                            $   240,337            1,274,553
Other Current Assets                      $    80,317              313,496
Total Current Assets                      $   320,654            1,588,049
Fixed Assets                              $   411,534              601,757
Total Assets                              $   736,938            2,196,606
Current Liabilities                       $   224,034            1,515,987
Non-Current Liabilities                   $   231,323              305,603
Total Liabilities                         $   455,357            1,821,590
Stockholders Equity (deficiency)          $   281,581              375,016
Stockholders Equity and Liabilities       $   736,938            2,196,606


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

                                  RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors described below, together with all of the other information in this prospectus, before making an investment decision. If a market develops, the trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment.

                          RISKS RELATED TO OUR BUSINESS

WE MAY NOT HAVE ADEQUATE CASH TO FUND OUR OPERATIONS.


Our business operations require continued access to adequate cash to fund, purchase and make mortgage loans, to pay interest on, and repay, our debts and to pay general and administrative expenses. While the Company does not securitize loans or accept risk on non-performance after the first few months, our vendors require certain levels of capitalization to obtain competitive pricing and execution. An equity shortage, among other things, could reduce the availability of warehouse credit lines to finance first mortgage loans, home equity loans and high loan-to-value loans prior to their sale. We currently have one warehouse line totaling $5 Million and we have been approved for a second line with a second lender for $10 million, which line of credit has not yet been activated. Currently we use our Warehouse Lines to fund, purchase and make mortgage loans before we sell them. If we successfully increase loan production, we will need increasingly larger amounts of cash for our operations. We may also need additional financing to complete subsequent phases of our business plan. Additional financing will likely cause dilution to our stockholders and could involve the issuance of securities with rights senior to the outstanding shares. There is no assurance that such funds will be sufficient, that the financing will be available on terms acceptable to us. Any inability to raise necessary capital will have a material adverse effect on our ability to meet our projections, deadlines and goals and will have a material adverse effect on our revenues and net income.


OUR LACK OF OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS DIFFICULT.


We were formed in 2002 and have completed only two fiscal years under our direction. We are at an early stage of development and there is no meaningful historical financial or other information available upon which you can base your evaluation of our business and prospects. From our inception to September 30, 2004, we have had $33,959,967 in revenue and a net income of $62,613. Our total stockholders' equity as of September 30, 2004 amounted to $375,016. In addition, our early stage of development means that we may have less insight into how market and technology trends may affect our business. If we are not able to develop our business, we will not be able to achieve our goals and could suffer economic loss or collapse, in which case you may lose your entire investment.


WE MAY NOT HAVE SUFFICIENT ADMINISTRATIVE RESOURCES TO MANAGE OUR GROWTH


Our growth has occurred and will likely continue to occur through the addition of "affiliated branch" offices. Each branch manager retains a high degree of responsibility for the profitability of each affiliated branch office, subject to the policies and oversight of the corporate office. Each affiliated branch requires administrative support, such as bookkeeping, payroll, human resources, compliance, and employee benefits. The administrative support employees work at both the branch and main offices. Administration, investor relations, information technology, quality control, underwriting, human resources and accounting services are handled through the corporate offices. Sales, sales management and loan processing are handled at the branch level. Underwriting is handled by the corporate offices for loans funded by Amstar's own Mortgage Banking Department. To date, we have attempted to assimilate these offices while limiting the addition of corporate office personnel. Historically, most of the affiliated branch employees had been "leased" through a third party "Professional Employer's Organization" ("PEO") that managed many of these functions. The PEO contract was terminated at the end of the fiscal year, September 30, 2004. The Company has now assumed all personnel functions to reduce related expenses and improve Company controls. As of October 1, 2004, all employees became direct employees of the Company. In order to assume responsibilities related to payroll and benefits, the Company has invested in additional systems and skilled personnel. Nevertheless, legal and/or regulatory liabilities could arise from failure to manage these functions properly. We will likely add additional skilled personnel to handle these responsibilities. Currently, our affiliated branch manager agreements permit either party to terminate the arrangement without cause. If we fail to provide adequate administrative support, affiliated branches could terminate and our business would likely suffer as a result. In addition, there are legal and/or regulatory liabilities that could arise from failure to manage these administrative support functions properly. The Company maintains standard errors and omissions and employer liability insurance coverage against a limited number of risks related to employees and benefit management.


AN INTERRUPTION OR REDUCTION IN THE WHOLE LOAN MARKET WOULD HURT OUR FINANCIAL PERFORMANCE.

In order for us to continue our mortgage loan origination and purchase operations, we must be able to sell the mortgage loans we make in the whole loan markets. We use the cash proceeds from these sales to pay down our warehouse lines of credit and repurchase facilities and make new mortgage loans. The value of our mortgage loans depends on a number of factors, including general economic conditions, interest rates and governmental regulations. In addition, we rely on institutional purchasers, such as investment banks, financial institutions and other mortgage lenders, to purchase our mortgage loans in the whole loan market. We cannot be sure that the purchasers will be willing to purchase mortgage loans on satisfactory terms or that the market for such loans will continue. Adverse changes in the whole loan


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

markets may adversely affect our ability to sell our mortgage loans for acceptable prices within a reasonable period of time, which would hurt our earnings.

IF WE ARE UNABLE TO SELL A SIGNIFICANT PORTION OF OUR MORTGAGE LOANS ON AT LEAST A QUARTERLY BASIS, OUR EARNINGS WOULD DECREASE.

We earn income on our mortgage loans when they are sold. Our strategy is to sell all of the mortgage loans we make at least quarterly. However, market and other considerations could affect the timing of the sale of our mortgage loans. If we are not able to sell all of the mortgage loans that we make during the quarter in which the loans are made, we would likely not be profitable for that quarter.

CHANGES IN THE VOLUME AND COST OF OUR BROKER LOANS MAY DECREASE OUR LOAN PRODUCTION AND DECREASE OUR EARNINGS.


We depend on our "retail branch" system for most of our mortgage loans. Our earnings and financial condition could be hurt by a decrease in the volume or an increase in the cost of the loans that we fund through our Mortgage Banking Department. A decrease in volume or an increase in the cost of our self-funded loans could result from the competition from our own contracted lenders and purchasers of loans. Amstar branch managers are not obligated by contract or otherwise to do business with the Amstar Mortgage Banking Department. Branch managers may chose from many lenders for each prospective borrower. Even though Amstar contracts with these lenders, we also compete with the same lenders for the brokers' business on pricing, service, loan fees, costs and other factors.


WE MAY BE REQUIRED TO REPURCHASE MORTGAGE LOANS OR INDEMNIFY INVESTORS IF WE BREACH REPRESENTATIONS AND WARRANTIES OR IF THE BORROWER DEFAULTS, WHICH WOULD HURT OUR EARNINGS.

We make representations and warranties to the purchasers of our mortgage loans regarding compliance with laws, regulations and program standards and the accuracy of information. We are required under agreements governing our whole loan sales to repurchase or replace mortgage loans which do not conform to the representations and warranties we make at the time of sale. We generally receive similar representations and warranties from our loan sources. If these representations and warranties are breached, we would be subject to the risk that a loan source will not have the financial capacity to repurchase loans. We would also be subject to a risk that the loan source will not otherwise respond to our demands. We could then become liable for damages or be required to repurchase a loan if there has been a breach of these representations or warranties. In addition, we may be obligated, in certain whole loan sales, to buy back mortgage loans if the borrower defaults on the first payment of principal and interest due. Such repurchase obligations could hurt our earnings and have a material adverse effect on our financial position.


IF OUR RETAIL BRANCHING MODEL IS FOUND TO VIOLATE HUD RULES, OUR GROWTH AND OPERATIONS WOULD SUFFER.

While HUD rules prohibit sales of franchised mortgage broker offices, a relatively new set of HUD guidelines permits retail branch operations under strict conditions. The rules permit a profit sharing relationship between the branch manager and the Company so long as we pay all branch operating expenses. Those expenses include the compensation of all employees of its main and branch offices, office rent, and other similar expenses. Our growth and operations are directly tied to our retail branch model. This provides high levels of compensation to successful branch managers. We believe that our retail branching model complies with all HUD rules. Any ruling that our retail branch model violates current or future HUD rules would have a serious adverse effect on our continued growth and perhaps our operations as well. Amstar also believes that it complies with laws in every state regarding its compensation method to the branch manager; however there may be unforeseen changes by states regarding our retail branch compensation plan that could prohibit Amstar from continuing this compensation method. Additionally, states where Amstar is not located presently may not allow this type of compensation method limiting our ability to produce loans within that given state. A more detailed discussion of the regulatory requirements appears elsewhere in this prospectus under the heading "Regulation."


OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.


Currently, our principal stockholder, Howard M.Wayland, Jr., owns 92.6% of our common stock. After this offering and assuming sale of all securities offered, Mr. Wayland will control 12,450,050 shares, which equals 92.2% of the total shares. As a result, he will have control over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, he will be able to elect all of the members of our Board of Directors, which will allow him to control our affairs and management. He will also be able to effect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, he will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect changes in how we conduct our business.

OUR TRADE NAMES AND INTELLECTUAL PROPERTY ARE NOT PROTECTED.

We currently have no trademarks or similar protections for our trade names, trade dress, trade secrets or intellectual property that would preclude or inhibit competitors from entering our market. Further, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and still evolving. We cannot assure that our business activities will not infringe the proprietary rights of others or that such other parties will not assert infringement claims against us. Any claims or resultant litigation could subject us to significant liability for damages and could result in invalidation of our property rights and, even if not meritorious, could be time consuming and expensive to defend and could result in the diversion of management time and attention. Any of these events could impact our business, causing additional cost to protect our intellectual property or to defend against claims.

OUR FUTURE SUCCESS IS DEPENDENT ON OUR KEY EMPLOYEES AND OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL IN THE FUTURE.

Our success depends on the continuing efforts and abilities of Howard M. Wayland, Jr., our President and Chief Executive Officer. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel, could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.


Mr. Howard Wayland, Jr. was previously affiliated with another mortgage broker company, Country Home Mortgage ("CHM"), an Arkansas corporation, from 1994 to 2002. Various claims were filed against CHM after it ceased operations, which were not defended by CHM. 3 default judgments in the amounts of $161,435,, $555,609, and $378,208 resulted. In addition, there were another 17 small judgments entered against CHM totaling approximately $38,000. The Company has not been named in any CHM-related lawsuit. Mr. Wayland was named as a third-party defendant in one other lawsuit. That action was voluntarily dismissed by the third-party plaintiff prior to service of process. These actions are more fully detailed in the section entitled "Organization Within Last Five Years."


                  RISKS RELATED TO INVESTMENT IN OUR SECURITIES

OUR STOCK IS NOT LISTED ON ANY TRADING MARKET AND WE HAVE NOT BEGUN TO TAKE STEPS TO MAKE THE SHARES AVAILABLE FOR TRADING

We have not yet made any arrangements to have a broker make a market in any of our securities. There is presently no public trading market for any of our securities, and we can provide no assurance that an active market will develop or be sustained. If we are unable to obtain a market maker, we expect our securities to trade over the counter on the Pink Sheets after the conclusion of this offering. The securities will trade at market prices in that event. If arrangements cannot be made for a broker to make a market in our securities, or if an active public trading market does not develop or is not sustained, it may be difficult or impossible for you to resell your securities at any price. Even if a public market does develop, the market price could decline below the amount you paid for your securities.

THE PRICE ASSIGNED TO THE SECURITIES MAY NOT REFLECT THE MARKET VALUE AND THERE MAY NOT BE A LIQUID MARKET TO SELL YOUR SECURITIES.

The price assigned to our stock is not necessarily related to our assets, book value or net worth or any other established criteria of our value, and may not represent the fair value. In addition, we cannot assure you that the market price of our Common Stock will not decline.

We cannot assure you that the shares of common stock will trade at prices equal or greater price of the shares being included in this offering.

WE DO NOT INTEND TO SEEK QUALIFICATION FOR THE SECURITIES AND MAY BE UNABLE TO OBTAIN QUALIFICATION IN ANY EVENT. IF EXEMPTIONS ARE UNAVAILABLE, YOU MAY BE UNABLE TO RESELL YOUR SECURITIES.

We do not intend to seek qualification for sale of the securities in any states. Instead, we have filed certain information in Mergent, a recognized securities manual and will rely on exemptions provided by such qualification and otherwise. To sell the securities in the public market, the securities must be qualified for sale or exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to rely on exemptions from state securities registration requirements insofar as is practicable, but exemptions may not be available in all states. Further, if we seek qualification there is no assurance that the states will approve. We may or may not apply for qualification in particular jurisdictions and make no representations or undertakings to effect "blue sky" clearance for any particular state. Selling securities holders must contact the Company or their own counsel to determine if sales are permitted in any given jurisdiction. Should we not obtain exemptions or qualification in these states, you will be unable to resell your shares in those states.

BECAUSE OUR STOCK IS CONSIDERED A PENNY STOCK ANY INVESTMENT IN OUR STOCK IS CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY.

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934. Penny stocks are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These rules impose restrictions on the marketability of the common stock and may affect its market value.


Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.


FUTURE SALES OR THE POTENTIAL FOR FUTURE SALES OF SHARES OF OUR COMMON STOCK MAY CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE AND COULD IMPAIR OUR ABILITY TO RAISE CAPITAL THROUGH SUBSEQUENT EQUITY OFFERINGS.


Sales of a substantial number of shares of our common stock or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common stock or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities. After this offering, we will have 13,500,000 shares of our common stock outstanding. The 499,950 shares sold in this offering will be freely tradable without restriction or further registration under the federal securities laws unless purchased by our affiliates.


FUTURE SALES OF OUR COMMON STOCK COULD PUT DOWNWARD SELLING PRESSURE ON OUR SHARES, AND ADVERSELY AFFECT THE STOCK PRICE. THERE IS A RISK THAT THIS DOWNWARD PRESSURE MAY MAKE IT IMPOSSIBLE FOR AN INVESTOR TO SELL HIS SHARES AT ANY REASONABLE PRICE.

By the filing of this registration statement, we are attempting to register 499,950 shares of our common stock, including 49,950 held by Howard M. Wayland, Jr., our Chairman and CEO. Q4i is offering 150,000 shares of our common stock for sale. In addition, our consultant Donald R. Monroe is offering 200,000 shares and our special legal counsel Charles W. Barkley is offering 100,000 shares of our common stock for sale. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable, prospective purchasers will be able to purchase our common stock in the open market. Our selling shareholders will be able to sell their shares on the open market.


In addition, because our principal stockholders will continue to own approximately 92.2% of our common stock they may dispose of a substantial percentage of their stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold, there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:


      o     Decrease the level of public interest in our common stock;

      o Inhibit buying activity that might otherwise help support the market price of our common stock; and Prevent possible upward price movements in our common stock.

An arbitrary determination of the offering price increases the risk that purchasers of the shares in the offering will pay more than the value the public market ultimately assigns to our common stock and more than an independent appraisal value of us.

AVAILABLE INFORMATION

We will become subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

We have filed with the Commission a Registration on Form SB-2 of which this Prospectus constitutes a part, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this Prospectus or any documents incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http:// www.sec.gov).

The offering price for the shares was arbitrarily determined. The offering price bears no relation to our assets, revenues, book value or other traditional criteria of value. Investors may be unable to resell their shares at or near the offering price, if they are able to resell the shares at all.

                                 USE OF PROCEEDS


We will not receive any proceeds from the sale of the securities by the selling security holders. We expect to incur offering expenses estimated at $88,550 for legal, accounting, printing and other costs in connection with the offering.


                         DETERMINATION OF OFFERING PRICE


The selling security holders will sell their shares at $1.25 per share unless and until the Company is traded, and thereafter at prevailing market prices. Prior to this offering, there has been no market for our shares. If the selling security holders sells to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices. The offering price of $1.25 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                                    DILUTION

The Company is not registering any shares in this registration statement. All shares are being registered by the selling security holders.


Dilution is the amount derived by subtracting from the offering price (per share) the net tangible book value (per share) after the offering. Net tangible book value per share is the amount obtained by subtracting from the tangible assets of the Company all liabilities and then dividing that amount by the number of shares outstanding. Prior to this offering, the net tangible book value of the Company's common stock was $0.028 at September 30, 2004, based on 13,500,000 shares outstanding. After the offering, there will be 13,500,000 shares outstanding. Assuming that all shares are sold in this offering, the net tangible book value at that time will be $0.074. Purchasers of shares of common stock will initially pay $1.25 per share, all of which will be paid to the selling shareholders, and will therefore suffer an immediate substantial dilution of $1.18.


The following chart shows the dilution upon sale of all shares being sold in this offering. These figures assume the resale of all common stock at $1.25 per share (and assuming no change in the existing book value of the outstanding shares).

Public Offering Price Per Share                                      $ 1.25


Net Tangible Book Value at September 30, 2003                        $0.021
Net Tangible Book Value at September 30, 2004                        $0.028


                                                                  13,500,000 SH
                                                                 Pre-Conversion
                                                                  Equity/ Share


BALANCE, SEPTEMBER 30, 2003
CUMULATIVE SHARES                                                     13,500,000
EQUITY                                                                   281,581
EQUITY/SHARE                                                         $     0.021
CUMULATIVE SHARES                                                     13,500,000
EQUITY                                                                   375,016
EQUITY/SHARE                                                         $     0.028
Exercise Price                                                       $      1.25
DILUTION                                                             $      1.18

                            SELLING SECURITY HOLDERS

The selling security holders named in the first table set forth below are selling the securities covered by this prospectus. The tables indicate that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the tables have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus. All selling security holders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters.

                       SELLING SECURITY HOLDERS TABLE (1)


                            Relationship                    Amount Owned      Amount To Be      Amount Owned        Percent Owned
     Name                    With Issuer                 Prior to Offering     Registered      After Offering      (before/after)
---------------------------------------------------------------------------------------------------------------------------------
Howard M. Wayland, Jr.    Chairman and CEO  (2)              12,500,000            49,950        12,450,050            92.6/92.2%

Q4i, Inc. (3)             None                                  150,000           150,000                 0     Less than 1.5%/0%

Donald R. Monroe          Management Consultant                 200,000           200,000                 0               1.5%/0%

Charles W. Barkley        Special Securities Counsel            100,000           100,000                 0                 1%/0%
                                                             ----------           -------        ----------            ---- ----
TOTALS                                                       12,950,000           499,950        12,450,050            95.9/92.2%
                                                             ----------           -------        ----------            ---- ----


(1)   Assumes that all registered securities will be sold .

(2) Mr. Howard Wayland was the sole shareholder of the company upon its re-domicile to Nevada.

(3) Q4i, Inc. is an affiliate of Blue Marble Financial, LLC, a broker dealer that is a member of the National Association of Securities Dealers. Q4i purchased the securities to be resold in the ordinary course of business, and at the time of the purchase, the selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Investment and voting control over the securities held by Q4i is vested in Richard Woods / CEO, 1925 W John Carpenter Frwy, Suite 550, Irving, TX 75063. Q4i may be deemed to be an underwriter.

We do not presently plan to qualify the offering in any states. Instead, we have filed certain information in Mergent, a qualified manual and will rely on exemptions provided by such qualification. To sell the securities in the public market, the securities must be qualified for sale or exemption from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to rely on exemptions from qualification, but exemptions may not be available in every state. Further, if we seek qualification there is no assurance that the states will approve. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares in those states.

                              PLAN OF DISTRIBUTION


Prior to this offering, there has been no public market for our securities. Our selling security holders are collectively offering 499,950 shares of our common stock, including 49,950 held by Howard M. Wayland, Jr., our Chairman and CEO and Q4i is offering 150,000 shares are offering shares of our common stock for sale. Investment and voting control over the securities held by Q4i is vested in Richard Woods / CEO, 1925 W John Carpenter Frwy, Suite 550, Irving, TX 75063. In addition, our consultant Donald R. Monroe is offering 200,000 shares and our special legal counsel Charles W. Barkley is offering 100,000 shares of our common stock for sale as selling security holders. The term "selling security holders" shall collectively refer to the persons listed as selling security holders unless clearly indicated otherwise.


All selling security holders are considered statutory underwriters and are liable for compliance with prospectus delivery requirements. In addition, statutory underwriters may have liability under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the selling security holders provide us with cash proceeds from their sales of the securities. Statutory underwriters may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.


The securities will trade at market prices. The sales price to the public is fixed at $1.25 per share unless and until the shares are traded. If the selling security holders sell to more than 25 persons, the Company will undertake efforts to have markets established for the trading of the securities. If such a market begins before all securities offered hereby are sold, then the remaining securities will be sold at market prices. At such time as the shares of our common stock become traded securities will trade at market prices. If we are unable to obtain a market maker, we expect our securities to trade over the counter on the Pink Sheets after the conclusion of this offering. If our common stock becomes traded, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders whose shares are being registered under this prospectus and registration statement may choose not to sell their shares.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.


The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.    Refrain from any stabilization activities in connection with our common
      Stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required; and

3. Refrain from bidding for or purchasing any of our securities or attempting to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Sales By Selling Security Holders

All selling shareholders are statutory underwriters and will be required to comply with all obligations imposed on statutory underwriters. Our selling security holders are offering 499,950 shares of our common stock. The selling security holders will sell their shares at $1.25 unless and until the shares are traded and thereafter at prevailing market prices. We will not receive any proceeds from the sale of the shares by the selling security holders. The securities offered by this prospectus may be sold by the selling security holders. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

In addition, the selling security holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person. Specifically, Regulation M prohibits an issuer, the selling security holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person's completion of participation in the distribution. The restrictive period will begin on the effective date of this offering. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods. Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We do not presently plan to qualify the offering in any states. Instead, we have filed certain information in Mergent, a recognized securities manual and will rely on exemptions provided by such qualification. We intend to rely on exemptions from state securities registrations requirements insofar as is practicable. We may or may not apply for qualification in particular jurisdictions and make no representations or undertakings to effect "blue sky" clearance for any particular state. Selling securities holders must contact the Company or their own counsel to determine if sales are permitted in any given jurisdiction.

Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling security holders we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the selling security holders.

With certain exceptions, Regulation M prohibits any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

                                LEGAL PROCEEDINGS


The Company recently made a one-time payment, in the approximate amount of $28,000, to 21 current and former employees in response to an investigation initiated by the U.S. Department of Labor ("DOL"). DOL did not allege or find any repeated or willful violation by the Company. The Company has been advised by counsel that it may seek restitution from its former employee leasing contractor whose error caused the underpayment.

One former employee of one branch office has threatened to file an action against the Company for commissions earned prior to the termination of the branch and all branch employees. Approximately $12,000 in dispute are now held in escrow by the Company. The Company has settled with another employee from the same funds, but has requested that the state regulating authority determine the propriety of certain commissions and the Company's own obligations with respect to the escrowed funds. In any case, Company management does not believe its liability, if any, will exceed the amount of such funds now held in escrow.

Another former employee has asserted a claim for unspecified damages based upon alleged sexual harassment at a branch office. The Company believes it has several valid defenses and will vigorously defend any suit if ultimately filed. Nevertheless, the Company is currently considering acceptance of an offer of mediation from the attorney of the former employee.

One individual recently made demand on the Company for $2,700 based upon a check for which a closed branch issued a stop payment order. If the Company can establish the basis of any consideration for the check, the same will be paid by the Company.

The Company recently received a demand for $2,000 for an alleged violation of the Telephone Consumer Protection Act ("TCPA"). The Company has investigated the complaint. The fax in question did not emanate from the Company nor a branch office, and was not authorized by the Company. Management believes the Company is not in violation of TCPA and will defend any action based upon the alleged violation.


In October 2003, a $1,874 judgment was entered against a Company branch office in a contested matter. The judgment was subsequently satisfied. In November 2004, a $975 judgment was entered against the Company without proper service of process or actual notice to the Company. The Company will not seek to overturn the judgment because of the amount involved. The Company also recently settled a claim for approximately $4,000 related to certain services. The Company may seek reimbursement from the responsible third parties.


We are not aware of any other pending or threatened legal proceedings against the Company, the ultimate resolution of which will have a material adverse effect on the Company's results of operations. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved with respect to the operations of the company. Our Chairman and CEO, Mr. Howard Wayland, Jr. had been named as a third-party defendant in a pending action pertaining to a prior mortgage broker company with which he was affiliated. The complaint against him has subsequently been dismissed prior to service of process. This action has been described in some detail in this prospectus, along with other issues regarding the prior company, under the heading "Organization Within Last Five Years."

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our Bylaws provide that we shall have that number of directors determined by the majority vote of the board of directors. Currently we have four directors. Each director will serve until our next annual shareholder meeting. Directors are elected for one-year terms. Our Board of Directors elects our officers at the regular annual meeting of the Board of Directors following the annual meeting of shareholders. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:


Name                         Age      Position
Howard M. Wayland, Jr.        46      Chairman and CEO; Chairman
11902 Susan Forest Lane
Houston, Texas 77089
(281) 481-9567
William R. Wayland, Jr.       54      Chief Financial Officer,
10851 Scarsdale Blvd.                 Secretary, Director
Suite 200
Houston, TX 77089
(281) 481-9567
W. Daniel Canessa             44      Senior Vice President - Mortgage Banking,
16423 Dawncrest Way                   Treasurer
Sugarland, Texas 77478
(972) 523-9584
Robert Burke Carter           37      Senior Vice President - Retail Branches,
11614 Sagevale Lane
Houston, Texas 77089
(281) 922-1405

Howard M. Wayland, Jr. has been President & CEO and Chairman of Amstar since its inception. Mr. Wayland founded and became CEO of Amstar Mortgage Corporation, our wholly owned subsidiary, in October 2002. Mr. Wayland began his career in the mortgage business in 1988, founding and serving as CEO of First Home Mortgage, Inc., which he sold in January 1994. In October 1994, Mr. Wayland founded Country Home Mortgage, Inc., an Arkansas corporation ("CHM"). He established origination facilities, affiliated branches, management systems, and networks for CHM. Mr. Wayland was affiliated with CHM from 1994 to 2002. Certain claims and lawsuits were filed against CHM after it ceased operations. 3 default judgments in the amounts of $161,435, $555,609, and $378,208 resulted. In addition, there are some 17 small judgments against CHM totaling approximately $38,000. The Company has not been named in any CHM lawsuit. Mr. Wayland was named previously as a third-party defendant in one lawsuit. The complaint against Mr. Wayland was dismissed prior to service of process. These actions are more fully detailed in the section entitled "Organization Within Last Five Years".


In 1992 Mr. Wayland was honored as business person of the week by The Houston Post. Mr. Wayland earned a Bachelor's of Science degree in geography from the University of Houston in 1981 and a Masters of Divinity from Southwestern Baptist Theological Seminary in 1999. He has been a guest speaker on KPRC, 950 AM in Houston and has been listed in "Who's Who of American Business Leaders" since 1990.


William R. Wayland, Jr. joined the Board of Directors in August, 2004. Mr. Wayland recently withdrew as a principal with the law firm of McKoon, Williams & Gold in Chattanooga, Tennessee to serve as full-time general counsel to the Company. Mr. Wayland served as vice president and general counsel of National Healthcare, Inc from 1982 through June 1985. Mr. Wayland founded Best American Healthcare, Inc. in September 1985 and served as its Chairman and CEO through August 1988. After returning to the private practice of law for three years from 1988 to 1991, where his practice focused on commercial real estate and healthcare matters, Mr. Wayland began his employment with Erlanger Medical Center, a teaching hospital in Chattanooga. In 1996, Mr. Wayland funded and later assumed control and management of The Wythorne Group, LLC, a company which audited managed care payments to hospitals and re-billed responsible third-party payers. Wythorne became the largest such company in Tennessee. Mr. Wayland is a graduate of Vanderbilt University School of Law and holds a Masters Degree in hospital administration from UAB.


W. Dan Canessa serves as the Senior Vice President, Director of Amstar. Mr. Canessa has been involved in the mortgage business since 1994. He was Senior Vice President of Manhattan Mortgage. From January 1994 to January 1997, he was Texas State Manager for MLSG. From March, 1997 until January, 2000, Mr. Canessa was Area Manager for Long Beach Mortgage. He became Texas State Manager for the Pinn Fund in January, 2000 where he remained until March, 2001. Mr. Canessa next served as Southwest Regional Manager for Saxon Mortgage where he was responsible for 15 western states. Mr. Canessa left Saxon in November 2002 to join New Century Mortgage where he remained until 10/03 when he joined the Company. Mr. Canessa attended Orange Coast College in Costa Mesa, CA and North Hampton College in Allentown, PA. He has been a guest speaker for the Texas Mortgage Broker's Association on numerous occasions.

Robert Burke Carter joined Amstar Mortgage Corporation in December of 2002 as Senior Vice President, Director. He had been a Loan Officer for Atlantic Mortgage from November, 2001 until joining the Company. He had worked as General Manager/Insurance Agent in charge of day-to-day operations with Town and Country Homes of Clinton/Craig Insurance Agency while working in conjunction with Atlantic Mortgage. From January 2001 until July 2003, Mr. Carter also served as Pastor of First Baptist Church of Leeton, Missouri. For eight years prior to that he was a Site Manager responsible for the care of elementary school children for the North Kansas City School District. Mr. Carter obtained a BS degree in Religious Education/Psychology from Southwest Baptist University and a Masters of Divinity from Midwestern Baptist Theological Seminary in 2001.

Board of Directors

Our Board of Directors consists of two members. Our board of directors has an audit committee and a compensation committee. The audit committee is responsible for reviewing the results and scope of audits and other services provided by our independent public accountants, and reviewing our system of internal accounting and financial controls. The audit committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures, as it deems necessary or desirable. Our audit committee will consist of one non-employee director yet to be named. We are presently searching for an independent director to serve on the audit committee. The compensation committee is authorized to make and review periodically recommendations regarding employee compensation, and to perform other duties regarding compensation for employees, as the board of directors may direct. We intend to select and maintain at least one independent director on our board of directors to review all material transactions with affiliates. All future transactions with affiliates will be approved by an independent, disinterested director and will be on terms no less favorable to us than those terms that can be obtained from unaffiliated third parties.

None of the members of the Board of Directors have been affiliates of any other public company for the past five years. Howard M. Wayland, Jr. and William R. Wayland, Jr. are first cousins.

Promoters.

Howard M. Wayland, Jr. may be considered the promoter of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following tables set forth certain information concerning the ownership of Amstar Common Stock as of August 16, 2004, with respect to: (i) each person known to Amstar to be the beneficial owner of more than five percent of Amstar' Common Stock, (ii) all directors; and (iii) directors and executive officers of Amstar as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of April 12, 2005, there were 13,500,000 shares of common stock outstanding.


Beneficial Owners of 5% or more of our Common Stock


                                    (2)
(1)                                 Name and Address of            Amount and Nature of         Percent of class
Title of Class                      Beneficial Owner(s)            Beneficial Ownership         Before/After Offering
--------------                      -------------------            --------------------         ---------------------
Common Stock                        Howard M. Wayland              12,500,000 (1)               92.6%/ 92.2%
($.001 par value)                   11902 Susan Forest Lane
                                    Houston, Texas 77089
                                    (281) 481-9567


Ownership of Directors and Officers


                                    (2)
(1)                                 Name and Address of              Amount and Nature of         Percent of class
Title of Class                      Beneficial Owner(s)              Beneficial Ownership         Before/After Offering
--------------                      -------------------              --------------------         ---------------------
Common Stock                        Howard M. Wayland, Jr.           12,500,000                   92.6%/ 92.2%
($.001 par value)                   11902 Susan Forest Lane
                                    Houston, Texas 77089
Common Stock                        William R. Wayland, Jr.          50,000                       less than 1%/less than 1%
($.001 par value)                   10851 Scarsdale Blvd.
                                    Suite 200
                                    Houston, TX 77089
                                    All Officers & Directors         12,550,000                   93.0%/ 92.6%

(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.

(2) This table assumes that all 499,950 shares offered are all sold and is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

                            DESCRIPTION OF SECURITIES

The following statements constitute summaries of the material provisions of Amstar International, Inc.'s Certificate of Incorporation and Bylaws, as amended. Our Certificate of Incorporation and Bylaws provide further information about our capital stock and are contained in the Exhibits to this registration statement.

Our authorized capital stock consists of Fifty Million (50,000,000) shares of Common Stock, and Five Million (5,000,000) shares of Preferred Stock, all with a par value of $0.001 per share.

As of September 30, 2003, (our last fiscal year) Mr. Howard Wayland was the only holder of record of our common stock. On July 6, 2004, the Company re-domiciled to the state of Nevada. Mr. Wayland exchanged all of the outstanding shares of Amstar Mortgage Corporation, a Texas corporation for 12,500,000 shares of common stock of Amstar International, Inc., a Nevada corporation. As a result, Amstar Mortgage Corporation became a wholly owned subsidiary of Amstar International, Inc.


On August 16, 2004, the Company issued 50,000 restricted shares to its Chief Financial Officer, William R. Wayland, Jr., and 150,000 restricted shares to Q4i, Inc. at a privately offered price of $1.00 per share. On that same date, the Company agreed to issue 200,000 shares to Donald R. Monroe, its management consultant and 100,000 shares to Charles W. Barkley, its special securities counsel. Investment and voting control over the securities held by Q4i is vested in Richard Woods / CEO, 1925 W John Carpenter Frwy, Suite 550, Irving, TX 75063.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our stockholders may not cumulate their votes. Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock). Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. Each share of Common Stock shall be entitled to the same rights and privileges as every other share of Common Stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series of Preferred stock.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of preferential amounts to the holders of shares of Preferred Stock, the common stockholders will be entitled to receive all of the remaining assets of the Corporation. Each stockholder is entitled to a ratable distribution in proportion to the number of shares of Common Stock held by them.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Subject to the preferential and other dividend rights applicable to Preferred Stock, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock.

Preferred Stock


Our board of directors is authorized, without further stockholder approval, to issue from time-to-time up to a total of 5,000,000 preferred shares in one or more series. As of the date of this prospectus, there are no outstanding shares of preferred stock. On April 12, 2005 the Company's Board of Directors authorized the private offering of 10,000 shares of preferred stock at a price of $100 per share. As of the date of this prospectus, no shares have been offered or sold.


The Board of Directors may confer voting rights on the preferred stock which shall have priority over the voting rights of common stock. The votes of the class of Preferred Stockholders may be weighted more heavily than the votes of the common stock class. The Board of Directors is authorized to cause preferred shares to be issued in one or more classes or series and with may designate preferences with respect to each such class or series. Each class or series may have designations, powers, preferences and rights with respect to the shares of each such series as well as qualifications, limitations or restrictions.

Subject to certain limitations prescribed by law and the rights and preferences of the preferred stock. Each new series of preferred stock may have different rights and preferences that may be established by our board of directors. We may offer preferred stock to our officers, directors, holders of 5% or more of any class of our securities, or similar parties except on the same terms as the preferred stock is offered to all other existing or new stockholders.

The Board may determine the rights and preferences of future series of preferred stock such as:

ss.   Shares;
ss.   Dividends;
ss.   Conversion rights to common stock or other securities;
ss.   Voting rights;
ss.   Preferential payments upon liquidation;
ss.   Establishment of reserves for preferred payments; and
ss.   Redemption prices to be paid upon redemption of the preferred stock

Blue Sky


We have obtained a listing in Mergent, a recognized securities manual. Thirty-five states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, secondary trading can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, District of Columbia, Delaware, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. We may also be eligible for certain exemptions under California law.


                         INTEREST OF EXPERTS AND COUNSEL

Our Financial Statements for the period ended September 30, 2003, and September 30, 2004 have been included in this prospectus in reliance upon Greg Lamb, independent Certified Public Accountants, as experts in accounting and auditing.

Charles Barkley, Attorney, has rendered an opinion on the validity of our common stock being registered. On August 16, 2004, the Company issued 100,000 restricted shares of common stock to Mr. Barkley, which shares are being registered for resale in this prospectus.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Amstar International, Inc. will indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of Amstar International, Inc., or served any other enterprise as director, officer or employee at the request of Amstar International, Inc. The Board of Directors, in its discretion, shall have the power on behalf of Amstar International, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Amstar International, Inc.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Amstar Mortgage Corporation was originally incorporated in Texas on October 10, 2002. We issued 10,000 restricted shares of our common voting stock, $.001 par value, to Howard M. Wayland, Jr., which were later reduced to 100 shares by Mr. Wayland to minimize franchise tax costs.

On July 6, 2004, we incorporated Amstar International, Inc. in Nevada. Mr. Wayland exchanged all of the outstanding stock of Amstar Mortgage Corporation for 12,500,000 shares of Amstar International, Inc., effectively making Amstar Mortgage Corporation a wholly owned subsidiary of the Company.


In June, 2004, we agreed to issue 100,000 shares of restricted common stock to Charles Barkley, our securities counsel, to partially defray the costs of attorney fees and other services. We also agreed to issue 200,000 shares to Donald R. ("Pete") Monroe or his designees, for consulting services. Mr. Monroe has agreed to use his best efforts to render services associated with our attempts to have our common stock traded publicly in the future and to examine our managerial structure and to explore new methods of marketing our services through network marketing. An additional 500,000 shares were agreed upon to be issued to Peopleway for a marketing alliance between Peoplesway and Amstar Mortgage Corporation.

In addition, on August 16, 2004, we sold 50,000 shares at a price of $1.00 per share to William R. Wayland, our Chief Financial Officer and a Director, and 150,000 shares at a price of $1.00 to Q4i, Inc. Investment and voting control over the securities held by Q4i is vested in Richard Woods / CEO, 1925 W John Carpenter Frwy, Suite 550, Irving, TX 75063.

We believe these were private placements within the meaning of the rules and regulations under the Securities Act. All offerees were accredited investors. We relied upon the exemptions from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because no general solicitation or public advertising was used and the issuances were made to a de minimus number of sophisticated persons, all of whom are accredited investors, in transactions not involving a public offering.


From September 15, 1994 until November 1, 2002, our Chairman and CEO, Howard M. Wayland, Jr. was founder, majority shareholder, and Chairman of Country Home Mortgage, Inc., an Arkansas corporation ("CHM"). In May 1998, Mr. Wayland took a leave of absence from his duties at CHM and entered Southwestern Baptist Theological Seminary in Fort Worth, Texas, where he remained a full-time graduate seminary student until September 2002.

In November 2001, while Mr. Wayland was attending seminary school, Thomas A. Bales, Jr., CHM's Chairman and CEO, negotiated a sale of the business to Falls Funding, Inc., an Ohio corporation ("FFI"). Closing was to occur in April, 2002. In April, 2002, FFI purchased the shares of Mr. Bales but defaulted on the purchase of Mr. Wayland's shares. As a result, Mr. Wayland briefly resumed the Presidency of CHM, resigning in September, 2002.

By January 2003, CHM had ceased all operations. On December 31, 2003, the State of Arkansas administratively dissolved CHM. When Mr. Wayland resigned from all capacities with CHM, he believed substantially all legitimate obligations of CHM had been satisfied. Nonetheless, a series of lawsuits and claims were brought against CHM which arose from transactions and occurrences during Mr. Wayland's leave of absence, which CHM did not defend.

On January 29, 2004, a default judgment for $161,435 plus interest was entered against CHM and its branch manger for sexual discrimination in Gallagher v. Country Home Mortgage, et al, U.S. Dist. Ct., Middle District of TN, #02-CV-597.


Of February 2, 2004, a default judgment in the approximate amount of $555,609 was entered in favor of INDYMAC Bank against CHM. INDYMAC Bank based its claim on a re-appraisal of the property following a default by the borrower.

Finally, the investigation also revealed that a default judgment for sexual harassment against Mr. Ron Dudas for $378,208 was entered in favor of a Dawn Dorsey against CHM on May 2, 2003 in the Court of Common Pleas Cuyahoga County, Ohio. Mr. Dudas was an agent of FFI, but was never employed in any capacity with CHM.

The Company has not been named in any lawsuit of which it is aware except as previously disclosed in the Legal Proceedings section.

Mr. Wayland has not been individually named in any of the lawsuits except Mortgage Electronic Registration Systems, Inc. vs. John F. Masterson et al, Case No CJ-2003-7226, District Court of Tulsa County, Oklahoma. Mr. Wayland believes that the underlying complaint is based upon a counterclaim by persons who have defaulted on their mortgage payments, who in turn sued the nominee for GMAC, who in turn sued CHM under an indemnity agreement. According to court records, the third-party complaint against Mr. Wayland was withdrawn prior to service. This lawsuit is now proceeding without joinder of Mr. Wayland as a third-party defendant. Mr. Wayland does not anticipate being named again or served, but will vigorously defend such a suit if re-filed.


The investigation disclosed 17 additional judgments against CHM in the total amount of $37,960.48, as set forth below. This list may be incomplete. Mr. Wayland is unable to tell whether the "Country Home Mortgage" named in these judgments is in fact the CHM with which he was affiliated.

Judgment Creditor        Court                        Date Entered       Amount
-----------------        -----                        ------------       ------
Leslie Morgan            St Louis Ass. Cir. Ct, MO    3/14/2001         $  1,500
Interoffice Atlanta      Cobb County St. Court, GA    7/23/2001         $  6,068
State of Indiana         Marion Co. Cir Ct            12/4/2001         $    337
State of Indiana         Marion Co. Cir Ct            2/22/2002         $    158
SC Dept of Rev           lien                         4/15/2002         $  1,236
State of Indiana         Marion Co. Cir Ct            6/4/2002          $    984
State of Indiana         Marion Co. Cir Ct            6/4/2002          $  1,000
State of Indiana         Marion Co. Cir Ct            6/4/2002          $    988
State of Indiana         Marion Co. Cir Ct            6/4/2002          $    992
State of Indiana         State Tax Warrant            9/30/2002         $    145
SC Dept of Rev           lien                         1/17/2003         $  1,238
Titleco Title Agcy Ltd   Cuyahoga Co. Cm Pleas, OH    2/19/2003         $  4,153
SC Dept of Rev           lien                         3/3/2003          $  1,227
SC Dept of Rev           lien                         5/27/2003         $  1,225
Bass & Associates        Sarasota County Court, FL    9/3/2003          $ 589.48
SC Dept of Rev           lien                         10/28/2003        $  1,238

Finally, the investigation also revealed that a default judgment for sexual harassment against Mr. Ron Dudas for $378,208 was entered in favor of a Dawn Dorsey against CHM on May 2, 2003 in the Court of Common Pleas Cuyahoga County, Ohio. Mr. Dudas was an agent of FFI, but was never employed in any capacity with CHM.


On April 12, 2005, after discussions with the Staff of the Securities & Exchange Commission, the Company's Board of Directors authorized the private offering of 10,000 shares of preferred stock at a price of $100 per share. As of the date of this prospectus, no shares have been offered or sold. Under the terms of the proposed offering the shares will bear a coupon rate of 6% interest per annum. The preferred shares can be converted to common stock by either the Company or the preferred stockholder at any time after the expiration of one year from the date of closing of the private placement. Conversion will be at a rate of 100 shares of common stock for each share of preferred stock. The number of common shares shall then be adjusted to reflect a 15% discount from the lowest bid price of the common shares if there is a market for the common stock. If there is no market for the common stock, then the adjustment will assume a price of $1.10 per share.


                             DESCRIPTION OF BUSINESS

Amstar Mortgage Corporation is a specialty finance company engaged in the business of marketing, originating, and selling mortgage loans. The Company's marketing strategy is to establish profit based branches, sometimes called "affiliated branches" in order to expand its market penetration and build name recognition.

Company History

We were formed as Amstar Mortgage Corporation, a Texas corporation on October 10, 2002. We established Amstar International, Inc., a Nevada corporation, on July 6, 2004 for the purpose of re-domiciling to the state of Nevada. On August 10, 2004, Howard Wayland, Jr., the sole shareholder of Amstar Mortgage Corporation, exchanged all of the outstanding shares for a total of 12,500,000 shares of Amstar International, Inc. By so doing, Amstar Mortgage Corporation became a wholly owned subsidiary of the Company. We conduct all of our operations through our wholly owned subsidiary.

Our business is a mortgage banker and mortgage broker business devoted to mortgage brokers and certain business services.

BUSINESS

General


Amstar's present and anticipated business operations include two principal, channels for mortgage loan applications: (1) loans that are merely brokered by Amstar as a mortgage broker and funded at closing by a commercial bank or other institutional investor (mortgage brokerage services); and (2) mortgage loans which are closed and funded with Amstar funds and immediately re-sold to institutional investors (mortgage banking services).


Mortgage Brokerage Services

Loan applications that are brokered by Amstar retail branches are submitted ("brokered out") to various wholesale mortgage lenders with whom Amstar has an established relationship. When acting as a mortgage brokerage service, Amstar only provides services as a mortgage consultant to the consumer and a loan process facilitator to the wholesale lender that actually funds the loan. This form of business is at the core of the traditional mortgage brokerage industry.

Applications for "brokered out" loans generally are solicited by Amstar branch offices from consumers in the local community. Loan officers collect information concerning the type of mortgage desired, property information, consumer's employment information, monthly income and expenses, assets and liabilities, and any other information generally required by wholesale mortgage lenders or by state or federal regulatory agencies. As required by applicable law and regulation, the loan officer makes necessary disclosures to the consumer and obtains the necessary consumer authorizations. Amstar loan officers analyze the pertinent information to make an initial determination of eligibility and make recommendations on loan programs and closing costs.


Costs associated with Amstar's mortgage banking services are highly variable. These variable costs are a function of the mortgage sales volume and include compliance documentation (such as appraisals, back up credit reports, and flood certificates) and commissions paid to mortgage banking personnel. All such costs are incurred on a per-loan basis. Additionally, interest costs associated with lines of credit used to fund these loans fluctuate closely with mortgage banking loan volumes. The fixed costs related to mortgage banking are relatively small. Those costs include utilities, rent, and the fixed labor costs of clerical support personnel, information systems personnel, and base salaries for loan processors, account managers, underwriters and closers. Underwriters, processors, closers and account managers are paid both a minimum base salary and commissions based upon units closed, which commissions constitute a large portion of their overall compensation. This structure allows Amstar to control its costs if production levels fall, as well as hire and retain quality personnel.

Once a consumer elects to move forward with the transaction, the Amstar loan officer will choose from over 200 different wholesale lenders (primarily federal savings banks) with which Amstar maintains a wholesale relationship. (Since July, 2004, a loan officer may also submit loan applications to Amstar's own Wholesale Department, as discussed below). The loan officer identifies a lender whose terms match up with the loan terms sought by consumer and whose financial qualifications can be met by the consumer. The loan officer then submits a request to the prospective lender for a loan registration and confirmation of the interest rate.


Following registration and confirmation of the proposed loan, the branch office loan processor gathers information, and investigates and confirms those facts necessary to complete the loan application for final submission to the wholesale lender's loan underwriter. If the loan application is determined to be acceptable by the lender's underwriter, the lender issues a conditional loan approval.

Once the loan processor receives a "clear-to-close" approval, the branch loan processor prepares and forwards a branch/lender's fee sheet, the lender's document order request form, and other documents to the lender. The branch loan processor and the lender's closing department coordinate the closing details with the selected closing agent (frequently a title insurance company) and with the consumer.

The lender's closing department prepares closing documentation and instructions, prepares wire funding of the loan, and forwards all necessary information to the closing agent. In accordance with local custom or with the instructions of the lender, once the loan is closed Amstar's fees are either wired by the closing agent to Amstar's clearing account, a check in Amstar's name is delivered to a branch representative, or a check is mailed to Amstar's corporate office.

Depending on the nature of the loan and the particular wholesale lender, Amstar's fees for "brokered out" loans may include, as allowed under applicable regulations: (1) loan origination fees and/or processing fee paid by the consumer; and (2) lender fees usually characterized as yield spread premium or interest differentials. All such payments are made for services rendered by Amstar. The value of this compensation greatly varies and is generally driven by the Lender's targeted rate-of-return on mortgage notes.


Yield spread premium is equal to that amount a mortgage lender is willing to fund for a loan sold at an incrementally higher rate than its target interest rate. The mean of all mortgage loans brokered by Amstar is approximately $155,000. As a hypothetical example, a lender may be willing to fund 100% of a $150,000 loan at 5.5%. The same lender may be willing to fund 100.5% of the same loan if made at an incrementally higher rate of 5.75%, or $150,750. The $750 in additional funding created by the difference in the two rates may be paid to Amstar as a yield spread premium or interest differential. Amstar might also receive a $1,000 origination fee and a $400 loan processing fee on the same transaction. Amstar does not specifically calculate the average of such premiums, however. All of the foregoing fees are hypothetical, given by way of example only, and are not intended to reflect actual or projected fees.


Each branch manager earns commissions that are calculated after the receipt of such fees by Amstar. The ultimate profitability of such a transaction must consider the commissions ultimately paid by Amstar to its branch offices. The right of a branch manager to receive payment of any commission accrues only after such loan application may be approved, closed, funded, Amstar receives payment of fees in current funds, and all bills relating to the loan are itemized and audited. The branch manager may then receive commissions equal to the gross profits from loans brokered and funded by that branch, less all related expenses and charges by Amstar. Commissions are paid principally through W-2 wages on the next month's normal payroll cycle. Amstar maintains several commission structures based upon the particular costs and expected volume of each branch.


Mortgage Banking Services


Since October, 2004, Amstar has offered its branch offices the opportunity to place prospective loan applications with Amstar's own Mortgage Banking Department. Unlike the loans which may be "brokered out" to other wholesale lenders, loans that are "brokered in" from branch offices are actually closed and funded by Amstar's Mortgage Banking Department. "Brokered in" loans" allow Amstar to take advantage of margins associated with the actual funding of loans as a wholesale lender. Amstar has only recently instituted its own Mortgage Banking program and closed its first "brokered in" loans. Through its Mortgage Banking Department, Amstar functions as a correspondent lender with underwriting authority delegated from institutional investors. These investors aggregate large numbers of individual loans from a network of third party originators and retail branch offices with the express purpose of pooling loans for sell to investment firms and national loan servicing companies for a profit. A wholesale lender typically enters into a contractual relationship with such investors which spells out: (1) what type of loan product is desired, (2) what underwriting guidelines are to be followed, (3) how to price on the loan products, and (4) how to deliver the loans.

Amstar does not service mortgage loans (i.e. collect the monthly payments from the consumer). As with other wholesale lenders, Amstar will re-sell such loans to institutional investors immediately, or within a few days of the loan closing, so that the intended investor holds the loan mortgage before the first payment is due. Because Amstar will hold the mortgage paper, for however brief a period, the Company is now considered part of the mortgage banking industry.


The profitability of the wholesale lender relationship is a function of the volume of loans delivered, types of loans, interest rate yield of the mortgage notes, and the overall quality or performance of the loans sold. Profit margins on individual loans sold one at a time generally are smaller than loans sold in blocks of one to five million dollars. Amstar anticipates producing on average two blocks per month to be sold to investors. The estimated time from the date the first loan may be funded until a given block of loans is sold to an investor is approximately 45 days. Therefore, the mean time an individual loan is held prior to sale as part of a block of loans should approximate 30 days. Individual loans not sold as part of a block would on average be sold more quickly.


Amstar's Mortgage Banking Department is positioned to take advantage of the large number of retail offices already established by the Company to become a significant participant in the mortgage banking industry. We anticipate that the mortgage banking activities will grow substantially and will require less operating expenses as compared to retail branching. Costs associated with Amstar's mortgage banking services are highly variable. These variable costs are a function of the mortgage sales volume and include compliance documentation (such as appraisals, back up credit reports, and flood certificates) and commissions paid to mortgage banking personnel. All such costs are incurred on a per-loan basis. Additionally, interest costs associated with lines of credit used to fund these loans fluctuate closely with mortgage banking loan volumes. The fixed costs related to mortgage banking are relatively small. Those costs include utilities, rent, and the fixed labor costs of clerical support personnel, information systems personnel, and base salaries for loan processors, account managers, underwriters and closers. Underwriters, processors, closers and account managers are paid both a minimum base salary and commissions based upon units closed, which commissions constitute a large portion of their overall compensation. This structure allows Amstar to control its costs if production levels fall, as well as hire and retain quality personnel. We will devote at least an equal amount of time to growing the mortgage banking business as we do the retail branching business.

Pricing for the sale of loans may be increased substantially by negotiating mandatory aggregate commitments to investors ("bulk loan pools") in advance. Bulk loan pools typically contain a penalty provision in the event that the aggregate amount of loans eventually sold to the investor falls short of the aggregate bulk loan pool commitment. Although the penalty is subject to negotiation, such penalties customarily run between 1/8th to 1% of the dollar shortfall. To avoid such penalties, Amstar will commit less than 100% of registered and locked loan applications to bulk loan pools. Should the aggregate dollar amount of loans for sale at any one time exceed the commitment, the balance of the loans will be sold using best offer available from investors, but usually at a lower profit to Amstar.

An institutional investor in Amstar loans will furnish Amstar daily rate sheets setting forth proposed pricing according to the type of loan programs approved by the investor. Amstar's Mortgage Banking Department republishes the rate sheet to the Branches and Mortgage Brokers to include its own profit objective. Amstar's profit is the difference between the investor's published rate and Amstar's marked up rate.

Amstar retail branch offices and unrelated third party loan originators will be solicited to send loan applications to the Mortgage Banking Department. Unlike the "brokered out" loans which are funded by other lending institution, "brokered in" loans are underwritten by Amstar's Mortgage Banking Department, the mortgage investor, and/or a major mortgage insurance company. The loan registration, lock request, and confirmations are issued in accordance with the underwriting guidelines of the institutional investor to which Amstar has made its aggregate commitment. Loan officers obtain and verify all applicant information and furnish necessary disclosures. Amstar's underwriting department evaluates the application in view of the underwriting guidelines of the intended investor. Once accepted, "brokered in" loans will be closed in the same manner as "brokered out" loans, except that Amstar shall directly control the details of the closing.

Regardless of whether a company holds a mortgage loan for only a few hours or few days, the ability to fund mortgage loans from a company's own funds is the primary distinction between a Mortgage Broker and a Mortgage Banker. The demand on Amstar's working capital increases with the Mortgage Banking function. The Company's funding capacity has been recently enhanced through the recent approval of a $10,000,000.00 line of credit from Gateway Bank In addition, the Company enhanced its cash position through a $200,000 private offering at $1.00 per share to qualified investors in August, 2004.

The size and terms of warehouse credit lines vary with the general credit worthiness of a company and the extent to which the company may share participation with the bank in the funding of the loans. The Company is presently in compliance with all covenants and restrictions of its warehouse funding agreements. As with most mortgage bankers, Amstar will utilize warehouse lines to fund the loans that the Mortgage Banking Department intends to sell. The wholesale lines are drawn down as requests for funds are received from the closing department of Amstar, and replenished when the loans are sold to an investor. The objective of Amstar is to immediately ship all closed loans to the intended investor. The process of paying off the loan once it is shipped commonly takes a week to ten days to complete.


Prior to September 30, 2004, the Company had drawn upon and repaid over three million dollars from two warehouse lines of credit, which lines in the aggregate totaled $6,000,000. The balance outstanding on warehouse lines on September 30, 2004 was only $87,000, leaving $5,913,00 of immediately availability. The Company many times sells its loans to its warehouse lenders. In such cases, the Company has no ongoing risk other than "loan deficiency" warranties which pertain to failure to provide all required information. When the Company sells to other investors, it has already obtained a lock on the interest rate from the prospective investor, thus minimized its own risk with respect to short term interest rate fluctuations. Amstar has recently increased the aggregate of its warehouse lines of credit to $15,000,000. The Company had a warehouse line from Franklin bank prior to June 30, 2004 but elected not to use it. In July, 2004, we added a small warehouse line facility of $1 Million from New South Federal Savings Bank. In March 2005, the company felt it did not need the small line of credit obtained with New South Federal Savings Bank, so the line was closed. The company has just been approved for a line of credit with Gateway Bank, NA for $10,000,000. The management is currently had favorable discussions with three other banks and investors for additional lines of credit if needed.


Amstar offices may engage in both mortgage broker and mortgage banking transactions except in Pennsylvania or where prohibited by law.


Over 250+ lenders have authorized Amstar to provide consumers with a full range of mortgage loan products including all government, Fannie Mae, Freddie Mac, conventional "A" loans, non-income qualifying loans, sub-prime and hard money loans for home buyers who have credit challenges. The Company's offers hundreds of mortgage loan products to borrowers, but the majority of its mortgages can be classified as:


ss.   prime first mortgage loans
ss.   prime second mortgage loans
ss.   prime High Loan To Value ("HLTV") mortgage loans
ss.   subprime High Loan To Value ("HLTV") mortgage loans
ss.   prime home equity lines of credit and
ss.   subprime first and subprime HLTV second mortgage loans.


Amstar currently has 152 branches with approximately 547 full-time and 22 part-time employees, including 42 full-time and 2 part-time employees in the corporate office. Including part-time employees, the average number of employees in each office is just over 4. One hundred forty-two offices have ten or fewer employees. All but one office employs fewer than 24 persons. One office employs 65 persons. Offices in the states of California, Texas and Florida generate more than 50% of the Company's dollar volume. Amstar is licensed or exempt in 24 states and is seeking licensure in 15 additional states. The Company sells all of the mortgage loans it originates. The Company's cash flow for operations is derived primarily from loan sales.


We have recently established mortgage banking operations and a commercial lending department. In February 2004, we added sub-prime mortgage banking. Amstar also established two retail mortgage operations located in Dallas and Houston, Texas.

Strategy.

The Company's business strategy focuses on the following:


ss. Establishment of retail branches through low affiliated branch start-up costs and flexible financing arrangements.

ss.   Generation of loan origination volume through these retail branches.

ss. Creating brand loyalty and name recognition through "branding" of multiple retail branches.
ss. Expansion of strategic alliances and contacts, including the Peoplesway direct marketing contractors.
ss. Advertising and marketing prices directly to consumers through our retail branches.
ss. Creating an efficient, centralized support operation to reduce retail branch overhead and permit branches to focus on loan origination.
ss. Add ancillary services such as title insurance and loan lead services, express delivery discount and others.
ss.   To generate a mortgage banking loan conduit.

"Low retail branch start-up costs" and "flexible financing arrangements" are marketing terms used to attract new employees who are currently operating mortgage branch offices. Amstar believes that it is in compliance with the rules, regulations and pronouncements of the U.S. Department of Housing and Urban Development related to branch offices which require an approved mortgagee (in this case, Amstar) to pay all operating expenses of the branch, including salaries, rent, utilities, etc. Because the expense of licensure is large and varies from state to state, however, Amstar does require each applicant for employment as a branch manager to pay an employment application fee based upon the cost of licensure, background investigation, and other matters related to qualifying the applicant and his or her branch office, except in those states in which any employment application fee may be prohibited. If the prospective employee is unable to pay the entire fee, Amstar may choose to waive a portion of the same, but also impose some related reduction in the commission structure for that employee over the term of his or her employment.


Applicants that chose to become employed with Amstar were typically independent mortgage brokers or veteran mortgage loan officers prior to employment with Amstar. Most of the applicants have personal, pre-existing commitments for physical brick and mortar locations, and already employ qualified personnel, but lack the necessary net worth to satisfy certain state and/or federal mortgage licensing requirements, or access to the specialized mortgage products they need. Amstar also competes for qualified applicants who may not have a pre-existing commitment to a physical brick and mortar location. The application fees, which for marketing purposes are referred to as start-up costs, are also related to the cost of licensure and/or the personal, branch-related obligations of the applicant (such as rent) that Amstar assumes from these applicant upon his or her employment. All branch start-up costs are ultimately paid out of branch profits.

We believe our plan will convert a higher percentage of loan volume into profitable mortgage banking operations. Additionally, we have recently started value-added services such as mortgage banking and commercial lending.

Underwriting Guidelines and Credit Standards.


The Company offers loans to borrowers at competitive interest rates. The Company primarily utilizes a series of industry standard underwriting engines applicable to various types of loans. For Fannie Mae loans we use "Desktop Underwriter(TM)" and Loan Prospector (TM) for Freddie Mac loans. We use Residential Funding Corporation's AssetWise(TM) for non-conforming loans and subprime. These typically factor key underwriting requirements, such as, are mortgage history, FICO score, debt ratios, disposable income, loan-to-value, time in home, employment type and history, and occupancy status.

The Company currently employs 3 underwriters. The Company's underwriters have an average of over five years underwriting experience and an average of over ten years in the mortgage industry. Only loans actually funded by Amstar through its Mortgage Banking Department are underwritten by Amstar. The Company obtains credit information for each applicant often from several sources and generally does not permit the ratio of total monthly debt obligations to monthly gross income to exceed certain program guidelines. FICO credit scores are obtained from a tri-merge, which uses an average from all three national credit reporting agencies, with the final credit report reflecting the median or average credit score.


The Company evaluates its underwriting guidelines on an ongoing basis and periodically modifies such guidelines to reflect the Company's current assessment of various issues. Generally, for its prime first mortgage loans, home equity lines of credit and subprime mortgage loans, the Company adheres to the standards of its intended buyers. For its HLTV first and second mortgage loans, the Company has established its own set of underwriting guidelines. The following table generally describes the Company's underwriting guidelines for each of its loan products:

Loan Products.


A breakdown of the loans brokered by the Company for the fiscal year ending September, 2003 is:


ss. $72,086,067 in conventional conforming loans resold principally to Fannie Mae (FNMA) and Freddie Mac (FHLMC) and primarily first mortgage borrowers.

ss. $70,583,265 in non-conventional "jumbo" loans which are typically loans too large for conventional conforming loans. They are primarily first mortgage borrowers.

ss. $190,080,344 in niche and sub-prime loans resold which include no or low income, poor credit, "no doc" or "no asset", primarily first mortgage borrowers.

ss. $24,868,966 in construction to permanent loans. These are usually prime loans where moneys are advanced to complete construction of the dwelling and then converted to fixed or adjustable rate permanent loans. These are primarily first mortgage borrowers.


ss. $125,251,527 in FHA, VA or FmHA loans (sometimes called Rural Development or "RD" loans).

ss. $1,905,000 in other loans such as Home Equity Lines of Credit ("HELOC"), second mortgages, and home improvement loans.

ss. For the period ending September 30, 2004, the Company had 165 branch offices and 545 full time and 22 part time employees. Of these, 33 employees are full time and 3 are part time in the corporate office.


For the year ending September 30, 2004, the brokered mortgage loan breakdown is as follows:

                                Sept. 30, 2003 Volume     Sept. 30, 2004 Volume
             Product Type*
      Government                     $ 125,251,527           $  61,393,930
      Conventional Conforming        $  72,086,067           $ 151,124,462
      Jumbo                          $  70,583,265           $  79,266,186
      Sub-Prime & Niche              $ 214,949,310           $ 407,338,241
      Seconds (others)               $   1,905,000           $   7,737,735
                                     -------------           -------------
       Totals                        $ 484,775,169           $ 706,860,554

"Prime" borrower loans are generally acceptable for purchase by FNMA or FHLMC and/or are acceptable to private investors under various nonconforming prime purchase programs. Borrowers with higher creditworthiness are generally eligible for higher loan to value ratio which tend to focus on creditworthiness of the borrowers as opposed to home equity for various other lines. Because the Company's branches service a variety of geographic and demographic areas, the Company does not focus its efforts on particular credit score ranges or loan types.

      The Company has never been required to repurchase a loan or indemnify a lender since its inception. However, all mortgage brokers may be required to indemnify lenders from time to time based upon fraud or material defects in loan applications. In December 2004, the Company identified one fraudulent loan. Based upon its "Zero Fraud Tolerance Policy," the responsible branch office was terminated immediately. A subsequent audit recently identified 16 fraudulent conventional loan applications on 11 separate properties that originated from the same branch office.


      Special counsel retained by the Company have determined that the Company has no further legal obligation with respect to such loans at this time. The Company believes all loans are currently performing. If any loan in question defaults at some time in the future, the Company may be obligated to indemnify the affected lender for losses related to the disposition of the affected property. Based upon an analysis with the appraisals, loan amounts, and current Automatic Valuation Models, the Company believes that all appraisals on the affected properties are valid, and that losses related to the disposition of such properties, if any, would not be material to the financial statements as whole.

Direct Loan Processing


The Company has developed a centralized origination and processing operation with processors at its headquarters in Houston, Texas and at retail offices in Houston and Dallas, Texas. Retail branches have their own processors or use approved third party processors. In the near future the company may provide this service on a fee basis for the branches to the consumer. These fees would be paid by the borrower at the time of closing to Amstar Mortgage Corporation.

The Company's phones are staffed from 8:30 a.m. Monday through 5:00 P.M. Friday Central Time. Calls are routed directly to customer service agents, who qualify the borrower. The Company generally does not advance up-front fees such as credit report and appraisal.


Following origination, the Company's processors in Houston or at the branch office will carry out the majority of the customer transaction, taking over nearly all client interaction immediately after the initial application is taken.


For "A" paper, we offer locked in rates and rapid processing. We use United Guaranty (an AIG company) for underwriting to handle "A" paper transactions. The Company's lock policy stipulates that interest rates can only be locked for 30 or 60 days without cost, and 90, or 120 days from the date from the application with cost. We have reduced paper processing for individuals with higher credit scores and for "NINA" loans, which are "no income and no asset" loans. The Company's average time from initial contact to closing for non-construction first mortgage loans was less than 30 days.

Retail Branching

There are nearly one hundred companies offering affiliated retail branch mortgage arrangements in the industry today. It is estimated that approximately 3500 profit-based offices currently operate nationwide. Management estimates that the affiliated-branch mortgage industry is growing at over 300% per year. Mortgagemag.com advertises between 150-250 loan officer and branch managers seeking profit-based (affiliated-branch) opportunities each month. We expect continued growth in this form of retail branching throughout the mortgage lending business.

Many traditional mortgage companies follow real estate company models for compensating its sales personnel, typically using a 50-50 percentage split of the commission. Some companies manipulate the commission by taxes fees and costs. Some real estate companies, notably Remax (TM), elected to use a flat monthly fee, effectively increasing the commission share payable to the agent. We have followed this model, becoming one the first mortgage company to offer retail branch manager prospects an optional single monthly fee program. It is called Amstar's Fixed Monthly Program (TM). Amstar's CEO pioneered this marketing plan in the Mortgage Banking industry. Amstar also has a program that charges a flat fee per loan and a third program that pays a very high commission split of 90% to the branch manager. With our multiple fee programs options, our retail branch managers can select a commission payment program that they believe will maximize the retail branch's profits. We believe our programs offer qualified loan officers the ability to establish a branch with limited capital and low entry fees.

In addition to Amstar's Fixed Monthly Program (TM) we have created two alternative programs. The Fixed Fee Program (TM) is a fixed fee payable to Amstar on a per loan closing basis. The fee is generally $400.00 per closing (this varies in high cost states). The Flex Fee Program (TM) divides the sales revenue from a loan closing 90%/10%, with the retail branch retaining 90% of the commission. All expenses are paid through the branch's bank account. Revenue from the branches is part of Amstar's P & L and Balance Sheet to maintain Federal and State guidelines.

The business model of Amstar Mortgage Corporation is based upon an affiliated branch model. Each affiliate branch office is staffed by Amstar employees primarily engaged in marketing and acceptance of mortgage loan applications from the general public. Each branch office is networked to the Company's headquarters through a sequel server database loan origination software (LOS) call Encompass(TM) which provides all the compliance and documents necessary to process and comply with the State and Federal regulations. Amstar also provides loan warehouse arrangements, administrative support such as personnel, human resource, bookkeeping and similar services, quality control, lender contract negotiations and development. Most personnel at the retail branches are employees of Amstar Mortgage Corporation. Each branch office retains the discretion to choose among the more than 250+ lenders. Even though we encourage our branches offices to utilize our Mortgage Banking Department, at present our Mortgage Banking Department has a limited inventory of mortgage products to offer. If the Mortgage Banking Department does not have an appropriate loan product available, branch offices must utilize those lenders with which Amstar maintains a contractual relationship. No office or branch manager is authorized to place any mortgage loan with non-approved lenders.

Amstar operates in accordance with the relatively new guidelines of HUD circular letter 00-15, which permits retail branch managers and other employees to share in the Company's profitability through incentive-based commissions. The retail branch is not a separately incorporated or maintained entity. Amstar remains ultimately liable for the operating expenses of each branch. However, Amstar collects the revenue from the branch, pays the branch expenses, deducts certain charges to support overall company expenses and profitability, and then pays the branch manager the remaining revenues, if any, as a commission. All books and records, costs, liabilities and operations are reported as an integral part of the Company. To reduce liability associated with retail branches, the Company attempts to maintain short-term leases on the office spaces. All employees are at-will, subject to the laws of each jurisdiction in which the company operates. Prior to October 1, 2004, all employees were "leased" as co-employees through Gevity, Inc., a professional employer's organization Since October 1, 2004, all employee functions were assumed directly by Amstar, including payment of taxes, worker's compensation, payroll, employee benefit administration, and related employee matters. As of October 1, 2004, the Company terminated the Gevity agreement and began the direct administration of employees of the retail branches and corporate personnel at the home office.

Affiliated branching began as a sub-market of the mortgage industry in 1993 and quickly developed into a rapidly growing mortgage segment in the mortgage banking/broker industry. Typically, the Company requires approximately thirty
(30) days from the time an application is received for a new branch to open.

During this time, background checks are conducted and the branch license is processed with state regulators. The Company growth strategy is based upon systematic solicitation of existing mortgage professionals through trade publications, direct mail and word of mouth. Generally, the Company will only consider professionals with a proven track record and history of loan origination production. On average, 10 to 12 prospective branch managers are interviewed by phone for each application accepted. Each prospective applicant is interviewed about existing contractual obligations to assure the Company does not interfere with any existing contract. We generally require that each Manager have a minimum of two years mortgage brokering and/or banking operations experience, good credit, no felony convictions (except as may be prohibited discrimination in the states of Wisconsin, New York, Illinois, Pennsylvania or Hawaii) and no significant, adverse state or federal regulatory actions.

Qualified retail branch manager prospects are offered branch office opportunities that allow the branch manager to share a large portion of the particular branch's profits through commissions calculated on the basis of that branch's profitability. After the Company's fees, expenses, and charges are deducted, a substantial portion of the profit derived from each branch is paid to the branch manager employee in commissions. The Company's profit from each retail branch is derived from a fixed fee charge per loan, a fixed flat monthly fee, or a flexible profit sharing fee split.


All branch expenses are paid by the Company but charged against the branch's gross proceeds, including all withholdings and proportional allocations of corporate overhead. Commissions to branch officers are then calculated and paid in the following month, after deduction of costs and fees payable to the Company. Commissions generally approximate 90% of the calculated profitability of each branch. If the branch suffers a loss, the loss is absorbed by the Company but charged against future commissions payable to the branch manager.


Management believes that Amstar is one of only two retail branch mortgage bankers offering multiple compensation programs to prospective branch managers. Only recently, a smaller, competing company adopted a system similar to Amstar's compensation system.

Branch fees vary from state to state due to differing regulatory climates and costs. These fees are charged against branch revenues, along with other costs and allocations in order to calculate the branch manager's commissions. Therefore, the retail branch compensation program is best suited for experienced mortgage professionals.


The Company has developed and will continue to develop various commission-based compensation programs to attract experienced mortgage loan professionals. These programs include marketing of a "standard" or "high cost plan" depends on the regulatory expenses associated with the state in which the applicant wishes to operate. The additional licensing cost can run as high as $500 per branch per month. Amstar pays this cost, but the expense is deducted when calculating the branch manager's commission. The branch manager is not responsible for payment of these costs or any other operating costs. Other commission structures are designed for the anticipated activity of the branch, as follows:

a) Fixed Monthly Program(TM) - designed for those branch managers that generate a considerable and stable number of viable loan applications per month. Monthly fixed debits in the calculation of earned commissions of the branch manager can range from $2,000 to $3,000 per month.


b) Fixed Fee Program(TM) - designed for branch managers that generate a nominal number of viable loan applications per month. Monthly debits to calculate the earned commissions of the branch manager can range from $400 to $700 per funded loan.

c) Flex Fee Program(TM) - designed for those branch managers that generate a nominal number of small balance (low revenue) viable loan applications per month. Monthly debits to calculate the earned commissions of the branch manager equal the sum of 10% of gross loan proceeds plus $200-$500, depending upon the state in which the branch operates.

Because states such as California and North Carolina have more complex regulatory schemes, the charges against branch commissions are generally higher in those states. Additionally, other states have will have a higher cost associated with the branch commissions. The ones that are currently being licensed are Illinois and New York.


Most Amstar retail branches currently operate under the flat monthly fee model. This model specifies a fixed amount that must be contributed by the branch in each month. Since the monthly fee is fixed, this model provides a more predictable revenue stream to the Company while rewarding the more productive branches.

We believe our retail branch flexibility is a strategic marketing advantage. Each Amstar retail branch manager may sell its loans to any of over 250+ approved mortgage lenders. By permitting each branch manager to choose where to sell branch loans, we believe branch managers are given the broadest discretion to maximize their return on their loan portfolio. From time-to time other branch incentives may be offered to branch managers to place branch loan applications with the Company's Mortgage Banking Division, also enhancing the value given to the branch manager.

We also permit each branch greater support with our compliance and administrative functions. All loans are processed on a central server, permitting our compliance and quality control department to access loan files in process. This provides better and timely reporting functions on mortgages to be sold and insures better compliance with State and Federal auditors. Unlike some competitors, we do not mark up mortgage broker loans prior to sales to third parties. We do price mortgage banking loans for profitability to retail branches.


The Company has added approximately six (6) branches per month since inception. A list of the retail branches and their commencement dates is as follows:


                        City                               State
                        Houston                            TX
                        Mena                               AR
                        Lake Jackson                       TX
                        Kansas City                        MO
                        Leawood                            KS
                        Coral Springs                      FL
                        Cornelius                          NC
                        Mt. Juliet                         TN
                        Oklahoma City                      OK
                        Orlando                            FL
                        Grand Prairie                      TX
                        Blue Springs                       MO
                        Ft. Myers                          FL
                        Holiday                            FL
                        Weston                             FL
                        Coral Springs                      FL
                        Raleigh                            NC
                        Greensboro                         NC
                        Jacksonville                       FL
                        Birmingham                         AL
                        Sarasota                           FL
                        Woodstock                          MD
                        Hyattsville                        MD
                        Carrollton                         TX
                        Lakewood                           CO
                        Little Rock                        AR
                        Houston                            TX
                        Baton Rouge                        LA
                        Jackson                            TN
                        Humble                             TX
                        Rockville                          MD
                        Sarasota                           FL
                        Baton Rouge                        LA
                        Waldorf                            MD
                        Whitehouse                         TX
                        Upland                             CA
                        Charlotte                          NC

                        Orlando                            FL
                        Tampa                              FL
                        Nashville                          TN
                        Manassas                           VA
                        Casselberry                        FL
                        Houston                            TX
                        St Louis                           MO
                        Longmont                           CO
                        CottonTown                         TN
                        Las Vegas                          NV
                        Mandeville                         LA
                        Pittsburg                          PA
                        Nashville                          TN
                        St Louis                           MO
                        Virginia Beach                     VA
                        St Louis                           MO
                        Alvin                              TX
                        Tampa                              FL
                        Latham                             NY
                        Lauderdale Lakes                   FL
                        Montgomery                         TX
                        Addison                            TX
                        College Park                       MD
                        Baltimore                          MD
                        Edgewater                          MD
                        Baldwinsville                      NY
                        Ankeny                             IA
                        Houston                            TX
                        St. Charles                        MO
                        Houston                            TX
                        Tomball                            TX
                        Marco Island                       FL
                        Littleton                          CO
                        Farmers Branch                     TX
                        Fayetteville                       AR
                        Stuart                             FL
                        Dallas                             TX
                        Vallejo                            CA
                        Baton Rouge                        LA
                        Carson                             CA
                        Melbourne                          FL
                        Hendersonville                     TN
                        Sarasota                           FL
                        Clearwater                         FL
                        Fairfield                          CA
                        Denham Springs                     LA
                        Pasadena                           CA
                        Miami                              FL
                        Baltimore                          MD
                        Dearborn                           MI

                        Memphis                            TN
                        Salinas                            CA
                        Irvine                             CA
                        Collierville                       TN
                        Louisville                         KY
                        Bedford                            TX
                        Tavares                            FL
                        Richmond                           VA
                        Dearborn Hts                       MI
                        Overland Park                      KS
                        North Little Rock                  AR
                        Harrison                           AR
                        Albrightsville                     PA
                        Overland Park                      KS
                        Dallas                             TX
                        Roseland                           LA
                        San Diego                          CA
                        Independence                       MO
                        Franklin                           TN
                        Colorado Sprgs                     CO
                        Springfield                        MO
                        Winnetka                           CA
                        Cordova                            TN
                        Blue Springs                       MO
                        Clarksville                        TN
                        Mission                            KS
                        Naples                             FL
                        Longmont                           CO
                        Jefferson City                     MO
                        Williamsburg                       VA
                        Indianola                          MS
                        Harperwoods                        MI
                        Casper                             WY
                        Metairie                           LA
                        Humble                             TX
                        Austin                             TX
                        Glendale                           CA
                        Memphis                            TN
                        HighPoint                          NC
                        Thornton                           CO
                        Georgetown                         KY
                        Baton Rouge                        LA
                        Anaheim Hills                      CA
                        Huntington Beach                   CA
                        Lincoln Park                       MI
                        Baton Rouge                        LA
                        Laguna Niguel                      CA
                        Eugene                             OR
                        Finksburg                          MD
                        Ontario                            CA

                        Nashville                          TN
                        Sevierville                        TN
                        Auburn                             AL
                        Fort Myers                         FL
                        Riverside                          CA
                        Virginia Beach                     VA
                        Chevy Chase                        MD
                        Canoga Park                        CA
                        Huntington Beach                   CA
                        Naples                             FL
                        Memphis                            TN
                        Deltona                            FL
                        Rancho Cucamonga                   CA
                        Santa Ana                          CA
                        Birmingham                         AL
                        Pearland                           TX
                        LaHabra                            CA
                        Annandale                          VA
                        Lenexa                             KS
                        Dallas                             TX
                        Collierville                       TN
                        Falls Church                       VA
                        Upland                             CA
                        Gardner                            KS
                        Sunland                            CA
                        Kansas City                        MO


Interest Rate Risk


The Company primarily uses flow loan sales with take out commitment as its hedging strategy to provide a level of protection against the impact of rapid changes in interest rates. Amstar has recently started bulk sale deliveries of some of its loan production. On bulk sales, arrangements are made with takeout investors to guarantee a given price based upon a committed coupon level of the weighted average loan interest rate or coupon (called WAC) of the loans within the pool. This committed price protects the interest rate risk for loans being made for a given pool. Amstar does not use any derivatives to hedge loan pipelines at this time. Interest rate fluctuations can affect the value of our mortgage loans from the time the Company commits to fund such loans until the date such loans are sold to investors. At times loans may need additional documentation for a pool or single loan delivery. Even though this is a small portion of the loans closed (less than 2%), these loans are subject to interest rate repricing risks because of the missed delivery.


Delinquencies and Loans


The Company sells its mortgage loans to investors on a "servicing released" basis. Therefore, the Company has no involvement with the administration of the loan after the sale of the loan to investors. There is no recourse against the Company for delinquencies and defaults on brokered loans. On loans delivered through Amstar's Mortgage Banking Department the primary risk is for loans that default within the first three months. The Company receives delinquency or default data from only two of its private investors, so we are unable to speculate as to the overall failure rate. Of the data with prime loans we have received, we have been notified of one delinquent loan in $90 Million in loan volume. FHA has notified us that our default rate is below the national average. Additionally, the company has never had to repurchase a loan or been threatened with a repurchase by an investor.

Many loans brokered by the Company include adjustable mortgage rates. Under these agreements, the monthly loan payments are periodically adjusted to reflect changes in the interest rates. When interest rates are rising, the monthly loan payments costs to consumers can rise significantly.

Management expects considerably greater failure rates during periods of rising interest rates. The adjustable rate mortgages are also sold by the Company on a servicing released basis so that the investors have no recourse against the Company for delinquencies and defaults on brokered loans except for fraud or material misrepresentation.


For brokered loans, we do not underwrite or service and have little exposure after the loan is sold. Recourse is limited to fraud or material representations or omissions. To date, the Company has had no buybacks or repurchases as a result of these recourse provisions. We have received no notice of any threatened re-purchases or litigation.


Mortgage Banking loans are subject to very limited repurchase exposure since loans are sold with the servicing released. These risks include: defective underwriting, default within the first three (3) months or less and fraud or material representation


Market Segmentation


The Company has targeted five potential market sources for retail branches. These include current mortgage brokers, current retail branches with competitors, loan officers wanting to become branch managers (or brokers), direct marketing companies and their personnel and real estate professionals seeking to have financing capabilities within their office. We intend to offer experienced loan officers with independence as well as administrative support.


HUD has recently announced proposed changes that would prohibit mortgage brokers from assuming or advancing certain closing costs. These rules would not apply to mortgage bankers.


We expect that independent mortgage broker offices will decline when and if the HUD rules become effective. We expect that some of the mortgage loan officers will seek associations with mortgage bankers, so they will not have to comply with the rules. The proposed HUD rules and other matters are discussed in more detail in this prospectus under the caption "Business, Regulation."

We are currently developing a training program to assist prospective retail branch loan officers in the transition from traditional mortgage loan offices to the affiliated branch concept. These training programs will use DVDs to train each aspect of the mortgage operations or be direct downloads from training services.


Management compiled the following table to analyze the current constellation of mortgage professionals. We derived our estimates from figures available at the websites of state mortgage licensing bureaus, the National Association of Mortgage Brokers, and general information available to the Company.

Table: Market Analysis Estimate

                     Growth        2004          2005          2006             2007          2008           CAGR
Mortgage
Professionals

Mortgage Brokers      -5%         45,000        42,750        40,613        38,582           36,653         -5.00%

Current              230%          3,500        10,500        31,500        94,500          283,500        230.00%
Competitors
Offices

Loan Officers         5%         400,000       420,000       441,000       463,050          486,203          5.00%

Real Estate           2%       1,000,000     1,020,000     1,040,400     1,061,208        1,082,432          2.00%
Professionals

Other                 0%               0             0             0             0                0          0.00%
-------------------------------------------------------------------------------------------------------------------
Total                          1,448,500     1,493,250     1,553,513     1,657,340        1,888,788

Target Market Segment Strategy

We believe the targeted markets for hiring prospective branch managers are as follows:

1. Current mortgage brokers. With the imposed HUD rule changes to RESPA (Real Estate Settlement and Procedures Act) many of the estimated 45,000 mortgage brokers nationwide will be subject to the new HUD regulations.

2. Seasoned loan officers who may seek profit-based branching in lieu of starting their own mortgage broker business.

3.    Current affiliated-branches with competitors.

4. Real estate professionals who wish to offer loan products directly to their customers.

5. Traditional branch networks. This final target will lend directly to customers from Amstar's traditional retail offices. Loans made direct to consumers will be done through direct marketing channels to consumers using the internet and direct marketing mailers. This will eliminate direct competition between Amstar's retail and profit-based branch network.

Each branch office generally concentrates on some product niche. Many offices do exclusively sub-prime while other offices concentrate on Jumbo loans. With a diversity of offices, Amstar can market to diverse segments of the residential housing market.

Marketing Strategy


Marketing sales strategy at Amstar is based upon the services in its product line. The main strategy is to use the retail branch offices created through our system to become the marketing arm of Amstar. As Amstar matures, has created additional marketing strategies for growth of loan products that include direct marketing through our office in Houston and alliances with Multi-Level Marketing affiliates (MLM) such as Peoplesway(TM) subject to regulator approval.

We market our retail branching primarily through these six methods:

1. Amstar has internet ads with MortgageMag.com. This generates nearly one hundred calls per month. These calls are generally from mortgage professionals interested in potential affiliated branches. Additional we gain access to MortgageMag.com's leads for branch manager positions which add about 250 leads per month.

2. Amstar has and expects to again market through ads in industry publications like Mortgage Press, Scotsman's Guide and Mortgage Originator.

3.    Amstar receives referrals through its current branch managers.

4. Amstar has regional sales personnel to promote the company and its retail branch concept at trade shows and recruitment campaigns.

5. Amstar will use direct marketing mailers to licensed mortgage professionals.

6. Amstar is creating strategic alliances with Multi-level Marketing Companies and groups to generate a referral sales force.


Loan origination marketing is expected through three media:

ss. Loan products will be target specific in ad placement for debt consolidation, "renters to own" program and similar ads in local sales papers.

ss.   Purchasing of telemarketing and internet leads.

ss. Broad discretion to the sales efforts our nearly 500 loan originators and managers.

ss.   Network Marketing.

Geographic Markets


As of March 31, 2005 the Company was licensed and makes loans secured by first liens in 24 states including Alabama, Alaska, Arkansas, California, Colorado, Florida, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Maryland, Michigan, Missouri, Mississippi, North Carolina, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Virginia, and Wyoming. In Indiana and Massachusetts we are approved but do not have any open branch offices. We currently have applications pending in Arizona, Connecticut, Delaware, Illinois, Nebraska, Nevada, New York, New Jersey, New Mexico, Ohio, Rhode Island, South Carolina, South Dakota, Washington DC and Washington State.

Since inception, the three states with the largest number of loan originations in order were Florida, Texas and California, which accounted for over half of the total number of mortgage loans brokered.

Quality Control


We have implemented quality control policies for the branches at both the pre-funding and post-funding stages throughout the loan process. Our procedures are designed to ensure that loans originated meet the guidelines established by investors for reselling the loans. Each branch manager has at least two years experience in mortgage originations. All are familiar with the quality control policies that we have established.


These policies include employment and income verification, appraisals, credit checks, and debt-to-income ratios. Financial statements and tax returns are required for the self-employed. Our loan originators ensure that all loans meet the "investment quality" guidelines for resale prior to releasing loan proceeds. Our underwriters certify that loan documentation is complete and ready for sale to secondary market. The underwriter also ensures that all loans are in compliance with federal and state guidelines,


Loan closers review title to determine that the documents of title effectively vest the deed and mortgage in the underlying real estate. Title commitments and endorsements are reviewed lien positions and closing documents are signed executed correctly. Loan documents are checked to determine that the documents and their terms match the approved loan terms upon which the loan was approved, including the loan program, loan amount, interest rate, and all other relevant components of the loan.


Regulation


The Company's business is subject to extensive regulation at both the federal and state level. Regulated matters include retail branching, loan origination, truth in lending, RESPA, Gramm-Leach Bliley Privacy Act, Patriot Act and certain credit practices, allowable maximum interest rate, finance and ancillary charges, required disclosures to applicants, security instruments, collection, foreclosure and claims procedures, surety, bonding, qualification and licensing requirements and other unfair trade practice laws and regulations.

We operate in accordance with the relatively new guidelines of HUD circular letter 00-15. This letter allows retail branch managers to participate in a profit sharing relationship with the Company. Paragraph 1-2 of the Mortgagee Approval Handbook 4060.1 Rev-1 specifies that HUD/FHA insured mortgages may only be originated, serviced, purchased, held, or sold by mortgagees that have been approved by HUD/FHA. Paragraph 2-17 of the Mortgagee Approval Handbook 4060.1 Rev-1 requires a HUD/FHA approved mortgagee to pay all of its operating expenses including the compensation of all employees of its main and branch offices. Other operating expenses that must be paid by the HUD/FHA approved mortgagee include, but are not limited to, equipment, furniture, office rent, and other similar expenses incurred in operating a mortgage lending business. Thus, the distinction between an acceptable and unacceptable alternative branch compensation plan is not whether the manager's or any other employee's compensation is related to the profits generated by the branch. Rather, it is whether the operating expenses are paid by the HUD/FHA approved mortgagee. The Company has revised its agreements to avoid any suggestion of indemnity or hold harmless in order to maintain compliance.

We are also subject to state laws and regulations pertaining to the licensing of mortgage bankers, mortgage brokers and state level disclosure acts. All states except Alaska, Wyoming and Colorado have licensing requirements for mortgage brokers and mortgage bankers. Most states require filing fees, documentation verification, background checks, bonds, audits, and other regulatory compliance. Failure to comply can subject the Company to civil or criminal liability, fines, administrative sanctions, and loss of the ability to originate mortgage loans. We are licensed or exempt in 24 states.

The Company has been approved by Veterans Administration and FHA, which approvals are renewed annually. To renew each year, the Company must apply for renewal and pay applicable fees. We are also subject to regulations requiring audits by both FHA, VA as well as most states. These audits pertain both to the Company and to the individual branch offices.


Truth-in-Lending. Regulation Z, promulgated under The Truth in Lending Act ("TILA") sets forth disclosure requirements designed to protect consumers. Regulation Z requires standardized information in a form understandable by the consumer with regards credit terms and conditions. The object of Regulation Z is to enhance the ability of consumers to compare terms of available credit. TILA provides consumers a three day right to rescind under certain conditions. Violations of the requirements of Regulation Z and TILA in general could permit consumers to rescind their loans and demand the return of finance charges and fees, among other things.


The Riegle Act made certain amendments to TILA (the "TILA Amendments") in 1994. With respect to certain "Covered Loans", these Amendments generally require that total loan origination fees must not be in excess of eight percent of the total loan amount or $400, whichever is greater, or annual percentage rate of not more than ten percentage points above certain U.S. treasury


Covered loans do not include mortgage loans to finance the initial acquisition of a home or the construction of the dwelling. Other Lending Laws apply to these two categories of loans.

The Company is also subject to Fair Housing Act and the Equal Credit Opportunity Act, which generally prohibit discrimination based on race, sex, creed, color, religion, age or national origin. Both of which are regulated by HUD and the various states. We are also subject to privacy regulations under Gramm,-Leach Bliley Privacy Act. We are also subject to RESPA and the Home Mortgage Disclosure Act.


Under the Real Estate Settlement and Procedures Act (RESPA) the U.S. Department of Housing and Urban Development (HUD) promulgates rules for mortgage brokers. HUD rules require that brokers disclose premiums received from investors. Currently, mortgage bankers do not have to disclose their secondary market profits.


HUD has proposed rule changes in 2003 regarding above par premium funds received by the broker. HUD would prohibit brokers from receipt of above par premiums from investors on some loan products. The rules would not apply to mortgage bankers. These rules were not adopted in 2004, but are expected to be reintroduced in 2005 in some form as yet unknown.


Competition


The mortgage origination industry is intensely competitive. Various loans are offered by a wide variety of competitors, including direct sale and consumer finance companies, mortgage bankers, national and regional commercial banks, credit unions, credit card companies, real estate and insurance companies. Major competitors that incorporate affiliated branches to some degree include Money Tree Lending, Allied Capital, Challenge Mortgage, Novastar, Carteret Mortgage, and First Metropolitan Mortgage. Many of these competitors have considerably greater financial and marketing resources, are substantially larger and have technological advantages over the Company. Practically all offer mortgage loan products that are substantially similar to those offered by the Company.

Our competition can occur in the enticements offered to retail branch manager prospects and to the origination of mortgage loans itself. Competitive factors for loan origination include convenience, customer service, loan terms, fees and costs, and interest rates. Many of our competitors have existing marketing and distribution channels such as commercial banks and consumer finance companies. Others market directly to the consumer through television and mass media.

Since affiliated retail branches are relatively new, most of the more established competitors have not yet established a large network. In addition, there have been certain retail branch companies that did not comply with state and federal law, so the reputation of the industry may have caused some competitors to hesitate. If any of these competitors significantly expands its retail branch activities, the Company's ability to attract qualified managers could be adversely affected. Retail branch manager prospects may be enticed by the longer histories, better financing, more extensive marketing and greater support that many of our competitors could offer.


Additional competition in loan originations may lower the fees and rates the branches charge borrowers. Mortgage originations are sensitive to fluctuations in interest rates and general economic conditions. Adverse changes in rates or general economic conditions may adversely affect the Company's revenues. When rates are rising, competitors often lock in loans with low borrowing costs. When rates are declining, many mortgagors refinance their loans.


Agreement with Peoplesway To Be Revised

On June 7, 2004 we entered into a strategic alliance agreement (the "Agreement") with Peoplesway.Com, Inc. ("Peoplesway". Peoplesway is an electronic commerce and Internet services company that maintains an Internet destination called "Peoplesway," located at www.peoplesway.com. Peoplesway is a public company that has registered its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

The parties subsequently amended the Strategic Alliance agreement to replace the 500,000 Peoplesway units with 500,000 restyricted shares that will be issued to Peoplesway. The parties originally planned to register the securities, but agreed to withdraw all registration obligations. Further, the parties agreed to a $15,000 liquidated damages provision for breach of the agreement.


The Peoplesway Website offers goods for sale, including: cosmetics, beauty products, and health supplements. Three products can be obtained directly through the Web site, and approximately twenty additional products may be obtained through mail order or by calling a customer service team member. The majority of their goods and services are sold through approximately 4,000 independent contractors.

Peoplesway agrees to support the Agreement to its existing network of independent contractors and shall from time to time thereafter support the Agreement to newly added independent contractors. Peoplesway's promotion of our services will include:

a. Website. Peoplesway will support the Agreement by advertising the discounted mortgage services on its website at www.peoplesway.com, by encouraging the Peoplesway independent contractors to utilize Amstar mortgage services and advertise the Amstar mortgage program on their respective websites and by automatically adding the Amstar website link to all future independent contractors;

b. Printed Materials and Media. Peoplesway may also, from time to time, include printed materials, coupons, flyers or similar advertisements in routine mailings and shipments to its network of independent contractors; and

c. Appearances by Mr. Monroe. Donald R. ("Pete") Monroe, Peoplesway's Chairman, will be available for appearances and attendance at up to four
      (4) Amstar sponsored events during the first year. We agree to pay Mr. Monroe's costs, including travel, accommodations, meals and an unallocated per diem expense allowance of $250 per day.

                           REPORTS TO SECURITY HOLDERS

After the effective date of this document, we will be subject to the reporting requirements of Section 13 and 15(d) of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Transfer Agent and Registrar


We have appointed Transfer Online, Inc., 317 S W Alder Street, 2d Floor, Portland, OR 97204, as the transfer agent and registrar for our publicly traded common stock.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

      The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

      Cautionary statement identifying important factors that could cause actual results to differ from those projected in forward looking statements.

      This document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to certain risks and uncertainties, which could cause actual result to differ materially from those indicated by the forward looking statements. Examples of forward looking statements include, but are not limited to, (i) projection of revenues, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of shareholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. This document also identifies important factors that could cause actual results to differ materially from those indicated by the forward looking statement. These risks and uncertainties include the factors discussed under the heading "Risk Factors" beginning at page 6 of this Prospectus.


      The section "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with our audited consolidated or un-audited condensed consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

OVERVIEW

      We formed Amstar Mortgage Corporation, a Texas corporation on October 10, 2002. On July 6, 2004 we formed Amstar International, Inc. a Nevada corporation, for the purpose of re-domiciling the Company to the state of Nevada. On August 10, 2004, our sole shareholder exchanged all of the outstanding shares of Amstar Mortgage Corporation for 12,500,000 shares of Amstar International, Inc. This effectively made Amstar Mortgage Corporation a wholly owned subsidiary of Amstar International, Inc. All of our operations are conducted through our subsidiary, Amstar Mortgage Company.


      Since its inception, Amstar Mortgage Corporation has been able to operate out of its own cash flow as derived from retail branch revenues and funds raised by a private offering. Amstar Mortgage Corporation has been able to underwrite the operational startup costs needed to launch a mortgage banking department. Unexpected economic, market or regulatory changes can disrupt and in extreme cases halt the lending of money or the making of mortgages.

      We are a mortgage brokerage/banking company primarily engaged in the business of originating, selling mortgage loans secured by one to four family residences. We operate through a network of retail branches, sometimes called "affiliated branches," that consist of independently managed retail mortgage branches.


General


      Amstar is a mortgage broker/banker in the United States with a network of 152 retail branch offices. We provide first and second residential mortgage loans to consumers in 24 states. We also provide commercial mortgage brokering and residential mortgage banking services to other brokers. Amstar recently instituted its mortgage banking services through our mortgage banking department (see discussions regarding "brokered in and brokered out" loans). We serve as a mortgage broker when we sell loans directly to one of the 250+ lenders with which we currently contract. Those lenders close the loan in their respective names and provide the funds to close. Through its new mortgage banking department, Amstar itself acts as the lender. These loans are closed in Amstar's name and with Amstar's funds. Since these loans are promptly re-sold to pre-approve investors, the cash requirements are limited. Amstar maintains lines of credit with commercial bankers to temporarily fund these loans.

      Amstar offers a wide range of loan products through Amstar's 152 branch offices. These products include government loans insured by the Federal Housing Administration, commonly called FHA loans; loans guaranteed by the U S Department of Veteran's Affairs, commonly called VA loans; and loans guaranteed by the U S Department of Agriculture commonly called Rural Development, RD or FmHA loans. The terms of these loans are as short as ten years and as long as 30 years. FHA and VA loans are made both at fixed rates and adjustable rates, while RD loans come only as fully amortizing, fixed rate, 30 year loans. RD loans primarily serve communities with a population of 10,000 or less. Amstar is approved as a FHA loan correspondent and an approved VA lender. Amstar sells Rural Development loans through approved Rural Development investors.

      Amstar also makes mortgage loans underwritten by guidelines of the Federal National Mortgage Association known as Fannie Mae (FNMA) or Federal Home Loan Mortgage Corporation known as Freddie Mac (or FHLMC). These loan products are also referred to throughout the industry as "A Paper," or conventional conforming loans. These conventional loan products have varying terms, but are generally 10 to 30 years in length. Additionally, they are amortized by various methods, including: (1) full amortization (the loan's principal and interest are applied throughout the term to fully pay off the loan at the end of the term);
(2) interest only (where the borrower only pays the interest on the loan for a set number of years and then the loan fully amortizes through to remaining term); (3) balloon notes (where the loan amortizes over 30 years, but has a pay in full clause at some shorter time frame such as 3, 5, 7 or 10 years). Regardless of the method of amortization, each of these loans comes with both fixed and adjustable rates. Amstar has recently applied with Fannie Mae, but is not currently approved with either Fannie Mae or Freddie Mac, so all loans sold for these programs are sold through mortgage lenders who are currently Fannie Mae or Freddie Mac approved.

      A third group of products we have are called Jumbo or Non-conforming loans. These are loans that traditionally meet underwriting guidelines of Fannie Mae or Freddie Mac, but have larger loan amounts than are allowed by Fannie Mae or Freddie Mac because of statutory limitations imposed upon them. When loans are larger than allowed by law, they are sold to institutional investors, generally Federal Savings Banks, Commercial Banks or their affiliates.


      We also make loans for those who have lower credit ratings. This loan product group is called sub-prime or "B Paper" loans. The Company realizes relatively larger profit margins from both the origination and/or sale of this product group. In order to reduce the Company's risk in making loans, each loan is pre-approved and sold to investors prior to its actual funding. Some loans are sold individually, but many are sold in bulk.


      The terms of sub-prime loans vary as with other products. They are generally amortized over 30 years, but in most cases come as an adjustable rate product. The terms typically include an initial 2 year fixed rate, and an adjustable for the remaining 28 years. This product is commonly referred to as a "2/28" loan. A variation on the product comes as a 3 year fixed and 27 year adjustable rate, or a "3/27" loan. There are also 30 year fixed rate products in the sub-prime category, but they are uncommon. Sub-prime loan products are designed to help consumers obtain housing and improve their credit for later refinancing at more favorable terms. Most sub-prime loan products have a prepayment penalty that allows the investor to obtain the same return as expected over a longer period, up to 5 years, even if the loan is more quickly paid off or refinanced. Prepayment penalties are not allowed in all states.

      For consumers who have excellent credit, but who do not wish to furnish, or can not furnish information regarding their income and/or assets, we have a line of products called "Niche or Alt A loans". Niche loans are usually loans with some form of limited documentation. Most niche products come as both adjustable rate loans and fixed rate loans. Some of the product types include:

      1. No Income Verification (NIV) loans - The income is not verified, but is stated on the loan application.

      2. Stated Income Stated Assets (SISA) loans - The borrower states his/her income and assets on the loan application, but the information is not verified by the lender.

      3. No Income No Asset (NINA) loans - Neither the income nor the assets are stated on the loan application or verified by the lender.


      4. Non-income Qualifier (NIQ) loans - This loan product is also called a "no ratio" loan. The borrower does not state his income on the loan application, and no income information is verified by the lender.

      5. Community Home Buyer loans - This is a loan product for those who are first-time homebuyers or have not owned a home in the past three years. It offers flexible approval guidelines and zero, or very low, down payments.

      In general, the less information verified by the broker, or given by the consumer, the higher the interest rate

      There is a vast array of niche products available. The forgoing list of niche products is not comprehensive. By offering such a wide variety of products, Amstar is able to attract highly successful loan originators and branch managers to market its products. The chart below gives the approximate dollar distribution of loan products brokered by Amstar. Since Amstar is still in the start-up phase of its wholesale mortgage banking department, the mortgages reflect brokered loans only. The last three months ending January 30, 2005, the Company has averaged $128,498,606 per month in fundings. The total closings for 2004 calendar year-end was $1,103,013,090.


      Product Type*              Sept. 30, 2003 Volume    Sept. 30, 2004 Volume
      -------------              ---------------------    ---------------------
      Government                      $125,251,527            $ 61,393,930
      Conventional Conforming         $ 72,086,067            $151,124,462
      Jumbo                           $ 70,583,265            $ 79,266,186
      Sub-Prime & Niche               $214,949,310            $407,338,241
      Seconds (others)                $  1,905,000            $  7,737,735
                                      ------------            ------------
       Totals                         $484,775,169            $706,860,554


The Wholesale Mortgage Banking Department of Amstar had closed only 13 loans representing $1,935,000 through September 30, 2004. The number of loans sold to investors as of September 30, 2004 was 12 loans, representing $1,848,000 in the aggregate. The revenue recognized by Amstar Mortgage Corporation from these sales was $23,414. The chart below breaks down this information for the fiscal year ending September 30, 2005 and the first fiscal quarter ending December 31, 2004.

---------------------------------------------------------------------------------------------------
   Description                                             Year ending              Quarter ending
                                                    September 30, 2004           December 31, 2004
---------------------------------------------------------------------------------------------------
Number and Volume of loan funded                 13 loans / $1,935,000       21 loans / $3,775,686
---------------------------------------------------------------------------------------------------
Number and Volume of Third Party loans                 0 loans / $0.00             0 loans / $0.00
---------------------------------------------------------------------------------------------------
Number of loans brokered, purchased and sold     12 loans / $1,848,000        5 loans / $2,752,836
---------------------------------------------------------------------------------------------------
Revenue recognized                                          $23,414.03                  $68,458.11
---------------------------------------------------------------------------------------------------


* Management has to estimate the number of loans for each type of product. The totals reflect information from production reports.

Marketing Overview


      All revenue of Amstar is generated by the sale of mortgage loan products. We have two primary methods to market loan products to consumers. The first is through our retail branch offices. These branch offices are managed by experienced branch managers who oversee the day to day operations of the branch. Their compensation is a function of the profitability of each branch. Amstar employs a concept called "Affiliated Branching" that meet with all federal and state guidelines. Each branch manager is an employee of Amstar, but through his or her bonus compensation remains a principal beneficiary of branch profitability. This program has been used to attract some of the highest producers in the industry.

      By establishing its own mortgage banking department, the Company expects to increase the profitability on each loan it originates from its retail offices. Also, the Company may legally market its own loan products to Third Party Originations (TPOs). A new TPO program allows Amstar to purchase loans from outside, independent, mortgage brokers through our mortgage banking department. Amstar employs a sales force of account executives and sales managers who call on and meet with independent, licensed loan brokers and loan officers to solicit business for Amstar's Mortgage Banking department. All Third Party loans are funded by Amstar and sold individually to large mortgage investors. Amstar retains the difference between the amount paid to the mortgage broker and the price paid by the investor as profit. Amstar expects to make less than 1% margin on "A Paper" and Jumbo loans, about 1-1.5% on Niche loan products, and 2-3% on Sub-prime loan products. No operational profit is expected until the end of first quarter of 2005. This profit margin on each loan funded through this department is a significant improvement on the current margin on each loan being brokered, which is limited to the fees generated as an originator of the loan. The Company will also aggressively market its own products to its own branch offices. We believe the pricing of these products make them an attract alternative to many of the products offered through our other 250+ lenders. See the discussion of Mortgage Banking Services above.


CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

      The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenue and expenses and related disclosures. A summary of those accounting policies can be found in the footnotes to the financial statements included elsewhere in this prospectus. Certain of our accounting policies are considered critical as they are both important to the portrayal of our financial condition and results of operations and require judgments on the part of management about matters that are uncertain. We have identified the accounting policies below as important to the presentation of our financial condition and results of operations.


Business & Organization - We are a HUD Title II Loan Correspondent principally engaged in the brokering and funding of residential mortgage loans. All of these loans are sold to financial institutions. The company does not service any loans or participate in HUD's multifamily housing program.


Revenue Recognition - According to generally accepted accounting principles the Company recognizes income as it is earned and expenses as they are incurred on an accrual method of accounting. Specifically revenue is recognized as loans are closed from three types of revenue, origination, a fee charged to the borrower for services, premiums earned for loans sold, paid by the purchaser and other loan fees such as processing and administration fees typically paid by the borrower.


The Company maintains affiliated branch bank accounts separately and the Company maintains control over all bank accounts. Currently approximately 90% of the Company's revenue comes from these affiliated branch operations and 10% from the corporate office operations. However, as the Company has moved into mortgage banking and the premiums earned on loans closed through the corporate office operations are anticipated to increase revenue significantly. All mortgage banking is done through the Amstar International, Inc's subsidiary Amstar Mortgage Corporation.

Accounting Policy for Loans Held for Sale -The revenues recognized are origination income, premium on loans sold and other fee income such as loan processing fees. When an individual pre-sold loan is closed, the Subsidiary Company records the revenue. For loans that are sold in bulk, the Subsidiary Company has the following accounting policy:

1. If the bulk loan commitment is sold at an agreed upon price, the Subsidiary Company records the revenue and a receivable.

2. While bulk loans are being originated and held for Sale they recorded at cost.

3. Some loans could be held for sale that could not be sold at that time due to a deficiency or repurchased, for example because a loan did not meet certain bulk package guidelines. In this case loans are held at lower of cost or at the appraised value less estimated costs of disposition. Loan loss reserves would be established as they are identified and this group would be reviewed at least quarterly to determine if any additional loan loss reserve should be established. Currently there are no loans in this category.


Income Taxes - The Company uses the liability method in accounting for income taxes. Under this method, deferred tax liabilities or assets are determined based on differences between the income tax basis and the financial reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Cash and Cash Equivalents -The Company considers all highly liquid investments with maturities of three months or less on the date of purchase, to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Property & Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Expenditures, which extend the physical or economic life of the assets, are capitalized and depreciated.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant of the Company's estimates is the determination of accrued expenses to recognize for the branch offices. The estimates calculating affiliated branch offices' accrued expenses used in the preparation of these financial statements are considered reasonable and any subsequent differences are corrected in the following month.

Years Ended September 30, 2003 and September 30, 2004 (Audited)

Results of Operations

      The results of operations for the years ended September 30, 2003 and September 30, 2004 are summarized below.

Sales


      Gross revenue was $6,396,052 and $27,563,915 for the years ending September 30, 2004 and September 30, 2004 respectively. Gross revenue for the three month period ending December 31, 2004 was $13,509,793. This revenue consists of loan originations, premiums on loans sold, and other fees such as underwriting and administration fees.


Expenses


      The Company had origination expenses of $225,135 and $3,108,755, leaving a gross profit of $6,170,917 and $24,455,160 for the years ending September 30, 2004 and September 30, 2004 respectively. The origination expenses for the three month period ending December 31, 2004 was $522,094 leaving a gross profit of $12,987,699. Origination expenses include appraisal expenses, credit report, contract labor, and loan processing expense In most circumstances these expenses are collected from customers and included in the line item "Other Loan Revenue" in the Statement of Operations.

      For the years ending September 30, 2004 and September 30, 2004, General and Administrative expenses were $3,472,712 and $14,741,742, Employee compensation and benefits were $2,656,773 and $9,662,938 leaving operating income of $41,432 and $50,480 and Interest expense was $1,751 and $29,467 respectively.


      We expect increases in expenses through the year 2005 as we add more branches according to our business plan. We expect the increase in expenses primarily in sales related expenses.

Income/ Losses.


      Operating income for the years ending September 30, 2003 and September 30, 2004 was $41,432. and $50,480 respectively. Income before taxes for the years ending September 30, 2003 and 2004 was $50,191 and $38,265 respectively. Net income for the years ending September 30, 2003 and 2004 was $43,178 of $19,435, respectively


      We believe these figures reflect the early stages of our business plan. There can be no assurance that our revenue growth can be sustained in the future. We estimate that revenues will increase substantially in 2005. We believe that cash flows from operating activities will be sufficient to meet our liabilities. We will need additional capital during 2005 to fulfill our business plan, enhance the site and engage in marketing. We expect to have sufficient cash flow from operations provided by increased revenues and net income.

Impact of Inflation.

      We believe that inflation has had a negligible effect on operations since inception. The Company can offset inflationary increases in the such as the cost of labor by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.


      The Company's funding capability has been recently enhanced through a $10,000,000. line of credit from Gateway Bank for funding of mortgage loans by the Company. In addition, the Company completed a $200,000 private offering at $1.00 per share to two accredited investors in August, 2004. The significant decline in our cash holding is attributable to the non-recurring cash expenditures for several new programs and technology in the last quarter of fiscal 2004. Those expenditures include (1) legal and accounting expenses incurred in connection with this registration; (2) software, training and other start-up expenses related to the assume of all personnel functions from the Company's professional employer's organization; (3) expenses related to establishing the Company's Wholesale Banking Department; and (4) expenses related to the implementation of a new mortgage processing and management system. Unlike more established mortgage banking competitors, we have not securitized our loans The Company depends on its liquidity and capital resources to fund the expansion of its affiliated branch network. To the extent that cash is not available, the Company would need to curtail its expansion.


      Access to short and long term sources of cash is important to grow our operations. Our ability to produce and sell mortgage loans could be limited by our financial capacity to obtain additional lines of credit.

We use cash primarily for:

      - mortgage loan originations and purchases before their sale in the secondary market;

      -     fees and expenses incurred on mortgage loans;

      - cash reserve accounts or over-collateralization required in the sale of loans;

      -     ongoing administrative and other operating expenses;

      - interest payments under our revolving warehouse lines of credit and repurchase facilities and other existing indebtedness;


      - Other loan related expenses we advance on the mortgage loans in our portfolio, such as commissions; and


      - investments in technology initiatives and other capital improvements.

We receive cash primarily from the following sources:

      - REVOLVING BORROWINGS. We borrow cash from various commercial lenders, called revolving warehouse lines of credit and repurchase facilities, to fund the mortgage loans that we make or buy. We are required to pay down these revolving warehouse lines of credit and repurchase facilities when we sell our mortgage loans.


      - SALE OF MORTGAGE LOANS. We sell our mortgage loans for cash in the whole loan sale market for loans funded by our mortgage banking operations. We receive the difference between the price at which we sell the mortgage loans and the amount owed on our revolving warehouse or repurchase facilities for these loans in cash. A significant portion of these sums are then paid to the branches under the affiliated branch participation arrangement.

      As of September 30, 2003 and September 30, 2004, the balance of accounts receivable was $71,672 and $226,446, respectively, with the balance of accounts payable reflecting $14,825 and $132,963,for the same respective periods. Accrued liabilities were $191,239 and $1,242,649 on September 30, 2003 and September 30, 2004, respectively. Deferred income tax payable was $2,275 on September 30, 2003 and $2,772 on September 30,2004.

For the years ending September 30, 2003 and September 30, 2004, net cash flows applied to operating activities were $199,900 and $1,007,180. Net Cash flows from investing activities were $26,939 and $(142,559) and net cash flows provided/(used) by financing activities were $(58,509) and $161,000, for the years ending September 30, 2003 and September 30, 2004, respectively. .

      From inception through September 30, 2004, the company has funded its cash needs from operations, commercial loans and by a private placement of Common Sock transaction.


      We have no plans for business acquisitions.

Assets


      As of September 30, 2003 and September 30, 2004, the balance of unrestricted cash was $240,337 and $1,274,553, respectively. Current assets were $320,654 and $1,588,049 and fixed assets were $433,639 and $707,331 on September 30, 2003 and September 30, 2004 , respectively. Total assets were $736,938 and $2,196,606 for the same respective periods.


Liabilities


      As of September 30, 2003 and September 30, 2004, the balance of current liabilities was $224,034 and $1,515,987. Non-current liabilities were $231,323 and $305,603 and total liabilities were $455,357 and $1,821,590, for the same periods, respectively. .


Stockholder's Equity


      For the fiscal years ending September 30, 2003 and September 30. 2004, Common Stock and paid in capital was $238,403 and $462,403, the balance of retained earnings was $43,178 and $62,613 and total Stockholder's equity was $281,581 and $375,016 respectively. As of September 30, 2004, we have authorized 55,000,000 shares of stock, including 50,000,000 voting common stock of which 13,500,000 are issued and outstanding and 5,000,000 preferred shares of which no shares are issued.

      We will substantially rely on the revenue from our business. If the projected revenues fall short of needed capital we may not be able to sustain our projected growth. . There can be no assurance that additional capital in the future will be available to us when needed or available on terms favorable to the Company. We had no warehouse line at September 30, 2003. As of September 30, 2004 we had unused warehouse lines of approximately $5,900,000 . and a total of $87,000 had been borrowed against the warehouse line of credit. The Company is presently in compliance with all covenants and restrictions of its warehouse funding agreements.


      Demand for our services will be dependent on, among other things, market conditions in the real estate markets, interest rates, the mortgage broker market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from sales, our business operations may be adversely affected by our competitors. Our success will be dependent upon implementing our plan of operations and the risks associated with our business plan.

The production of the mortgage banking department consisted of 13 loans both prime and sub-prime residential mortgages totaling $2,217,440 of which $2,130,440 had been sold generating revenues of $2,144,582 .

PERIOD ENDING September 30, 2004 (Audited)

      For the period ending September 30, 2004, we had total gross revenue of $27,563,915 as compared to $6,396,052 for the year period ending September 30, 2003 (which may sometimes be referred to as the "prior period.") The increase is the result of the growth of our affiliated branches from 40 at year end 2003 to 165 at year end 2004. The increase in branches, in turn, increased our loan origination volume. Origination expenses increased from $225,135 to $3,108,755 and gross profit increased to $24,455,160 as compared to $6,170,917 in the prior period. For the period ending September 30, 2004, the number of branches increased substantially. We also provided information systems which allow branches to increase the loan origination volume within the same fixed cost structure. Finally, we issued more subprime loans in 2004 which typically carry higher margins.


      The increase in revenues is attributable to the increase in number of affiliated branches and the mortgage loan revenues brokered through our affiliated branches.

      General and administrative expenses increased from $3,472,712 in the prior period to $14,741,742 . Operating income increased from $41,432 in the prior period to $50,480. Net income decreased to $19,435 from $43,178 in the prior period. The net income was relatively unchanged despite the increased number of branches and increased loan volume. We experienced extraordinary costs in the expenses of this offering, updated accounting software, and costs associated with the start up of the mortgage banking operations. The costs of mortgage banking were incurred, although those operations did not materially produce revenues during the period ended 2004.

      For the period ending September 30, 2004, net cash applied to operations was $1,007,180 as opposed to $199,900 for the prior period. Net cash from investing activities dropped from $26,939 to $(142,559). Our Chairman and CEO, Howard Wayland, has previously contributed certain real estate to the Company. During the period, the real estate was conveyed back to Mr. Wayland and a charged to paid in capital in the amount of $40,827. This amount is net of the related mortage liability. This was a one time occurrence. Common Stock and paid in capital as of September 30, 2004 was $462,403 and $238,403 as of September 30, 2003 The Company has two warehouse lines of credit, one in the principal amount of $5,000,000 and another in the amount of $1,000,000 for fiscal year 2004. For the prior period, none of the warehouse lines had been accessed. For the current period, the Company had accessed $87,000 from its warehouse lines. The Company is presently in compliance with all covenants and restrictions of its warehouse funding agreements.

As of September 30, 2004, we had $6,000,000 in total warehouse line capacity, of which $87,000 had been utilized. At year end, we had $5,913,000 available . Since that date, we have been approved for an additional $10,000,000 in warehouse lines with Gateway Bank.. As of December 31, 2004, none of that line has been accessed.


Off-Balance Sheet Arrangements.

Valuation of Our Common Stock

The value placed on our common stock issued for services during the period from inception through July 31, 2004 was originally estimated by our Board of Directors. We did not obtain contemporaneous valuations by a valuation specialist because we lacked the necessary resources and our efforts were focused on website development and the business plan.

Determining the fair value of our common stock requires making complex, subjective and somewhat arbitrary judgments in the best of circumstances. Significant factors that contributed to the difference between the estimated fair value of our common stock as issued and the estimated initial public offering price of $1.25 per share include the following:

ss. The founders provided the expertise and manpower to commence the operations, which included expertise and trade secrets accumulated for decades prior to the commencement of the company;

ss. The contributions made by our founders were unique and proprietary making us immediately competitive with industry leaders in the procurement of affiliated branches;

ss. In June 2004, we arranged a strategic marketing alliance with Peoplesway.com, Inc. to increase our exposure to additional markets;

The completion of this offering may add value to the shares because they will have increased liquidity and marketability, but the amount of that additional value cannot be measured with either precision or certainty.

                             DESCRIPTION OF PROPERTY

The Company's main offices are located at Amstar International, Inc., 10851 Scarsdale Boulevard, Suite 800, Houston, Texas. Rent is approximately $4,500 per month. We believe these offices will be sufficient for at least the next twelve months.


We also enter into Property Lease Contracts with each retail branch. The leases automatically terminate upon the cessation of the retail branch managers relationship with Amstar. Most of the leases are terminable by Amstar on short notice. A list of our retail branches has been filed as an exhibit to this registration statement.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


On July 6, 2004 we incorporated Amstar International, Inc. in Nevada. On August 10, 2004, Mr. Wayland exchanged all of the outstanding stock of Amstar Mortgage Corporation for 12,500,000 shares of Amstar International, Inc., effectively making Amstar Mortgage Corporation a wholly owned subsidiary of the Company.

In June 2004, we agreed to issue 100,000 shares of restricted common stock to Charles Barkley, our securities counsel, to partially defray the costs of attorney's fees.


We also agreed to issue 200,000 shares to Donald R. ("Pete") Monroe or his designees, for management and financial consulting services. Mr. Monroe has agreed to use his best efforts to render services associated with our attempts to have our common stock traded publicly in the future and to examine our managerial structure and to explore new methods of marketing our services through network marketing . A copy of the Consulting Agreement with Mr. Monroe has been filed as an exhibit to this registration statement. To date, these services have included:

ss. A review of the Company's processing procedures, including web based tools;

ss. A review of the human resource, personnel and organizational policies and recommendations for payroll and personnel software, policies and procedures for affiliated offices;

ss. Developed a marketing strategy (that is not yet in place) to credential additional servicers and servicing offices, including a possible multi level approach to loan origination;

ss. Assist in discussions with title insurance and other third party purveyors to enhance profitability in certain outsourced services such as title insurance and loan closings;

ss.   Establishment of transfer agents and agreement;


ss.   Obtaining CIK codes and coordinating EDGAR services;


ss.   Obtaining CUSIP numbers.

Mr. Monroe has also agreed to perform the following additional services:

ss. Personal appearances at up to four (4) Amstar events, including lectures, seminars and social events;

ss. Discussions with brokers, investment bankers, investment relations persons and other persons regarding Peoplesway and the strategic alliance with Amstar;

ss.   Other consulting services.

We believe these were private placements within the meaning of the rules and regulations under the Securities Act. There were no proceeds from these transfers other than our arbitrary valuations of the future services. We relied upon the exemptions from registration provided by Section 4(2) and Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because the issuances were made to a de minimus number of sophisticated persons, in transactions not involving a public offering. We arbitrarily assigned a value of $1.25 to these shares. These transactions are set forth in detail in this Prospectus under the heading "Organization Within the Last Five Years."

On August 16, 2004, we offered 200,000 shares of our common stock to accredited investors only at a price of $1.00 per share under Rule 506 of Regulation D. Our CFO, William R. Wayland, Jr., purchased 50,000 shares in the private placement. Mr. Wayland is an affiliate of the Company and may not resell these shares except in compliance with Rule 144 or pursuant to a valid registration statement.

We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. These shares were issued based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) there were only four offerees, (3) the offerees have agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that they will not resell the stock unless its shares are registered or an exemption from registration is available;
(4) the offerees were sophisticated investors; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; (7) there was no cash consideration paid: (8) all of the offerees are directors, employees or consultants to the company or family members of the Company's CEO.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

Our Common Stock is not currently quoted or traded on any exchange. We plan to eventually seek listing on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. If we are unable to obtain a market maker, we expect our securities to trade over the counter on the Pink Sheets after the conclusion of this offering. From that point, the securities will trade at market prices.

There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

Holders There are 6 record holders of our Common Stock as of the date of this prospectus.

Dividends.

We have not declared any cash dividends with respect to our Common Stock and we do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Penny Stock Characterization

Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. These will impose restrictions on the marketability of the common stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with concomitant adverse affects on the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.



Agreements to Register.

There are no agreements to register any shares except as set forth in this registration statement.

Shares Eligible for Future Sale.

Upon effectiveness of this registration statement, the 499,950 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resale of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

Future sales of stock owned by our affiliates may be permitted according to Rule
144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

EXECUTIVE COMPENSATION

No compensation in excess of $50,000 was awarded to, earned by, or paid to any executive officer of Amstar during the years 2004 and 2003, except as described below.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Howard Wayland, Jr. and William R. Wayland, Jr., Amstar' chief executive officer and chief financial officer since inception.

Summary Compensation Table


                                              Annual Compensation                        Long Term Compensation

      Name and           Year      Salary       Bonus               Other          Restricted     Securities   LTIP    Other
     Principal                      ($)          ($)               Annual        Stock Award(s)   Underlying  Payouts   ($)
      Position                                                  Compensation          ($)        Options (#)    ($)
                                                                     ($)
Howard
Wayland, Jr.,            2004     132,652         0                   0                0              0          0       0
President
Howard
Wayland, Jr.,            2003      18,520         0                24,000              0              0          0       0
President


Summary Compensation Table


                                              Annual Compensation                   Long Term Compensation

      Name and           Year      Salary       Bonus               Other          Restricted     Securities   LTIP    Other
     Principal                      ($)          ($)               Annual        Stock Award(s)   Underlying  Payouts   ($)
      Position                                                  Compensation          ($)        Options (#)    ($)
                                                                     ($)
William R
Wayland, Jr.,              2004     44,188       (4)                  0                0             0          0     150,000(1)
Chief Financial
Officer
William R
Wayland, Jr.,              2003     1,652        (4)                  0                0             0          0         0
Chief Financial
Officer
Dan Canessa,                 ,
Senior VP                  2004,    57,651     (2)(4)                (1)               0             0          0         0
Mortgage Banking             ,
Dan Canessa,
Senior VP                  2003       0           0                   0                0             0          0         0
Mortgage Banking
Robert Carter
Senior VP                  2004    186,440     (3)(4)                (2)               0             0          0         0
Retail
Branches
Robert Carter,
Senior VP                  2003     29,907        0                   0                0             0          0         0
Retail
Branches

(1) Represents estimated amounts expected to be paid to Mr. Wayland's law firm for legal services during the twelve month period.

(2)   Mr. Canessa is paid 0.25% of mortgage banking volume as an annual bonus.

(3) Mr. Carter is paid 10% of the amounts collected for affiliated branch recruitment and a 5% override on other recruited branches as an annual bonus.

(4) As determined by the Board of Directors, although no sum has yet been established.

Compensation of Directors

The Company plans to compensate each of its Board of Directors but has not established any policy or amount. Board members typically meet on a monthly basis. We have no standard arrangements under which we will compensate our directors for their services provided to us.

Employment Agreements

The Company has employment agreements which have been filed as an exhibit to this registration statement for a more complete review. All material aspects of the agreements are summarized here.

Howard Wayland, Jr., Chairman, CEO & President. The employment agreement with Mr. Wayland is three (3) years, commencing on July 1, 2004. The Agreement promises a salary at the rate of $200,000 per annum, three weeks vacation, a director's fee equal to that paid other directors, a $1,000,000, 15-year term life insurance policy and bonuses to be determined by the Board. The Agreement may be terminated upon thirty days notice and carries a two year covenant not to compete.

Robert Burke Carter, Senior Vice President - Affiliated Branches, Director. The employment agreement with Mr. Carter is for an unspecified term and is terminable upon 14 days prior notice. Under its terms, Mr. Carter is paid a salary of $3,000 per month plus a 10% commission on "branches" that are recruited directly by Robert Carter; a 5% commission on "branches" recruited by others; and a 10% commission on any additional fees earned by the Company. The commissions are payable so long as the branch makes its payments to the Company. Mr. Carter is provided with full health benefits. The Agreement carries an 18 month covenant not to compete.

Dan Canessa, Senior Vice President, Director. The employment agreement with Mr. Canessa is for an unspecified term and is terminable upon 14 days prior notice. Mr. Canessa is compensated under a commission arrangement, ranging from one quarter of one percent for loans under for quarters in which loan volume is less than $4,000,000 and an additional one quarter of one percent for amounts exceeding $4,000,000.

Each branch manager also signs an Employment Agreement which establishes an Employment at will relationship. Either party may terminate without cause upon thirty days prior notice. The Agreement sets forth the authority of the branch manager to bind the company, prohibits certain deceptive or illegal practices, and establishes the compensation rates to the branch manager. Currently there are three compensation options to the branch managers - flex fee, fixed monthly or fixed fee.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Greg Lamb, Certified Public Accountant, audited our financial statements. We have had no changes in or disagreements with our accountants.


                                 Greg Lamb, CPA
                                  2501 Millikin
                               Arlington, TX 76012

             Report of Independent Registered Public Accounting Firm

The Stockholder and Board of Directors
Amstar International, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Amstar International, Inc. ("the Company") as of September 30, 2003 and September 30, 2004 and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended September 30, 2003 and September 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amstar International, Inc. as of September 30, 2003, and September 30, 2004, the results of its consolidated operations and its consolidated cash flows for the years ended September 30, 2003 and September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.


                                        Greg Lamb, CPA
                                        December 8, 2004
                                        Except as items restated
                                        In Footnote #16
                                        April 12, 2005

                           AMSTAR INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2004

                                                                                               9/30/2004
      ASSETS                                                                  9/30/2003       (Restated)
                                                                            -----------      -----------
      CURRENT ASSETS:
              Cash                                                          $   240,337      $ 1,274,553
              Restricted Cash                                                     8,645               50
              Mortgage Loans Held for Sale                                            0           87,000
              Accounts Receivable                                                71,672          226,446
                                                                            -----------      -----------
                                       Total Current Assets                     320,654        1,588,049
                                                                            -----------      -----------

      FIXED ASSETS
              Residential Real Estate                                           317,318          317,318
              Furniture, Fixtures & Office Equipment                             63,087          248,339
              Automobiles                                                        31,320           75,631
              Leasehold Improvements                                             21,914           66,043
                                                                            -----------      -----------
                                                                                433,639          707,331
                                                                            -----------      -----------
              Less Accumulated Depreciation and Amortization                    (22,105)        (105,574)
                                                                            -----------      -----------

                                       Total Fixed Assets                       411,534          601,757
                                                                            -----------      -----------

      OTHER ASSETS                                                                4,750            6,800
                                                                            -----------      -----------

              TOTAL ASSETS                                                  $   736,938      $ 2,196,606
                                                                            ===========      ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY

      CURRENT LIABILITIES:
              Accounts Payable                                              $    14,825      $   132,963
              Accrued Liabilitites                                              182,594        1,242,599
              Escrow Funds                                                        8,645               50
              Warehouse Line of Credit                                                0           87,000
              Current Portion of Long-term Debt                                  17,970           53,375
                                                                            -----------      -----------
                                       Total Current Liabilities                224,034        1,515,987
                                                                            -----------      -----------

      NON-CURRENT LIABILITIES
              Deferred Tax Liability                                              2,275            2,772
              Long-term Debt, net of current portion                            229,048          302,831
                                                                            -----------      -----------

              TOTAL LIABILITIES                                                 455,357        1,821,590
                                                                            -----------      -----------

      STOCKHOLDERS' EQUITY:
              Non-voting preferred stock $.001 par value, 5,000,000
                Shares authorized, no shares are issued or outstanding               --               --
                Common stock @ $.001 par value, 50,000,000 shares
                authorized, 12,500,000 and 13,500,000 shares issued
                and outstanding, respectively                                    12,500           13,500
              Paid-in-Capital                                                   225,903          448,903
              Stock Subscription Receivable                                           0         (150,000)
              Retained Earnings                                                  43,178           62,613
                                                                            -----------      -----------
                                       Total Stockholders' Equity               281,581          375,016
                                                                            -----------      -----------

              TOTAL LIABILITES & STOCKHOLDERS' EQUITY                       $   736,938      $ 2,196,606
                                                                            ===========      ===========

  The accompanying footnotes are an integral part of these financial statement.

                           AMSTAR INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEARS ENDED SEPTEMBER 30, 2003
                             AND SEPTEMBER 30, 2004

                                                                   9/30/2004
                                                 9/30/2003         (Restated)
                                                ------------      ------------
GROSS REVENUE
        Mortgage Loan Origination Revenue       $  2,270,598      $ 10,884,163
        Loan Premium Revenue                       3,469,858        13,682,176
        Other Loan Revenue                           655,596         2,997,576
                                                ------------      ------------
        TOTAL GROSS REVENUE                        6,396,052        27,563,915

ORIGINATION EXPENSES
        Appraisal Expense                             24,212           360,605
        Credit Report Expense                         18,697           282,759
        Contract Labor expense                       145,556         1,862,660
        Loan Processinig Expense                      36,670           602,731
                                                ------------      ------------
                                                     225,135         3,108,755

        GROSS PROFIT                               6,170,917        24,455,160
                                                ------------      ------------

GENERAL AND ADMINISTRATIVE EXPENSES
        Employee Compensation & Benefits           2,656,773         9,662,938
        General and Administrative Expenses        3,472,712        14,741,742
                                                ------------      ------------

        OPERATING INCOME                              41,432            50,480

OTHER INCOME & EXPENSES
        Other Income                                  10,510            17,252
        Interest Expense                              (1,751)          (29,467)
                                                ------------      ------------

        INCOME BEFORE INCOME TAXES                    50,191            38,265

INCOME TAX (EXPENSE)                                  (7,013)          (18,830)
                                                ------------      ------------

        NET INCOME                              $     43,178      $     19,435
                                                ============      ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                         13,500,000        13,500,000
                                                ============      ============

NET INCOME PER SHARE                            $       0.00      $       0.00
                                                ============      ============

   The accompanying notes are an integral part of these financial statements.

                           AMSTAR INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE YEARS ENDED SEPTEMBER 30, 2003
                             AND SEPTEMBER 30, 2004

                                                                                                9/30/2004
                                                                                9/30/2003      (Restated)
                                                                              -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                    $    43,178      $    19,435
Adjustments to Reconcile Net Income to Net Cash from Operating Activities
     Depreciation                                                                  22,105           83,469
Changes in Operating Assets and Liabilities:
     Accounts Receivable                                                          (71,672)        (154,774)
     Mortgage Loans Held for Sale                                                 (87,000)
     Accounts Payable                                                              14,825           96,193
     Accrued Liabilities                                                          191,239        1,051,410
     Increase in Deferred Tax Liability                                             2,275              497
     Other Assets                                                                  (2,050)          (2,050)
                                                                              -----------      -----------
Net cash applied to operating activities                                          199,900        1,007,180
                                                                              -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     (Increase) in Fixed Assets                                                   (91,321)        (273,692)
     Decrease in Real Estate                                                      302,682                0
     (Decrease) Increase in Notes Payable                                        (184,422)         131,133
                                                                                               -----------
                                                                                               -----------
     Net Cash Provided by Investing Activities                                     26,939         (142,559)
                                                                              -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Paid-in-Capital (Net of Draws)                                               (58,509)          50,000
     Stock Issued in Exchange for Professional Services Rendered                        0           24,000
     Warehouse Line of Credit                                                           0           87,000
                                                                              -----------      -----------
                                                                                  (58,509)         161,000
                                                                              -----------      -----------

NET INCREASE IN CASH                                                              168,330        1,025,621

CASH BALANCE, BEGINNING OF YEAR                                                    80,652          248,982
                                                                              -----------      -----------

CASH BALANCE, END OF YEAR                                                     $   248,982      $ 1,274,603
                                                                              ===========      ===========

 The accompanying footnotes are an integral part of these financial statements.

                           AMSTAR INTERNATIONAL, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE YEARS ENDED SEPTEMBER 30, 2003 AND
                               SEPTEMBER 30, 2004

                                                                                 Stock
                                                       Number of                 Paid-In      Subscription  Retained
                                                        Shares      Amount       Capital      Receivable    Earnings      Total
BALANCE, SEPTEMBER 30, 2002                                   --   $       --   $       --    $       --    $       --   $       --
Issuance of Common Stock for:
 Cash                                                      3,600            4      108,348            --            --      108,352
 Residential Real Estate                                   6,400            6      170,872            --            --      170,878
 Net Income                                               43,178       43,178
 Capital Withdrawal                                           --           --      (40,827)           --            --      (40,827)
BALANCE, SEPTEMBER 30, 2003, as previously stated         10,000           10      238,393            --        43,178      281,581
 Formation of Amstar International, Inc.              12,490,000       12,490      (12,490)           --            --           --
BALANCE, SEPTEMBER 30, 2003                           12,500,000       12,500      225,903            --        43,178      281,581
Shares issued for services (Legal & Consulting)          300,000          300        8,700            --            --        9,000
Shares issued for services (Strategic Alliance)          500,000          500       14,500            --            --       15,000
Sale of shares                                            50,000           50       49,950            --            --       50,000
 Common Stock Subscribed                                 150,000          150      149,850      (150,000)           --           --
 Net Income                                                   --           --           --            --        19,435       19,435
                                                      ----------   ----------   ----------    ----------    ----------   ----------
BALANCE, SEPTEMBER 30, 2004 (Restated)                13,500,000   $   13,500   $  448,903    $ (150,000)   $   62,613   $  375,016
                                                      ==========   ==========   ==========    ==========    ==========   ==========

The accompanying notes are an integral part of these financial statements.

                           Amstar International, Inc.
                 Notes to the Consolidated Financial Statements

                    September 30, 2003 and September 30, 2004

1.    Significant Accounting Policies

      Business & Organization - IOn July of6, 2004, Amstar International, Inc., (the "Parent Company") a Nevada corporation the ("Parent Company") was formed as the parent of Amstar Mortgage Corporation (the "Subsidiary Company") for the purpose of re-domiciling to the state of Nevada. The company's principal asset and holding is as its principal asset an investment in Amstar Mortgage Corporation the "Company". Amstar International, Inc., tThe Parent Company is a holding company primarily engaged in raising capital and is in the process of a SB-2 registration with the Security and Exchange Commission to become a publicly traded company.proceeding with a business plan of growth. The Parent Company'sAmstar International, Inc's only assets are an investment in Amstar Mortgage Corporationthe Subsidiary Company and a a checkingsmall bank account balance of $1,339 as of September 30, 2004. with a balance of $___________. Amstar International, Inc.The Parent Company has no business operations and is used strictly as a holding company executing a business plan of aggressive growth.

      It should be noted, in the presentation of all of comparative financial statements as of and September 30, 2003, the Subsidiary Company was the only entity reporting. As of September 30, 2004, the comparative financial statements are consolidated and the following stock transactions have occurred:

      July 12, 2004, Articles of Amendment were filed with the office of the Secretary of State of Texas, which reduced the Subsidiary Company's outstanding shares from 10,000 to 100 total shares.

      The Subsidiary Company immediately reissued all 100 shares to Howard Wayland Jr., the original sole shareholder of the Subsidiary Company.

      On August 9, 2004, Mr. Wayland endorsed all 100 shares of the Subsidiary Company to the Parent Company in exchange for 12,500,000 common shares of the Parent company.

      The Parent Company has since issued the following shares of its common stock:

      Date of
      Issuance or
      Consideration                                   No. of            Recorded
      Commitment           Name                       Shares              Value       Received
      ----------           ----                       ------              -----       --------
      June 2004            Charles Barkley            300,000 (2)        $ 9,000      Services Rendered
                           and D.R. Monroe
                           Peoplesway.com, Inc.       500,000 (3)         15,000      Services Rendered
      August 16, 2004
                           William R. Wayland          50,000             50,000      Cash
      August 16, 2004      Q4i, Inc.                  150,000 (1)        150,000      Cash
                                                    1,000,000           $224,000

(1)   Subscribed on August 16, 2004. Subscription was paid on November 30, 2004.

(2) On June 2, 2004, the Parent Company and Charles Barkley and D.R. Monroe entered into an agreement whereby Barkley and Monroe received 300,000 shares of common stock valued at $9,000 which represent the Parent Company's book value of the stock issued ($0.03 per share) along with a $15,000 retainer plus monthly payments of $5,000 for six (6) months, beginning July 1, 2004. The combined value approximates the fair value of the services to be rendered. The $9,000 stock value was recognized as expenses when the agreement was executed, while the retainer and monthly payments were charged against operations when paid. The 300,000 shares of common stock have been treated as outstanding as of June 2, 2004, even though they were not issued until January 2005.

(3) On June 9, 2004, the Parent Company and Peolplesway.com, Inc. ("Peoplesway") entered into a strategic business alliance (see Note #15) agreement whereby Peoplesway received 500,000 shares of common stock valued at $15,000 which represent the Parent Company's book value of the stock issued ($0.03 per share). This value approximates the fair value of the services to be rendered. The $15,000 stock value was recognized as expenses when the agreement was executed. . The 500,000 shares of common stock have been treated as outstanding as of June 7, 2004, even though they were not issued until April 2005.

The Subsidiary Company Amstar Mortgage Corporation is a MMortgage bBanking, and mortgage loan origination and brokerageBrokering operation doing business in 24 states. The Subsidiary Company is a HUD Title II Loan Correspondent principally engaged in the origination of residential mortgage loans. All of these loans originated are sold to financial institutions on the secondary market. The Company does not service any loans or participate in HUD multifamily housing programs. The Subsidiary Company was incorporated on October 10, 2002 under the laws of the state of Texas. All obligations, loans and leases are in the name of the Subsidiary Company.Amstar Mortgage Corporation.

The business model of the Subsidiary Company is based upon a profit-based retailaffiliated branch model. Each affiliate branch office is staffed by Amstar employees primarily engaged in marketing and acceptance of mortgage loan applications from the general public. Each affiliatbranch office is networked to the Subsidiary Company's headquarters which provides loan warehouse arrangements, administrative support such as personnel, human resource, bookkeeping and similar services, quality control, lender contract negotiations and development.

The Subsidiary Company operates in accordance with guidelines of HUD circular letter 00-15, which provides affiliated branch managers and other employees can share in the Subsidiary Company's profitability through incentive-based commissions. The affiliated branch is not a separate entity. The Subsidiary Company remains liable for the operating expenses of eachaffiliated branch. The affiliated branch generates revenue and the affiliatedbranch pays affiliatea charge for the home office overhead expenses ("branch fee"), employee's payroll, salaries and expenses then pays the affiliatedbranch manager based on the remaining affiliated branch revenues.

Affiliated Retail branch fees vary from state to state due to differing regulatory climates and costs. These fees are charged against branch revenues. Therefore, the affiliated branch compensation program is best suited for experienced mortgage professionals.

The Subsidiary Company has developed and will continue to develop various commission-based compensation programs to attract experienced mortgage loan professionals. These programs include:

      a) Fixed Monthly Program - designed for branch managers that generate a considerable and stable number of viable loan applications per month. Monthly fixed fees are charged against branch revenues to calculate earned commissions of the branch manager, and can vary from state to state.

      b) Fixed Fee Program - designed for branch managers that generate a nominal number of viable loan applications per month. Monthly charges to calculate the earned commissions of the branch manager can range from $400 to $700 per funded loan.

      c) Flex Fee Program - designed for those branch managers that generate a nominal number of small balance (low revenue) viable loan applications per month. Monthly charges against revenues in calculating the earned commissions of the branch manager equal the sum of 10% of gross loan proceeds plus $200-$500, depending upon the state in which the branch operates.

Because states such as California and North Carolina have more complex regulatory schemes, the charges against branch commissions are generally higher in those states. Additionally, other states will have a higher cost associated with the branch commissions. The ones that are currently being licensed are Illinois and New York.

Basis of Presentation - The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. The Company's accountings policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The Subsidiary Company maintains its financial records on the accrual method of accounting.

Use of Estimates -The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant of the Subsidiary Company's estimates is the determination of accrued expenses for the affiliated branch offices. The estimates calculating affiliated branch offices' accrued expenses used in the preparation of these financial statements are considered reasonable and any subsequent differences are corrected in the following month.

Cash and Cash Equivalents -The Company considers all highly liquid investments with maturities of three months or less on the date of purchase, to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Property & Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Expenditures, which extend the physical or economic life of the assets, are capitalized and depreciated. Depreciation is provided using the straight-line method over the estimated useful lives, a five-year period for automobiles and equipment and real property over 27 1/2 years. Leasehold improvements are amortized over the life of the lease agreements. The depreciation expense for the fiscal year ended September 30, 2003 and the fiscal year ended September 30, 2004 were $22,105 and $83,469, respectively.

Impairment of Long-lived Assets - The Subsidiary Company routinely evaluates the carrying value of its long-lived assets. The Subsidiary Company would record an impairment loss when events or circumstances indicate that a long-lived asset's carrying value may not be recovered. These events may include changes in the manner in which we intend to use an asset or decisions to sell an asset. To date, the Subsidiary Company has not recognized any impairment charges.

Revenue Recognition - According to generally accepted accounting principles the Subsidiary Company recognizes income as it is earned and expenses as they are incurred on an accrual method of accounting. Specifically, revenue is recognized as loans are closed from three types of revenue an origination fee for services, premiums earned for loans sold and loan fees such as a processing fee.

The Subsidiary Company's affiliated branch manager's compensation plan depends on the type of affilbranch arrangement in place with the particular affiliated branch manager. Three types of affiliatedbranch manager agreements are available, the first arrangement the affiliatebranch transfers from $1,995 to $2,995 monthly depending on what state an affiliated branch is located. The second arrangement the affiliated branch transfers $400 for every loan closed to Corporate Headquarters and the balance of the gross revenue less any unpaid third party fees, such as appraisers are forwarded back the branch bank account. According to the third arrangement the affiliated branch transfers 10% of the gross total of origination, premium on loans sold and other loan fees to the corporate headquarters and the branch retains the balance.

The Subsidiary Company maintains retail branch bank accounts separately and the Subsidiary Company maintains control over all bank accounts. Currently approximately 90% of the Subsidiary Company's revenue comes from these retail branch operations and 10% from the corporate office operations. However, as the Subsidiary Company has moved into mortgage banking and the premiums earned on loans closed through the corporate office operations are estimated to increase revenue significantly.

Accounting Policy for Loans Held for Sale -The revenues recognized are origination income, premium on loans sold and other fee income such as loan processing fees. When an individual pre-sold loan is closed, the Subsidiary Company records the revenue. For loans that are sold in bulk, the Subsidiary Company has the following accounting policy:

1. If the bulk loan commitment is sold at an agreed upon price, the Subsidiary Company records the revenue and a receivable.

2. While bulk loans are being originated and held for Sale they recorded at cost.

3. Some loans could be held for sale that could not be sold at that time due to a deficiency or repurchased, for example because a loan did not meet certain bulk package guidelines. In this case loans are held at lower of cost or at the appraised value less estimated costs of disposition. Loan loss reserves would be established as they are identified and this group would be reviewed at least quarterly to determine if any additional loan loss reserve should be established. Currently there are no loans in this category.

All loans held for sale are recorded at lower of cost or market value. Market value indications are obtained by the Senior Vice President of Mortgage Banking from secondary market offers.

Direct Origination Expenses - Are Appraisal Expense, Contract labor, Credit reports and processing fees. The Subsidiary Company recognizes these direct origination expenses as they are incurred in accordance with generally accepted accounting principles because they sell the servicing when they sell the loans and all loans are sold within a typical 30 to 60 day period, according to SFAS 91.

Income Taxes - The Subsidiary Company uses the liability method in accounting for income taxes. Under this method, deferred tax liabilities or assets are determined based on differences between the income tax basis and the financial reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Paid-In Capital - The original shareholder of the Subsidiary Company contributed cash and real property according to the following schedule:

      Single Family Residence           Date         Historic         Mortgage            Net
      Rental property contributed:   Contributed       Cost            Assumed       Contribution
      --------------------------------------------------------------------------------------------
      Arkansas                          10/02       $  46,052          $  36,369        $   9,683
      Tennessee                         10/02         181,766            150,899           30,867
      Houston                           10/02         285,000            244,173           40,827
      Houston (conveyed)                (12/02)       285,000)          (244,173)         (40,827)
      Texas                             10/02          89,500                 --           89,500
                                                    ---------          ---------        ---------
      Total Real Property Contributed                 317,318            187,268          130,050
      Cash Contributed                  11/02         108,352                 --          108,352
                                                    ---------          ---------        ---------
                 Total Contributed                  $ 425,670          $ 187,268        $ 238,402
                                                    =========          =========        =========

Recent Accounting Pronouncements -

In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of SFAS 5, Accounting for Contingencies, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The disclosure provisions of FIN 45 are effective for financial statements of periods that end after December 15, 2002. However, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The Parent Company has adopted the disclosure requirements of FIN 45, but in as much the Parent Company does not provide loan commitment guarantees or any other financial guarantees, there is no information to disclose.

In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation--Transition and Disclosure. SFAS 148 amends SFAS 123 to provide alternative methods of transition to the SFAS 123 fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 requires disclosure of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. As permitted under SFAS 148, the Parent Company adopted the disclosure only provisions of that accounting standard in the third quarter of fiscal year 2003.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights, or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate, or other property. A variable interest entity may be essentially passive or it may engage in research and development or other activities on behalf of another company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after December 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. As of August 31, 2003, the Parent Company does not have any entities that require disclosure or consolidation as a result of adopting the provisions of FIN 46.

In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). It is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement is not expected to have a significant impact on our financial statements.

2.    Restricted Cash

      Restricted Cash consists of customer deposits escrowed in the retail branch account(s). The money is refundable to the customer upon demand.

3. Accounts Receivable Accounts Receivable consists of the loan closing fees and mortgage banking fees due to the Subsidiary Company. As the closing fees are primarily paid from funds collected by and disbursed by a title company at closing, no provision for any uncollectible amounts exists. Similarly, the mortgage banking fees receivable, paid by third-party lenders, are not reserved.

4.    Income Taxes

The provision for income tax expense for fiscal year-end September 30, 2004 consisted of the following:

            Current tax expense:
                  Federal                                       $17,630
                  State                                           1,200

                  Total current                                 $18,830

            Deferred tax expense:
                  Federal                                       $ 2,772
                  State                                              --

                  Total deferred                                $ 2,772

                  Total income tax expense                      $21,602

The components of the provision for deferred income taxes, at September 30, 2004 were as follows:

Applicable to:

Differences between revenues and expenses recognized for
federal income tax and financial reporting purposes             $    --

Difference in method of computing depreciation for tax
and financial reporting purpose                                   2,772
                                                                -------
                                                                $ 2,772

5.    Related Party Transactions

      In October of 2002 the Company's shareholder contributed real and personal property to the Company with a cost basis of $238,402. No other significant related party transactions have occurred. The Company Chairman's personal residence was originally included in Real Estate Owned. This was excluded on the HUD Net Worth Requirement as an Unacceptable Asset. During the same fiscal year it was transferred from the Company to the Chairman and removed from the general ledger with the following reversing journal entry:

            Dr,  Note payable                              244,173
            Cr.  Real Estate held                         <285,000>
            Dr.  Paid-in-Capital                            40,827

      The Company uses the cost value method of accounting for real estate. The Texas property is rented to a related party (M. Wayland son of Howard Wayland at below market rates. Rental income from this property is $3,000 the year ending September 30, 2004.

6.    Accrued Liabilities

      Accrued Liabilities at the respective fiscal year ends consists primarily of amounts due to retail branch managers and third parties for retail branch operations.

7.    Notes Payable

      Real estate notes payable are secured by two single-family residences. The Tennessee real estate note payable is in the name of Howard Wayland, Jr. and his spouse. Mr. Wayland was a 100% owner of the Subsidiary Company until the stock transactions listed in footnote #1 and #13. Mr. Wayland is currently 92.6% owner of the Parent Company. This real estate is all rental property. Long-term debt at September 30, 2003 and September 30, 2004 is summarized as follows:

                                                                            September 30, 2003      September 30, 2004
      Tennessee property - Note payable to a financial institution,
      Payable in monthly principal and interest payments of $1,160
      At 7.75% interest amortized over 30 years                                   $155,512               $155,984

      Arkansas property - Note payable to a financial institution,
      Payable in monthly principal and interest payments of $379
      At 11.6% interest amortized over 30 years                                     36,010                 35,204
      Other notes payable are comprised of equipment
      notes payable and auto notes payable                                        $ 55,496               $165,018

      The aggregate principal payments on long-term debt subsequent to September 30, 2004 are as follows:

                        2005                                  $ 53,375
                        2006                                    42,749
                        2007                                    23,582
                        2008                                    12,840
                        Thereafter                             223,660
                        Total                                 $356,206

8.    Lease Commitments

      The Subsidiary Company leases office space and equipment for a term of three years beginning August 2003. Other leases commitments, including the retail branch leases, which are executed and guaranteed by the retail branch manager individually and exclusively, are on a month-to-month basis. The following is a summary of future commitments respectively:

                        2005                                 $ 81,270
                        2006                                   83,340
                        2007                                   85,500
                        2008                                       --
                        Thereafter                                 --
                                    Total                    $250,110

      The rent and lease expense for the fiscal year ending September 30, 2003 and September 30, 2004 are $427,514 and $1,026,114 respectively.

9.    Adjusted Net worth Requirement

      The Subsidiary Company is subject to regulatory net worth requirements. An FHA computation of Adjusted Net Worth is required for all loan correspondents. The required amount for the Subsidiary Company is $250,000 and this minimum amount was maintained throughout the audit period.

10.   Significant Concentrations of Credit Risk

      The Subsidiary Company maintains its cash balances in financial institutions located primarily in Houston, Texas. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Subsidiary Company had cash balances over the FDIC insured amount of $39,786 at September 30, 2003 and $960,551 at September 30, 2004.

11.   Subsequent Events

      The Parent Company initiated a private placement memorandum for $200,000.00 in additional capital on August 16, 2004. All the securities offered were sold and the offering was closed within three days of origination. The Parent Company received the first $50,000.00 on September 2, 2004. The last $150,000 from this memorandum was received after September 30, 2004 and is reflected on the September 30, 2004 financial statements as a subscription receivable in the paid in capital section.

12.   Pending Litigation

      The Subsidiary Company will make a one-time payment to 21 current and former employees in response to an investigation initiated by the U.S. Department of Labor ("DOL"). DOL has not alleged or found any repeated or willful violation by the Subsidiary Company. Nevertheless, a one-time payment of approximately $28,000 to employees will be made in the fiscal year 2005 as compromise and settlement in full.

13.   Stock Shares Outstanding

      Effective July 12, 2004, Articles of Amendment were filed with the office of the Secretary of State of Texas, which reduced the Amstar Mortgage Corporation's outstanding shares from 10,000 to 100 total shares, and it's authorized shares from 10,000,000 to 100 shares. The Amstar Mortgage Corporation immediately reissued all 100 shares to Howard Wayland Jr., the original sole shareholder of the Subsidiary Company. On August 9, 2004, Mr. Wayland endorsed all 100 shares of the Amstar Mortgage Corporation to the Parent Company, Amstar International Inc, in exchange for 12,500,000 common shares of the Parent Company. As a consequence, the Company was redomiciled to the State of Nevada. The Parent Company has since issued an additional 500,000 common shares for of total of 13,500,000 shares issued and outstanding. All common Stock transactions for the year ending September 30, 2004 are summarized as follows:

      Shares issued August 16, 2004 to Charles Barkley for legal services 100,000 shares Shares issued August 16, 2004 to Donald R. Monroe for consulting services 200,000 shares Shares issued August 16, 2004 to William Wayland for $50,000 cash 50,000 shares Shares issued August 16, 2004 to Q4I for $150,000 cash 150,000 shares Shares issued April 11, 2005 to Peoplesway for marketing services 500,000 shares

      The shares issued for services were recorded at book values and charged to expense for services as they were completed.

14.   Branch Manager Employment

      Application fees are advances for licenses and background investigations on the branch office and loan officers hired by such. This policy applies only where allowed by state law. The money is advanced by the branch manager to the Subsidiary Company. This money is listed as an accrued liability for the branch and is repaid back to the branch manager out of the retail branch profits after the operation is opened.

15.   Strategic Business Alliance

      On or about June 7, 2004 , the Company entered into a strategic alliance with Peoplesway.com, Inc., ("Peoplesway"), a Nevada Corporation. Peoplesway represents that it maintains a proprietary web site at www.peoplesway.com. The Peoplesway Website offers goods for sale, including, cosmetics, beauty products, and health supplements. Three products may be obtained directly through the Web site, and approximately twenty additional products may be obtained through mail order or by calling a Peoplesway customer service team member. The majority of Peoplesway goods and services are sold through approximately 4,000 independent contractors, many of which have a company maintained and controlled replicated web site. As part of our strategic alliance agreement, Peoplesway will facilitate the Company's mortgage lending services to its independent contractors. Peoplesway will not act as a mortgage broker or originator, nor shall it receive any fee for its services to its contractors. The Company is offering discounted origination fees to the Peoplesway members and customers as consideration for the agreement.

      Subject to compliance with Real Estate Settlement Procedures Act (RESPA) and other applicable laws and regulations, the Peoplesway independent contractors may market the Company's mortgage lending services to unrelated retail customers but may be prohibited from marketing the Company's mortgage lending services for compensation. Even without compensation, the link to the Company's website will be added to the website of each of the approximately 4,000 Peoplesway contractors.

      For the above mentioned services, Peoplesway received 500,000 shares of common stock.

16.   Financial Restatement

      The Company's consolidated financial statements for the year ended September 30, 2004 did not properly reflect the following:

      o Issuance of 300,000 shares of common stock valued at $9,000. The $9,000 value has been expensed as legal fees in the accompanying restated financial statements.

      o Issuance of 500,000 shares of common stock valued at $15,000. The $15,000 value has been expensed as marketing fees in the accompanying restated financial statements.

      o On August 16, 2004, 150,000 shares of common stock were subscribed and subsequent payment was received on November 30, 2004.

      The effect on the financial statement is as follows:

                                              As Originally
                                                Reported         Difference           Restated
      Paid In Capital                         $    275,403      $    159,000       $    434,403
      Stock Subscription Receivable                     --          (159,000)          (159,000)
      Retained Earnings                             86,613           (24,000)            62,613

      General and Administration Expense        14,717,742            24,000         14,741,742

17.   General & Administrative Expenses

      The following represents the components of general and administrative expense for the respective periods presented in the statement of operations:

                       General and Administrative Expenses

                                                        9/30/2004        12/31/2003        12/31/2004
                                       9/30/2003       (Restated)       (Unaudited)      (Unaudited)
                                      -----------      -----------      -----------      -----------
      Equipment Rental                $   102,335      $   415,803      $    69,004      $     3,959
      Insurance                            33,646          214,679           22,714          163,413
      Marketing & Advertising           2,462,463        8,599,586          505,046        5,051,403
      Office Supplies                      38,271          778,941           47,679          349,826
      Postage & Delivery                   56,977          221,091           55,423           62,558
      Professional Fees                    84,307          409,692           21,426          226,305
      Rent                                325,176        1,026,114          142,648          446,063
      Telephone                            95,204          473,775           41,166          250,862
      Utilities                            15,393          133,387           56,974           41,758
      Other                               258,394        2,468,674          796,175        1,314,332

                                      -----------      -----------      -----------      -----------
                           Total      $ 3,472,166      $14,741,742      $ 1,758,254      $ 7,910,480
                                      ===========      ===========      ===========      ===========

                                 Greg Lamb, CPA
                                  2501 Millikin
                               Arlington, TX 76012

             Report of Independent Registered Public Accounting Firm

The Stockholder and Board of Directors
Amstar International, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Amstar International, Inc. ("the Company") as of September 30, 2003 and September 30, 2004 and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended September 30, 2003 and September 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Amstar International, Inc. as of September 30, 2003, and September 30, 2004, the results of its consolidated operations and its consolidated cash flows for the years ended September 30, 2003 and September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.


                                        Greg Lamb, CPA
                                        December 8, 2004
                                        Except as items restated
                                        In Footnote #16
                                        April 12, 2005

                           AMSTAR INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2004
                        AND DECEMBER 31, 2004 (UNAUDITED)

                                                                                 9/30/2004      12/31/2004
                                                                   9/30/2003     (Restated)     (Unaudited)
                                                                  -----------    -----------    -----------
ASSETS

CURRENT ASSETS:
     Cash                                                         $   240,337    $ 1,274,553    $ 1,693,902
     Restricted Cash                                                    8,645             50         28,874
     Mortgage Loans Held for Sale                                          --         87,000      1,322,850
     Accounts Receivable                                               71,672        226,446        226,785
                                                                  -----------    -----------    -----------
                    Total Current Assets                              320,654      1,588,049      3,272,411
                                                                  -----------    -----------    -----------

FIXED ASSETS
     Residential Real Estate                                          317,318        317,318        317,318
     Furniture, Fixtures & Office Equipment                            63,087        248,339        298,222
     Automobiles                                                       31,320         75,631         75,631
     Leasehold Improvements                                            21,914         66,043         66,043
                                                                  -----------    -----------    -----------
                                                                      433,639        707,331        757,214
     Less Accumulated Depreciation and Amortization                   (22,105)      (105,574)      (143,214)
                                                                  -----------    -----------    -----------

                    Total Fixed Assets                                411,534        601,757        614,000
                                                                  -----------    -----------    -----------

OTHER ASSETS                                                            4,750          6,800          6,800
                                                                  -----------    -----------    -----------

     TOTAL ASSETS                                                 $   736,938    $ 2,196,606    $ 3,893,211
                                                                  ===========    ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts Payable                                             $    14,825    $   132,963    $   282,369
     Accrued Liabilitites                                             182,594      1,242,599      1,325,302
     Escrow funds                                                       8,645             50         28,874
     Warehouse Line of Credit                                              --         87,000      1,322,850
     Current Portion of Long-term Debt                                 17,970         53,375         87,684
                                                                  -----------    -----------    -----------
                    Total Current Liabilities                         224,034      1,515,987      3,047,079
                                                                  -----------    -----------    -----------

NON-CURRENT LIABILITIES
     Deferred Tax Liability                                             2,275          2,772          2,772
     Long-term Debt, net of current portion                           229,048        302,831        289,119
                                                                  -----------    -----------    -----------

     TOTAL LIABILITIES                                                455,357      1,821,590      3,338,970
                                                                  -----------    -----------    -----------

STOCKHOLDERS' EQUITY:
     Non-voting preferred stock $.001 par value, 5,000,000
        shares authorized, no shares are issued or outstanding             --             --             --
     Common stock @ $.001 par value, 50,000,000 shares
        authorized, 12,500,000 and 13,500,000 shares issued
        and outstanding, respectively                                  12,500         13,500         13,500
     Paid-in-Capital                                                  225,903        448,903        448,903
     Stock Subscription Receivable                                         --       (150,000)            --
     Retained Earnings                                                 43,178         62,613         91,838
                                                                  -----------    -----------    -----------
                    Total Stockholders' Equity                        281,581        375,016        554,241
                                                                  -----------    -----------    -----------

     TOTAL LIABILITES & STOCKHOLDERS' EQUITY                      $   736,938    $ 2,196,606    $ 3,893,211
                                                                  ===========    ===========    ===========

 The accompanying footnotes are an integral part of these financial statements.

                           AMSTAR INTERNATIONAL, INC.


                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE YEARS ENDED SEPTEMBER 30, 2003, SEPTEMBER 30, 2004
                           AND THE THREE MONTH PERIODS
            ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2004 (UNAUDITED)

                                                               9/30/2004       12/31/2003      12/31/2004
                                              9/30/2003       (Restated)      (Unaudited)     (Unaudited)
                                             ------------    ------------    ------------    ------------
GROSS REVENUE
       Mortgage Loan Origination Revenue     $  2,270,598    $ 10,884,163    $    131,622    $ 10,345,403
       Loan Premium Revenue                     3,469,858      13,682,176       3,196,008       2,916,841
       Other Loan Revenue                         655,596       2,997,576         380,036         247,549
                                             ------------    ------------    ------------    ------------
       TOTAL GROSS REVENUE                      6,396,052      27,563,915      13,509,793
                                                                                                3,707,666
ORIGINATION EXPENSES
       Appraisal Expense                           24,212         360,605          32,606         113,853
       Credit Report Expense                       18,697         282,759          24,880         119,585
       Contract Labor Expense                     145,556       1,862,660         328,189         283,577
       Loan Processing Expense                     36,670         602,731          48,333           5,079
                                             ------------    ------------    ------------    ------------
       TOTAL ORIGINATION EXPENSES                 225,135         522,094       3,108,755         434,008

       GROSS PROFIT                             6,170,917      24,455,160       3,273,658      12,987,699
                                             ------------    ------------    ------------    ------------
GENERAL AND ADMINISTRATIVE EXPENSES
       Employee Compensation & Benefits         2,656,773       9,662,938       1,522,882       5,094,644
       General and Administrative Expenses      3,472,712      14,741,742       1,758,254       7,910,480
                                             ------------    ------------    ------------    ------------

       OPERATING INCOME                            41,432          50,480          (7,478)        (17,425)

OTHER INCOME & EXPENSES
       Other Income                                10,510          17,252          21,121          65,223
       Interest Expense                            (1,751)        (29,467)            924         (18,573)
                                             ------------    ------------    ------------    ------------

       INCOME BEFORE INCOME TAXES                  50,191          38,265          14,567          29,225

INCOME TAX (EXPENSE)                               (7,013)        (18,830)        (10,062)             --
                                             ------------    ------------    ------------    ------------


       NET INCOME                            $     43,178    $     19,435    $      4,505    $     29,225
                                             ============    ============    ============    ============

   WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                   13,500,000      13,500,000      13,500,000      13,500,000
                                             ============    ============    ============    ============

   NET INCOME PER SHARE                      $       0.00    $       0.00    $       0.00    $       0.00
                                             ============    ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 AS OF SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2004
                           AND THE THREE MONTH PERIODS
            ENDED DECEMBER 31, 2003 AND DECEMBER 31, 2004 (UNAUDITED)

                                                                                           9/30/2004      12/31/2003     12/31/2004
                                                                            9/30/2003      (Restated)    (Unaudited)    (Unaudited)
                                                                           -----------    -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                 $    43,178    $    19,435    $     4,505    $    29,225
Adjustments to Reconcile Net Income to Net Cash from Operating Activities
  Depreciation                                                                  22,105         83,469         12,294         37,640
Changes in Operating Assets and Liabilities:
  Accounts Receivable                                                          (71,672)      (154,774)        45,890           (339)
  Mortgage Loans Held for Sale                                                 (87,000)            --     (1,235,850)
  Accounts Payable                                                              14,825         96,193             --        149,406
  Accrued Liabilities                                                          191,239      1,051,410         77,981        111,527
  Increase in Deferred Tax Liability                                             2,275            497             --             --
  Other Assets                                                                  (2,050)        (2,050)            --             --
                                                                           -----------    -----------    -----------    -----------
    Net cash provided/(used) by operating activities                           199,900      1,007,180        140,670       (908,391)
                                                                           -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  (Increase) in Fixed Assets                                                   (91,321)      (273,692)       (33,876)       (49,883)
  Decrease in Real Estate                                                      302,682             --             --             --
  (Decrease) Increase in Notes Payable                                        (184,422)       131,133         30,010         20,597
                                                                                          -----------    -----------    -----------
   Net Cash Provided by Investing Activities                                    26,939       (142,559)        (3,866)       (29,286)
                                                                           -----------    -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Paid-in-Capital (Net of Draws)                                               (58,509)        50,000             --        150,000
  Stock Issued in Exchange for Professional Services Rendered                       --         24,000             --             --
  Warehouse Line of Credit                                                          --         87,000             --      1,235,850
                                                                           -----------    -----------    -----------    -----------
   Net Cash Provided by Financing Activities                                   (58,509)       161,000             --      1,385,850
                                                                           -----------    -----------    -----------    -----------

NET INCREASE IN CASH                                                           168,330      1,025,621        136,804        448,173

CASH BALANCE, BEGINNING OF YEAR                                                 80,652        248,982        248,982      1,274,603
                                                                           -----------    -----------    -----------    -----------

CASH BALANCE, END OF YEAR                                                  $   248,982    $ 1,274,603    $   385,786    $ 1,722,776
                                                                           ===========    ===========    ===========    ===========

 The accompanying footnotes are an integral part of these financial statements.

                           AMSTAR INTERNATIONAL, INC.


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE YEARS ENDED SEPTEMBER 30, 2003,
                     SEPTEMBER 30, 2004 AND THE THREE MONTH
                   PERIOD ENDED DECEMBER 31, 2004 (UNAUDITED)

                                                        Common Stock                       Common Stock
                                                    Number of                  Paid-In     Subscription    Retained
                                                     Shares        Amount      Capital      Receivable     Earnings       Total
                                                    ----------   ----------   ----------    ----------    ----------   ----------
BALANCE, SEPTEMBER 30, 2002                                 --   $       --   $       --    $       --    $       --   $       --
  Issuance of Common Stock for:
       Cash                                              3,600            4      108,348            --            --      108,352
       Residential Real Estate                           6,400            6      170,872            --            --      170,878
   Net Income                                           43,178       43,178
   Capital Withdrawal                                       --           --      (40,827)           --            --      (40,827)
                                                    ----------   ----------   ----------    ----------    ----------   ----------
BALANCE, SEPTEMBER 30, 2003, as previously stated       10,000           10      238,393            --        43,178      281,581

   Formation of Amstar International, Inc.          12,490,000       12,490      (12,490)           --            --           --
                                                    ----------   ----------   ----------    ----------    ----------   ----------
BALANCE, SEPTEMBER 30, 2003                         12,500,000       12,500      225,903            --        43,178      281,581
  Shares issued for services (Legal & Consulting)      300,000          300        8,700            --            --        9,000
  Shares issued for services (Strategic Alliance)      500,000          500       14,500            --            --       15,000
  Sale of shares                                        50,000           50       49,950            --            --       50,000
   Common Stock Subscribed                             150,000          150      149,850      (150,000)           --           --
   Net Income                                               --           --           --            --        19,435       19,435
                                                    ----------   ----------   ----------    ----------    ----------   ----------
BALANCE, SEPTEMBER 30, 2004 (Restated)              13,500,000       13,500      448,903      (150,000)       62,613      375,016
  Subscription Paid                                         --           --           --       150,000            --      150,000
   Net Income (Unaudited)                                   --           --           --            --        29,225       29,225
                                                    ----------   ----------   ----------    ----------    ----------   ----------
BALANCE, DECEMBER 31, 2004 (Unaudited)              13,500,000   $   13,500   $  448,903    $       --    $   91,838   $  554,241
                                                    ==========   ==========   ==========    ==========    ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                           Amstar International, Inc.

                 Notes to the Consolidated Financial Statements
                    September 30, 2003 and September 30, 2004
               (Including Amounts Applicable to Unaudited Periods)

1.    Significant Accounting Policies

      Business & Organization - On July 6, 2004, Amstar International, Inc., (the "Parent Company") a Nevada corporation was formed as the parent of Amstar Mortgage Corporation (the "Subsidiary Company") for the purpose of re-domiciling to the state of Nevada. The Parent Company is a holding company primarily engaged in raising capital and is in the process of a SB-2 registration with the Security and Exchange Commission to become a publicly traded company. The Parent Company's only assets are an investment in the Subsidiary Company and a checking account balance of $1,319 as of December 31, 2004. The Parent Company has no business operations and is used strictly as a holding company executing a business plan of aggressive growth.

      It should be noted, in the presentation of all of comparative financial statements as of and September 30, 2003, the Subsidiary Company was the only entity reporting. As of September 30, 2004, the comparative financial statements are consolidated and the following stock transactions have occurred:

      July 12, 2004, Articles of Amendment were filed with the office of the Secretary of State of Texas, which reduced the Subsidiary Company's outstanding shares from 10,000 to 100 total shares.

      The Subsidiary Company immediately reissued all 100 shares to Howard Wayland Jr., the original sole shareholder of the Subsidiary Company.

      On August 9, 2004, Mr. Wayland endorsed all 100 shares of the Subsidiary Company to the Parent Company in exchange for 12,500,000 common shares of the Parent company.

      The Parent Company has since issued the following shares of its common stock:

      Date of
      Issuance or
      Recorded
      Commitment          Consideration            No. of
      Received            Name                     Shares            Value
      ----------          ----                     ------            -----
      June 2004           Charles Barkley          300,000 (2)     $   9,000
      Services            and D.R. Monroe
      Rendered

      Services            Peoplesway.com, Inc.     500,000 (3)        15,000
      Rendered

      August 16, 2004     William R. Wayland        50,000            50,000
      Cash

      August 16, 2004     Q4i, Inc.                150,000 (1)       150,000
      Cash                                       ---------          --------
                                                 1,000,000          $224,000
                                                 =========          ========

      (1) Subscribed on August 16, 2004. Subscription was paid on November 30, 2004.

      (2) On June 2, 2004, the Parent Company and Charles Barkley and D.R. Monroe entered into an agreement whereby Barkley and Monroe received 300,000 shares of common stock valued at $9,000 which represent the Parent Company's book value of the stock issued ($0.03 per share) along with a $15,000 retainer plus monthly payments of $5,000 for six (6) months, beginning July 1, 2004. The combined value approximates the fair value of the services to be rendered. The $9,000 stock value was recognized as expenses when the agreement was executed, while the retainer and monthly payments were charged against operations when paid. The 300,000 shares of common stock have been treated as outstanding as of June 2, 2004, even though they were not issued until January 2005.

      (3) On June 9, 2004, the Parent Company and Peolplesway.com, Inc. ("Peoplesway") entered into a strategic business alliance (see Note #15) agreement whereby Peoplesway received 500,000 shares of common stock valued at $15,000 which represent the Parent Company's book value of the stock issued ($0.03 per share). This value approximates the fair value of the services to be rendered. The $15,000 stock value was recognized as expenses when the agreement was executed. . The 500,000 shares of common stock have been treated as outstanding as of June 7, 2004, even though they were not issued until April 2005.

      The Subsidiary Company is a Mortgage banking, mortgage loan origination and brokerage operation doing business in 24 states. The Subsidiary Company is a HUD Title II Loan Correspondent principally engaged in the origination of residential mortgage loans. All of these loans originated are sold to financial institutions on the secondary market. The Subsidiary Company was incorporated on October 10, 2002 under the laws of the state of Texas. All obligations, loans and leases are in the name of the Subsidiary Company.

      The business model of the Subsidiary Company is based upon a profit-based retail branch model. Each branch office is staffed by Amstar employees primarily engaged in marketing and acceptance of mortgage loan applications from the general public. Each branch office is networked to the Subsidiary Company's headquarters which provides loan warehouse arrangements, administrative support such as personnel, human resource, bookkeeping and similar services, quality control, lender contract negotiations and development.

      The Subsidiary Company operates in accordance with guidelines of HUD circular letter 00-15, which provides branch managers and other employees can share in the Subsidiary Company's profitability through incentive-based commissions. The branch is not a separate entity. The Subsidiary Company remains liable for the operating expenses of each branch. The branch generates revenue and the branch pays a charge for the home office overhead expenses ("branch fee"), employee's payroll, salaries and expenses, then pays the branch manager based on the remaining branch revenues.

      Retail branch fees vary from state to state due to differing regulatory climates and costs. These fees are charged against branch revenues. Therefore, the branch compensation program is best suited for experienced mortgage professionals.

      The Subsidiary Company has developed and will continue to develop various commission-based compensation programs to attract experienced mortgage loan professionals. These programs include:

      a) Fixed Monthly Program - designed for branch managers that generate a considerable and stable number of viable loan applications per month. Monthly fixed fees are charged against branch revenues to calculate earned commissions of the branch manager, and can vary from state to state.

      b) Fixed Fee Program - designed for branch managers that generate a nominal number of viable loan applications per month. Monthly charges to calculate the earned commissions of the branch manager can range from $400 to $700 per funded loan.

      c) Flex Fee Program - designed for those branch managers that generate a nominal number of small balance (low revenue) viable loan applications per month. Monthly charges against revenues in calculating the earned commissions of the branch manager equal the sum of 10% of gross loan proceeds plus $200-$500, depending upon the state in which the branch operates.

      Because states such as California and North Carolina have more complex regulatory schemes, the charges against branch commissions are generally higher in those states. Additionally, other states will have a higher cost associated with the branch commissions. The ones that are currently being licensed are Illinois and New York.

      Basis of Presentation - The financial statements and notes are representations of the Parent Company's management who is responsible for their integrity and objectivity. The Parent Company's accountings policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The Parent Company maintains its financial records on the accrual method of accounting.

      Use of Estimates -The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant of the Parent Company's estimates is the determination of accrued expenses and accrued income for the branch offices. The estimates calculating branch offices' accrued expenses and accrued income used in the preparation of these financial statements are considered reasonable and any subsequent differences are corrected in the following month.

      Cash and Cash Equivalents -The Parent Company considers all highly liquid investments with maturities of three months or less on the date of purchase, to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

      Property & Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Expenditures, which extend the physical or economic life of the assets, are capitalized and depreciated. Depreciation is provided using the straight-line method over the estimated useful lives, a five-year period for automobiles and equipment and real property over 27 1/2 years. Leasehold improvements are amortized over the life of the lease agreements. The depreciation expense for the fiscal years ended September 30, 2003 and September 30, 2004 and the period ended December 31, 2004 were $22,105, $83,469 and $37,641 respectively.

      Impairment of Long-lived Assets - The Parent Company routinely evaluates the carrying value of its long-lived assets. The Parent Company would record an impairment loss when events or circumstances indicate that a long-lived asset's carrying value may not be recovered. These events may include changes in the manner in which we intend to use an asset or decisions to sell an asset. To date, the Parent Company has not recognized any impairment charges.

      Revenue Recognition - According to generally accepted accounting principles the Parent Company recognizes income as it is earned and expenses as they are incurred on an accrual method of accounting. Specifically, revenue is recognized as loans are closed from three types of revenue, origination, a fee charged to the borrower for services, premiums earned for loans sold, paid by the purchaser and other loan fees such as processing and administration fees typically paid by the borrower.

      The Subsidiary Company's branch manager's compensation plan depends on the type of branch arrangement in place with the particular branch manager. Three types of branch manager agreements are available, the first arrangement the branch transfers from $1,995 to $2,995 monthly depending on what state an branch is located. The second arrangement the branch transfers $400 for every loan closed to Corporate Headquarters and the balance of the gross revenue less any unpaid third party fees, such as appraisers are forwarded back the branch bank account. According to the third arrangement the branch transfers 10% of the gross total of origination, premium on loans sold and other loan fees to the corporate headquarters and the branch retains the balance.

      The Subsidiary Company maintains branch bank accounts separately and the Parent Company maintains control over all bank accounts. Currently approximately 90% of the Parent Company's revenue comes from these branch operations and 10% from the corporate office operations. However, as the Subsidiary Company has moved into mortgage banking and the premiums earned on loans closed through the corporate office operations are estimated to increase revenue significantly.

      Accounting Policy for Loans Held for Sale -The revenues recognized are origination income, premium on loans sold and other fee income such as loan processing fees. When an individual pre-sold loan is closed, the Subsidiary Company records the revenue. For loans that are sold in bulk, the Subsidiary Company has the following accounting policy:

      1. If the bulk loan commitment is sold at an agreed upon price, the Subsidiary Company records the revenue and a receivable.

      2. While bulk loans are being originated and held for Sale they recorded at cost.

      3. Some loans could be held for sale that could not be sold at that time due to a deficiency or repurchased, for example because a loan did not meet certain bulk package guidelines. In this case loans are held at lower of cost or at the appraised value less estimated costs of disposition. Loan loss reserves would be established as they are identified and this group would be reviewed at least quarterly to determine if any additional loan loss reserve should be established. Currently there are no loans in this category.

      All loans held for sale are recorded at lower of cost or market value. Market value indications are obtained from the Mortgage Banking bases upon secondary market offers.

      Direct Origination Expenses - Are Appraisal Expense, Contract labor, Credit reports and processing fees. The Subsidiary Company recognizes these direct origination expenses as they are incurred in accordance with generally accepted accounting principles because they sell the servicing when they sell the loans and all loans are sold within a typical 30 to 60 day period, according to SFAS 91.

      Income Taxes - The Parent Company uses the liability method in accounting for income taxes. Under this method, deferred tax liabilities or assets are determined based on differences between the income tax basis and the financial reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

      Paid-In Capital - The original shareholder of the Subsidiary Company contributed cash and real property according to the following schedule:

            Single Family Residence                    Date            Historic        Mortgage            Net
            Rental property contributed:           Contributed           Cost           Assumed        Contribution
                                                   -----------        -----------     -----------     --------------
            Arkansas                                   10/02          $    46,052     $    36,369     $        9,683
            Tennessee                                  10/02              181,766         150,899             30,867
            Houston                                    10/02              285,000         244,173             40,827
            Houston (conveyed)                        (12/02)            (285,000)       (244,173)           (40,827)
             Texas                                     10/02               89,500               --             89,500
                                                                      -----------     -----------     --------------
            Total Real Property Contributed                               317,318         187,268            130,050
            Cash Contributed                           11/02              108,352               --            108,352
                                                                      -----------     -----------     --------------
                       Total Contributed                              $   425,670     $   187,268     $      238,402
                                                                      ===========     ===========     ==============

      Recent Accounting Pronouncements -

      In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of SFAS 5, Accounting for Contingencies, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The disclosure provisions of FIN 45 are effective for financial statements of periods that end after December 15, 2002. However, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The Parent Company has adopted the disclosure requirements of FIN 45, but in as much the Parent Company does not provide loan commitment guarantees or any other financial guarantees, there is no information to disclose.

      In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation--Transition and Disclosure. SFAS 148 amends SFAS 123 to provide alternative methods of transition to the SFAS 123 fair value method of accounting for stock-based employee compensation. In addition, SFAS 148 requires disclosure of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. As permitted under SFAS 148, the Parent Company adopted the disclosure only provisions of that accounting standard in the third quarter of fiscal year 2003.

      In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either
      (a) does not have equity investors with voting rights, or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate, or other property. A variable interest entity may be essentially passive or it may engage in research and development or other activities on behalf of another company. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after December 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. As of August 31, 2003, the Parent Company does not have any entities that require disclosure or consolidation as a result of adopting the provisions of FIN 46.

      In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). It is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement is not expected to have a significant impact on our financial statements.

2.    Restricted Cash

      Restricted Cash consists of customer deposits escrowed in branch account(s). The money is refundable to the customer upon demand.

3.    Accounts Receivable

      Accounts Receivable consists of the loan closing fees and mortgage banking fees due to the Subsidiary Company. As the closing fees are primarily paid from funds collected by and disbursed by a title company at closing, no provision for any uncollectible amounts exists. Similarly, the mortgage banking fees receivable, paid by third-party lenders, are not reserved.

4.    Income Taxes

      The provision for income tax expense for fiscal year-end September 30, 2004 consisted of the following:

      Current tax expense:
        Federal                                                    $17,630
        State                                                        1,200
                                                                   -------

      Total current                                                $18,830

      Deferred tax expense:
        Federal                                                    $ 2,772
        State                                                           --
                                                                   -------

      Total deferred                                               $ 2,772
                                                                   -------

      Total income tax expense                                     $21,602
                                                                   =======

      The components of the provision for deferred income taxes, at September 30, 2004 were as follows:

      Applicable to:

      Differences between revenues and expenses recognized for
      federal income tax and financial reporting purposes           $   --

      Difference in method of computing depreciation for tax
      and financial reporting purpose                                2,772
                                                                    ------

                                                                    $2,772
                                                                    ======

5.    Related Party Transactions

      In October of 2002 the Subsidiary Company's shareholder contributed real and personal property to the Subsidiary Company with a cost basis of $238,402. No other significant related party transactions have occurred. See Significant Accounting Policies for further discussion of contributed property by shareholder. Further, Chairman's personal residence was originally included in Real Estate Owned. This was excluded on the HUD Net Worth Requirement as an Unacceptable Asset. During the same fiscal year it was removed from the general ledger with the following reversing journal entry:

                      Dr, Note payable                  244,173
                           Cr.  Real Estate held       <285,000>
                      Dr. Paid-in-Capital                40,827

      The Subsidiary Company uses the cost value method. The Parent Company also uses the cost value method.

      The Texas property is rented to a related party (M. Wayland son of Howard Wayland) at below market rates. Rental income from this property is $3,000 the year ending September 30, 2004. Based upon the average monthly rental price of eight comparable homes in the same neighborhood compiled by a licensed real estate broker is $746 a month. The house is currently being rented for $250 per month plus repairs and maintenance estimated at least $100 per month. The annual fair market value associated with the rental of this house is $8,952 per year. We estimate the amount that should have been recorded as consideration to a related party was $4,752. We considered this amount immaterial to the financial statements taken as a whole, however in the future this consideration to a related party will be recorded according to GAAP.

6.    Accrued Liabilities

      Accrued liabilities at the fiscal years end and the period ending December 31, 2004 consists primarily of amounts due to branches and third parties for branch operations.

7.    Notes Payable

      Real estate notes payable are secured by two single-family residences. The Tennessee real estate note payable is in the name of Howard Wayland, Jr. and his spouse. Mr. Wayland was a 100% owner of the

      Subsidiary Company. Mr. Wayland is currently 92.6% owner of the Parent Company. This real estate is all rental property. Long-term debt at September 30, 2004 and December 30, 2004 is summarized as follows:

                                                                                  September 30, 2004      December 31, 2004
                                                                                  ------------------      -----------------
           Tennessee property - Note payable to a financial institution, Payable in monthly principal and interest payments of $1,160
           At 7.75% interest amortized over 30 years.                                   $155,984                $155,563

           Arkansas property - Note payable to a financial institution, Payable in monthly principal and interest payments of $379
           At 11.6% interest amortized over 30 years.                                     35,204                  35,125
           Other notes payable are comprised of equipment
           Notes payable and auto notes payable                                          165,018                  186,142

      The aggregate principal payments on long-term debt subsequent to September 30, 2004 are as follows:

                  2005                        $87,684
                  2006                         58,242
                  2007                         31,020
                  2008                         13,997
                  Thereafter                  185,860
                                             --------
                           Total             $376,803
                                             ========

8.    Lease Commitments

      The Subsidiary Company leases office space and equipment for a term of three years beginning August 2003. Other leases commitments, including the branch leases, which are executed and guaranteed by the branch manager individually and exclusively, are on a month-to-month basis. The following is a summary of future commitments respectively:

                  2005                       $81,270
                  2006                        83,340
                  2007                        85,500
                  2008                            --
                  Thereafter                      --
                                            --------
                      Total                 $250,110
                                            ========

9.    Adjusted Net worth Requirement

      The Subsidiary Company is subject to regulatory net worth requirements. An FHA computation of Adjusted Net Worth is required for all loan correspondents. The required amount for Amstar Mortgage Corporation is $250,000 and this minimum amount was maintained throughout the audit period.

10.   Significant Concentrations of Credit Risk

      The Subsidiary Company maintains its cash balances in financial institutions located primarily in Houston, Texas. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Subsidiary Company had cash balances over the FDIC insured amount of $960,551 at September 30, 2004 and $1,235,608 at December 31, 2004.

11.   Subsequent Events

      The Parent Company initiated a private placement memorandum for $200,000.00 in additional capital on August 16, 2004. All the securities offered were sold and the offering was closed within three days of origination. The Parent Company received the first $50,000.00 on September 2, 2004. The last $150,000.00 from this memorandum was received after September 30, 2004 and is reflected on the December 31, 2004 financial statements as paid in capital.

12.   Pending Litigation

      The Subsidiary Company will make a one-time payment to 21 current and former employees in response to an investigation initiated by the U.S. Department of Labor ("DOL"). DOL has not alleged or found any repeated or willful violation by the Subsidiary Company. Nevertheless, a one-time payment of approximately $28,000 to employees will be made in the fiscal year 2005 as compromise and settlement in full. As of February 1, 2005, this action was settled and paid with the DOL.

13.   Stock Shares Outstanding

      Effective July 12, 2004, Articles of Amendment were filed with the office of the Secretary of State of Texas, which reduced the Company's outstanding shares from 10,000 to 100 total shares. The Company immediately reissued all 100 shares to Howard Wayland Jr., the original sole shareholder of the Company. On August 9, 2004, Mr. Wayland endorsed all 100 shares of the Company to the Parent Company, Amstar International Inc, in exchange for 12,500,000 common shares of the Parent company. As a consequence, the Company was re-domiciled to the State of Nevada. The Parent Company has since issued an additional 1,000,000 common shares for of total of 13,500,000 shares issued and outstanding. All common Stock transactions for the year ending September 30, 2004 are summarized as follows:

          Shares issued August 16, 2004 to Charles Barkley for legal services          100,000 shares
          Shares issued August 16, 2004 to Donald R. Monroe for consulting services    200,000 shares
          Shares issued August 16, 2004 to William Wayland for $50,000 cash             50,000 shares
          Shares issued August 16, 2004 to Q4I for $100,000 for $150,000 cash          150,000 shares
          Shares issued April 11, 2005 to Peoplesway for marketing services            500,000 shares

      The shares issued for services were recorded at book values and charged to expense for services as they were completed.

14.   Branch Manager Employment

      Application fees are advances for licenses and background investigations on the branch office and loan officers hired by such. This policy applies only where allowed by state law. The money is advanced by the branch manager to the Subsidiary Company. This money is listed as an accrued liability for the branch and is repaid back to the branch manager out of branch revenue after the operation is opened.

15.   Strategic Business Alliance

      On or about June 7, 2004, the Company entered into a strategic alliance with Peoplesway.com, Inc., ("Peoplesway"), a Nevada Corporation. Peoplesway represents that it maintains a proprietary web site at www.peoplesway.com. The Peoplesway Website offers goods for sale, including, cosmetics, beauty products, and health supplements. Three products may be obtained directly through the Web site, and approximately twenty additional products may be obtained through mail order or by calling a Peoplesway customer service team member. The majority of Peoplesway goods and services are sold through approximately 4,000 independent contractors, many of which have a company maintained and controlled replicated web site. As part of our strategic alliance agreement, Peoplesway will facilitate the Company's mortgage lending services to its independent contractors. Peoplesway will not act as a mortgage broker or originator, nor shall it receive any fee for its services to its contractors. The Company is offering discounted origination fees to the Peoplesway members and customers as consideration for the agreement.

      Subject to compliance with Real Estate Settlement Procedures Act (RESPA) and other applicable laws and regulations, the Peoplesway independent contractors may market the Company's mortgage lending services to unrelated retail customers but may be prohibited from marketing the Company's mortgage lending services for compensation. Even without compensation, the link to the Company's website will be added to the website of each of the approximately 4,000 Peoplesway contractors.

      For the above mentioned services, Peoplesway received 500,000 shares of common stock.

16.   Financial Restatement

      The Company's consolidated financial statements for the year ended September 30, 2004 did not properly reflect the following:

            o Issuance of 300,000 shares of common stock valued at $9,000. The $9,000 value has been expensed as legal fees in the accompanying restated financial statements.

            o Issuance of 500,000 shares of common stock valued at $15,000. The $15,000 value has been expensed as marketing fees in the accompanying restated financial statements.

            o On August 16, 2004, 150,000 shares of common stock were subscribed and subsequent payment was received on November 30, 2004.

      The effect on the financial statement is as follows:

                                         As Originally
                                           Reported    Difference     Restated
                                           --------    ----------     --------
      Paid In Capital                    $   275,403   $ 159,000    $   434,403
      Stock Subscription Receivable               --    (159,000)      (159,000)
      Retained Earnings                       86,613     (24,000)        62,613

      General and Administration Expense  14,717,742      24,000     14,741,742

17.   General & Administrative Expenses

      The following represents the components of general and administrative expense for the respective periods presented in the statement of operations:

                                                                    General and Administrative Expenses
                                                                    -----------------------------------

                                                                           9/30/2004          12/31/2003         12/31/2004
                                                       9/30/2003           (Restated)         (Unaudited)        (Unaudited)
                                                      ----------          -----------          ----------        ----------
          Equipment Rental                            $  102,335          $   415,803          $   69,004        $    3,959
          Insurance                                       33,646              214,679              22,714           163,413
          Marketing & Advertising                      2,462,463            8,599,586             505,046         5,051,403
          Office Supplies                                 38,271              778,941              47,679           349,826
          Postage & Delivery                              56,977              221,091              55,423            62,558
          Professional Fees                               84,307              409,692              21,426           226,305
          Rent                                           325,176            1,026,114             142,648           446,063
          Telephone                                       95,204              473,775              41,166           250,862
          Utilities                                       15,393              133,387              56,974            41,758
          Other                                          258,394            2,468,674             796,175         1,314,332
                                                      ----------          -----------          ----------        ----------
                          Total                       $3,472,166          $14,741,742          $1,758,254        $7,910,480
                                                      ==========          ===========          ==========        ==========

Until days after the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Table of Contents

Prospectus Summary
Risk Factors

Use of Proceeds
Determination of Offering Price
Dilution
Selling Security Holders
Plan of Distribution
Legal Proceedings
Directors & Executive Officers
Security Ownership
Description of Securities
Interests of Named Experts
SEC's Position on Indemnification
Description of Business
Management's Discussion & Analysis
Description of Property
Certain Relationships and Related Transactions
Market for Common Stock
Executive Compensation
Financial Statements

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Amstar. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Amstar since such date.

                           Amstar International, Inc.
                                 499,950 Shares
                                  Common Stock
                                 $.001 Par Value

PROSPECTUS
____ , 2005


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

INFORMATION NOT REQUIRED TO BE INCLUDED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Amstar International, Inc. shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, including an action involving liability under the Securities Act of 1933, as amended, by reason of the fact that he is or was a director or officer of Amstar International, Inc., or served any other enterprise as director, officer or employee at the request of Amstar International, Inc. The Board of Directors, in its discretion, shall have the power on behalf of Amstar International, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Amstar International, Inc.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by Amstar International, Inc. in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

                                                EXPENSE*
ITEM

      SEC Registration Fee                                      $    79.05
      Blue Sky Fees                                             $    3,300
      Legal Fees and Expenses                                   $   30,000
      Accounting Fees and Expenses                              $   28,000
      Printing                                                  $    5,000
      Miscellaneous                                             $    1,000
      Total*                                                    $67,379.05
      * Estimated Figures

RECENT SALES OF UNREGISTERED SECURITIES

On July 6, 2004 we incorporated Amstar International, Inc. in Nevada. On August 10, 2004, Mr. Wayland exchanged all of the outstanding stock of Amstar Mortgage Corporation for 12,500,000 shares of Amstar International, Inc., effectively making Amstar Mortgage Corporation a wholly owned subsidiary of the Company.

In June, 2004, we agreed to issue 100,000 shares of restricted common stock to Charles Barkley, our securities counsel, to partially defray the costs of attorney's fees.

We also agreed to issue 200,000 shares to Donald R. ("Pete") Monroe or his designees, for consulting services. Mr. Monroe has agreed to use his best efforts to render services associated with our attempts to have our common stock traded publicly in the future and to examine our managerial structure and to explore new methods of marketing our services through network marketing . A copy of the Consulting Agreement with Mr. Monroe has been filed as an exhibit to this registration statement. To date, these services have included:

ss. A review of the Company's processing procedures, including web based tools;

ss. A review of the human resource, personnel and organizational policies and recommendations for payroll and personnel software, policies and procedures for affiliated offices;

ss. Developed a marketing strategy (that is not yet in place) to credential additional servicers and servicing offices, including a possible multi level approach to loan origination

ss. Assist in discussions with title insurance and other third party purveyors to enhance profitability in certain outsourced services such as title insurance and loan closings

ss.   Establishment of transfer agents and agreement;

ss.   Obtaining CIK codes and coordinating EDGAR services;

ss.   Obtaining CUSIP numbers.

Mr. Monroe has also agreed to perform the following additional services:

ss. Personal appearances at up to four (4) Amstar events, including lectures, seminars and social events;

ss. Discussions with brokers, investment bankers, investment relations persons and other persons regarding Peoplesway and the strategic alliance with Amstar;

ss.   Other consulting services.

Also in June 2004, we agreed to issue an additional 500,000 shares to Peopleway for a marketing alliance between Peoplesway and Amstar Mortgage Corporation.

On April 12, 2005, after discussions with the Staff of the Securities & Exchange Commission, the Company's Board of Directors authorized the private offering of 10,000 shares of preferred stock at a price of $100 per share. As of the date of this prospectus, no shares have been offered or sold. Under the terms of the proposed offering the shares will bear a coupon rate of 6% interest per annum. The preferred shares can be converted to common stock by either the Company or the preferred stockholder at any time after the expiration of one year from the date of closing of the private placement. Conversion will be at a rate of 100 shares of common stock for each share of preferred stock. The number of common shares shall then be adjusted to reflect a 15% discount from the lowest bid price of the common shares if there is a market for the common stock. If there is no market for the common stock, then the adjustment will assume a price of $1.10 per share.

We believe these were private placements within the meaning of the rules and regulations under the Securities Act. These shares were issued based on the following facts: (1) the issuances were isolated private transaction which did not involve a public offering; (2) there were only four offerees, all of whom are accredited investors as defined by Regulation D; (3) the offerees received restricted shares, that may not be resold unless the shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors. We relied upon the exemptions from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believe these exemptions were available because there was no general solicitation or public advertising, the issuances were made to a de minimus number of sophisticated persons, all of whom are accredited investors, in transactions not involving a public offering.

EXHIBITS

Exhibit Number    Exhibit Description
--------------    -------------------

3.1               Articles of Incorporation

3.2               Bylaws

4.1               Form of Stock Certificate

4.2               Form of Class A Warrant Certificate

4.3               Form of Class B Warrant Certificate

4.4               Warrant Agreement

5                 Legal Opinion

10.1              Employment Agreement - Howard Wayland, Jr.

10.2              Employment Agreement - Dan Canessa

10.3              Employment Agreement - Robert Carter

10.4              Form of Employment Agreement - Affiliated Branch - Fixed Fee

10.5              Form of Employment Agreement - Affiliated Branch - Fixed
                  Monthly Fee

10.5              Form of Employment Agreement - Affiliated Branch - Flex Fee

10.6              Consulting Agreement with D. R. Monroe

10.7              Strategic Alliance Agreement with Peoplesway.com, Inc.

21.1              List of Subsidiaries

23.1              Consent of Charles Barkley, Attorney (Included in exhibit 5)

23.2              Consent of Greg Lamb, CPA

99.1              Code of Business Ethics

99.2              Withdrawal of Prior Exhibit

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

Include any prospectus required by Section 10(a)(3) of the securities Act of 1933;

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. Include any additional or changed material information on the plan of distribution.

      2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. To file a post-effective amendment to remove from registration any of the securities remaining unsold at the end of the offering.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, Texas on April 15, 2005.

      Amstar International, Inc.


      /s/ Howard Wayland, Jr.
      -----------------------------------------
      By: Howard Wayland, Jr.
      By: Howard Wayland, Jr.
      Title: President & CEO, Director


      Amstar International, Inc.


      /s/ William R. Wayland, Jr.
      -----------------------------------------
      By: William R. Wayland, Jr.
      By: William R. Wayland, Jr.
      Title: Chief Financial Officer, Director,
             rincipal Accounting Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.


      /s/ Howard Wayland, Jr.
      -----------------------------------------
      By: Howard Wayland, Jr.
      Title: Chairman and CEO, Director


      /s/ William R. Wayland, Jr.
      -----------------------------------------
      By: William R. Wayland, Jr.
      By: William R. Wayland, Jr.
      Title: Chief Financial Officer, Director,
             Principal Accounting Officer

Date: April 15, 2005.


71